                                                                     EXHIBIT 4.4

                      HANNAFORD SAVINGS AND INVESTMENT PLAN

          (as amended and restated effective generally January 1, 1998)

                                Table of Contents

                                                                                          Page
                                                                                          ----
ARTICLE I         PURPOSE ................................................................  1

ARTICLE II        DEFINITIONS ............................................................  1

ARTICLE III       PARTICIPATION .......................................................... 15

         3.1      Date of Participation .................................................. 15
         3.2      Participation Requirements ............................................. 15
         3.3      Reemployed Eligible Employee ........................................... 15
         3.4      Change of Employment Status ............................................ 15

ARTICLE IV        CONTRIBUTIONS AND DIRECT TRANSFERS ..................................... 15

         4.1      Employer Contributions ................................................. 15
         4.2      Timing of Employer Contributions ....................................... 16
         4.3      Form of Contributions .................................................. 16
         4.4      Maximum Contributions .................................................. 17
         4.5      Return of Contributions ................................................ 17
         4.6      Nonforfeitable Contributions ........................................... 17
         4.7      Special Rules For Matching Contributions ............................... 17
         4.8      USERRA Make-up Contributions ........................................... 19
         4.9      Rollover Contributions ................................................. 21
         4.10     Direct Transfers ....................................................... 21

ARTICLE V         DEFERRAL ELECTIONS ..................................................... 22

         5.1      Timing and Method ...................................................... 22
         5.2      Amendment or Termination by Participant ................................ 22
         5.3      Limitations on Actual Deferral Percentage .............................. 23
         5.4      Restrictions and Adjustments ........................................... 24

ARTICLE VI        EXCESS DEFERRALS ....................................................... 25

         6.1      Limitation on Elective Contributions ................................... 25
         6.2      Distribution of Excess Deferral ........................................ 25
         6.3      Notice by Participant .................................................. 26

ARTICLE VII       LIMITATION ON ANNUAL ADDITIONS ......................................... 26

         7.1      Limitation For Defined Contribution Plans .............................. 26
         7.2      Limitation For Defined Contribution Plan and Defined Benefit Plan ...... 27

                                                                                          Page
                                                                                          ----
         7.3      Combining and Aggregating Plans ........................................ 29
         7.4      Reduction of Excess Annual Additions ................................... 29
         7.5      Definition of Compensation ............................................. 30
         7.6      Certain Contributions Treated as Annual Additions ...................... 31

ARTICLE VIII      ACCOUNTS AND VALUATION ................................................. 31

         8.1      Participant Accounts ................................................... 31
         8.2      Adjustments ............................................................ 32
         8.3      Allocation of Elective Contributions and Matching Contributions ........ 33
         8.4      Allocation of Discretionary Contributions .............................. 33
         8.5      Eligible Employees Entitled to Share in Discretionary Contributions .... 33
         8.6      Allocation of Rollover Contributions and Asset Transfers ............... 34
         8.7      Reports to Participants ................................................ 34

ARTICLE IX        DISTRIBUTION, LOANS AND WITHDRAWALS .................................... 34

         9.1      Retirement ............................................................. 34
         9.2      Disability ............................................................. 34
         9.3      Termination of Employment .............................................. 34
         9.4      Forfeitures ............................................................ 35
         9.5      Distributions to Participants .......................................... 36
         9.6      Age 70 1/2 In-Service Distributions .................................... 38
         9.7      Minimum Amounts to be Distributed to Participants ...................... 39
         9.8      Distributions to Surviving Spouses and Beneficiaries ................... 39
         9.9      Distribution to Alternate Payee ........................................ 40
         9.10     Distributions to Minors and Incompetent Persons ........................ 41
         9.11     Loans .................................................................. 41
         9.12     Hardship Withdrawals ................................................... 43
         9.13     Form of Distribution ................................................... 45
         9.14     Direct Rollovers ....................................................... 45

ARTICLE X         TOP HEAVY PROVISIONS ................................................... 47

         10.1     Top Heavy Requirements ................................................. 47
         10.2     Minimum Vesting Requirements ........................................... 48
         10.3     Minimum Contribution Requirement ....................................... 48
         10.4     Modified Limitation on Allocations ..................................... 49
         10.5     Present Value Factors .................................................. 49
         10.6     Benefit Accrual ........................................................ 49

ARTICLE XI        TRUST FUND INVESTMENTS ................................................. 50

         11.1     Duties ................................................................. 50
         11.2     Investment Funds ....................................................... 50
         11.3     Company Stock Fund ..................................................... 50

                                                                                          Page
                                                                                          ----
         11.4     Investment of Contributions ............................................ 50
         11.5     Reinvestment of Account ................................................ 51
         11.6     Loan Fund .............................................................. 52
         11.7     Voting Rights .......................................................... 52

ARTICLE XII       FINANCE COMMITTEE ...................................................... 52

         12.1     Duties ................................................................. 52
         12.2     Delegation of Ministerial Duties ....................................... 53
         12.3     Compensation and Reimbursement of Expenses ............................. 53
         12.4     Reliance on Reports .................................................... 53
         12.5     Multiple Signatures .................................................... 53

ARTICLE XIII      ADMINISTRATIVE COMMITTEE ............................................... 53

         13.1     Appointment of Administrative Committee ................................ 53
         13.2     Resignation and Removal ................................................ 54
         13.3     Powers and Duties ...................................................... 54
         13.4     Reporting and Disclosure ............................................... 55
         13.5     Delegation of Ministerial Duties ....................................... 55
         13.6     Payment of Plan Expenses ............................................... 55
         13.7     Compensation and Reimbursement of Expenses ............................. 55
         13.8     Uniformity of Rules and Regulations .................................... 55
         13.9     Reliance on Reports .................................................... 56
         13.10    Multiple Signatures .................................................... 56
         13.11    Confidentiality of Participant Decisions Relating to Company Stock ..... 56

ARTICLE XIV       CLAIMS PROCEDURE ....................................................... 56

         14.1     Filing a Claim For Benefits ............................................ 56
         14.2     Denial of Claim ........................................................ 56
         14.3     Appeal of Denied Claim ................................................. 57
         14.4     Decision on Appeal ..................................................... 57

ARTICLE XV        AMENDMENT AND TERMINATION .............................................. 57

         15.1     Amendment .............................................................. 57
         15.2     Accounts Not to be Decreased by Amendment .............................. 58
         15.3     Termination ............................................................ 58
         15.4     Notice of Amendment or Termination ..................................... 58

ARTICLE XVI       NONALIENABILITY OF BENEFITS; QUALIFIED DOMESTIC RELATIONS ORDERS ....... 59

         16.1     Nonalienability of Benefits ............................................ 59
         16.2     Qualified Domestic Relations Orders .................................... 60
         16.3     Notice ................................................................. 60

                                                                                          Page
                                                                                          ----
         16.4     Representative ......................................................... 61
         16.5     Separate Account ....................................................... 61
         16.6     Determination by Administrative Committee .............................. 61
         16.7     Definitions ............................................................ 62

ARTICLE XVII      DELEGATION OF AUTHORITY BY SUBSIDIARIES ................................ 64

         17.1     Delegation of Authority by Subsidiaries ................................ 64

ARTICLE XVIII     MERGERS ................................................................ 64

         18.1     Merger or Consolidation of Plan ........................................ 64
         18.2     Merger With Hannaford Southeast Savings and Investment Plan ............ 64

ARTICLE XIX       MISCELLANEOUS .......................................................... 65

         19.1     Fiduciary Responsibility ............................................... 65
         19.2     Prohibited Transactions ................................................ 66
         19.3     Additional Contributions and Adjustments ............................... 67
         19.4     Exclusive Benefit ...................................................... 67
         19.5     Service with Predecessor Employer ...................................... 67
         19.6     Employment ............................................................. 67
         19.7     Gender ................................................................. 67
         19.8     Governing Law .......................................................... 67
         19.9     Article and Section Headings and Table of Contents ..................... 67
         19.10    Impermissible Actions from January 1, 1998, to March 31, 1998 .......... 67

                      HANNAFORD SAVINGS AND INVESTMENT PLAN


                                    ARTICLE I
                                     PURPOSE

         The Hannaford Northeast Savings and Investment Plan, originally adopted effective April 1, 1985, is hereby renamed the Hannaford Savings and Investment Plan and hereby amended and restated effective generally January 1, 1998.

         The purpose of this Plan is to encourage Eligible Employees of the Company and its subsidiaries to provide for their financial security through regular savings. The Plan is intended to comply with the requirements of Section 401(a) and 401(k) of the Code and shall be interpreted to comply with the applicable provisions of the Code and ERISA, as well as the regulations and rulings issued thereunder.


                                   ARTICLE II
                                   DEFINITIONS

         The following terms, when used herein, shall have the following meanings unless the context clearly indicates otherwise:

         2.1 "Account" shall mean the account established and maintained by the Administrative Committee for each Participant which shall reflect the Participant's share of the Trust Fund; provided such Account shall, in accordance with Section 8.1, reflect separately the Participant's (a) Elective Contributions, (b) Matching Contributions, (c) Discretionary Contributions, (d) Rollover Contributions, and (e) any direct transfer of plan assets made on behalf of an Employee in accordance with Section 4.10 or 18.2.

         2.2 "Actual Deferral Percentage" for any Plan Year shall mean, except as otherwise provided in Section 2.41, the average of the ratios, calculated separately for each Eligible Employee, of the amount of Elective Contributions made on behalf of such Employee for such year to such Employee's compensation for such year (whether or not the Employee was a Participant for the entire Plan
Year). For purposes of this Section, "compensation" shall mean compensation as defined in Section 7.5 and, for Plan Years beginning before January 1, 1998, may, at the election of the Company, include amounts excludable from gross income under Sections 125, 402(e)(3) and 402(h)(1)(B) of the Code. For Plan Years beginning on or after January 1, 1998, the Company may elect not to include such amounts.

         2.3 "Administrative Committee" shall mean the Committee appointed in accordance with Section 13.1.

         2.4 "Annual Addition" shall mean the sum of the Employer Contributions, employee contributions and forfeitures allocated to the Account of a Participant for a Limitation Year and the amounts described in Section 7.6.

         2.5 "Beneficiary" shall mean the person or persons designated by a Participant as provided in Section 9.8 to receive any benefits payable under the Plan following the death of the Participant.

         2.6 "Board of Directors" shall mean the Board of Directors of the Company or any corporation with or into which it may be merged or consolidated.

         2.7 "Break in Service" shall have the meaning set forth in subsection
(a) or (b) below, whichever is applicable:

                  (a) In the case of an hourly Employee, other than an Employee who is employed as a driver, the term "Break in Service" shall mean a Plan Year in which such Employee is not credited with more than four hundred and thirty-five (435) Hours of Service on account of any one or more of the following:

                           (i) discharge from employment;

                           (ii) voluntary termination of employment;

                           (iii) effective December 12, 1994, failure to return
                  to the employ of an Employer or a Related Employer prior to the expiration of the period entitling such Employee to reemployment rights under the Uniformed Services Employment and Reemployment Rights Act of 1994 after a period of qualified military service (as defined in Section 4.8);

                           (iv) failure to return to the employ of an Employer
                  or a Related Employer upon the expiration of any period of absence due to sickness, accident or disability for which such Employee is entitled to receive benefits under any welfare plan sponsored by an Employer or a Related Employer; or

                           (v) failure to return to the employ of an Employer or
                  a Related Employer when recalled following a temporary period of layoff for a period not to exceed twelve (12) months.

                  (b) In the case of a salaried or salaried nonexempt Employee or an Employee who is employed as a driver, the term "Break in Service" shall mean a Plan Year in which such Employee is not credited with more than five hundred (500) Hours of Service on account of any one or more of the following:

                           (i) discharge from employment;

                           (ii) voluntary termination of employment;

                           (iii) effective December 12, 1994, failure to return
                  to the employ of an Employer or a Related Employer prior to the expiration of the period entitling such Employee to reemployment rights under the Uniformed Services

                  Employment and Reemployment Rights Act of 1994 after a period of qualified military service (as defined in Section 4.8);

                           (iv) failure to return to the employ of an Employer
                  or a Related Employer upon the expiration of any period of absence due to sickness, accident or disability for which such Employee is entitled to receive benefits under any welfare plan sponsored by an Employer or a Related Employer; or

                           (v) failure to return to the employ of an Employer or
                  a Related Employer when recalled following a temporary period of layoff for a period not to exceed twelve (12) months.

         2.8 "Code" shall mean the Internal Revenue Code of 1986, as from time to time amended.

         2.9 "Company" shall mean Hannaford Bros. Co., a Maine corporation or any corporation with or into which it may be merged or consolidated.

         2.10 "Company Stock" shall mean shares of common stock of the Company.

         2.11 "Compensation" shall mean the basic compensation paid, before any reduction pursuant to a Deferral Election or a benefit election under an Employer's Code Section 125 plan, by an Employer to an Employee for services rendered while a Participant, including compensation for incentive hours and excluding reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, welfare benefits, unguaranteed overtime pay, bonuses, and other irregular payments.

         Notwithstanding the foregoing to the contrary, effective January 1, 1994, the annual Compensation of any Employee in excess of One Hundred Fifty Thousand Dollars ($150,000.00) (or such higher amount as the Secretary of the Treasury may prescribe) shall not be taken into account under the Plan. In the event Compensation is determined based on a period which contains fewer than twelve (12) calendar months, the annual Compensation limit shall be an amount equal to the annual Compensation limit for the calendar year in which the period begins multiplied by a fraction, the numerator of which is the number of full calendar months in the period and the denominator of which is twelve (12). If Compensation for a prior Plan Year is taken into account for any Plan Year, such Compensation shall be subject to the annual Compensation limit in effect for such prior Plan Year.

         The average percentage of total compensation (as defined in Treasury Regulation Section 1.414(s)-1(d)(3)(ii) included in the Compensation of Highly Compensated Employees as a group shall not exceed by more than a de minimis amount the average percentage of total compensation included in the Compensation of Non-Highly Compensated Employees as a group. This determination shall be made in accordance with the provisions of Regulation Section 1.414(s)-1(d)(3), which is incorporated herein by reference.

         2.12 "Contract Employee" shall mean an Employee who is employed as a warehouse employee and whose employment is governed by a collective bargaining agreement.

         2.13 "Deferral Election" shall mean an election made by an Eligible Employee in accordance with Section 5.1 or 4.8.

         2.14 "Determination Date" shall mean, with respect to any Plan Year, the last day of the preceding year or, in the case of the first Plan Year of the Plan, the last day of such Plan Year.

         2.15 "Disabled" or "Disability" shall mean a Participant's incapacity to engage in any substantial gainful activity by reason of any medically determined physical or mental impairment which can reasonably be expected to result in death or be of long-continued and indefinite duration as certified by a licensed physician approved by the Company.

         2.16 "Discretionary Contribution" shall mean a contribution made by an Employer in accordance with Section 4.1(c).

         2.17 "Effective Date" of this amendment and restatement shall mean, except as provided otherwise herein, January 1, 1998.

         2.18 "Elective Contribution" shall mean a contribution made by an Employer on behalf of a Participant pursuant to a Deferral Election, as provided in Section 4.1(a).

         2.19 "Eligibility Computation Period" shall mean the initial twelve
(12) consecutive month period beginning with the date on which the Employee first performs an Hour of Service and thereafter each Plan Year commencing with the Plan Year which includes the first anniversary of his or her Employment Commencement Date.

         In the case of an hourly Employee, other than an Employee who is employed as a driver, if such Employee is credited with eight hundred seventy
(870) Hours of Service in both his or her initial Eligibility Computation Period and in the Plan Year which includes the first anniversary of his or her Employment Commencement Date, he or she shall be credited with two (2) Years of Participation Service.

         In the case of a salaried or salaried nonexempt Employee, or an Employee who is employed as a driver, if such Employee is credited with one thousand (1,000) Hours of Service in both his or her initial Eligibility Computation Period and the Plan Year which includes the first anniversary of his or her Employment Commencement Date, such Employee shall be credited with two
(2) Years of Participation Service.

         In measuring completion of a Year of Participation Service upon reemployment of an Employee after he or she has incurred a Break in Service, the term "Eligibility Computation Period" shall mean the twelve (12) consecutive month period beginning on the Employee's Reemployment Commencement Date and, where necessary, Plan Years beginning with the Plan Year which includes the first anniversary of the Employee's Reemployment Commencement Date.

         2.20 "Eligible Employee" shall mean an Employee who is eligible to participate in the Plan as provided in Section 3.1.

         2.21 "Employee" shall mean any individual who is employed by an Employer, excluding Leased Employees.

         2.22 "Employer" shall mean the Company and, effective January 1, 1997, any subsidiary of the Company that adopts the Plan with the consent of the Human Resources Committee of the Board of Directors. If an Employer is a member of a group of employers which constitutes a controlled group of corporations (as defined in Section 414(b) of the Code), which constitutes trades or businesses (whether or not incorporated) which are under common control (as defined in Section 414(c) of the Code), or which constitutes an affiliated service group (as defined in Section 414(m) of the Code and modified in Section 414(o) of the Code), all such employers shall be considered a single employer as required by Sections 414(b), 414(c), 414(m) and 414(o) of the Code. For purposes of applying the limitations of Article VII, the Section 414(b) definition of a controlled group of corporations and the Section 414(c) definition of trades or businesses under common control shall be modified as provided in Section 415(h) of the Code.

         2.23 "Employer Contribution" shall mean any Elective Contribution, Matching Contribution, Discretionary Contribution or such additional contribution as may be required under Section 9.4 made by an Employer in accordance with the terms of the Plan.

         2.24 "Employment Commencement Date" shall mean the date on which an Employee first performs an Hour of Service for an Employer or a Related Employer.

         2.25 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time, and any regulations issued pursuant thereto as such Act or such regulations affect this Plan.

         2.26 "Excess Deferral" shall mean Elective Contributions in excess of the limitation of Section 6.1.

         2.27 "Excess Elective Contributions" shall mean for any Plan Year the excess of

                  (a) the aggregate amount of Employer Contributions taken into account under Section 5.3 that are paid to the Trust on behalf of Highly Compensated Eligible Employees for such year, over

                  (b) the maximum amount of such contributions permitted under
         Section 5.3.

         2.28 "Excess Matching Contributions" shall mean for any Plan Year the excess of

                  (a) the aggregate amount of Employer Contributions taken into account under Section 4.7(a) that are paid to the Trust on behalf of Highly Compensated Eligible Employees for such year, over

                  (b) the maximum amount of such contributions permitted under
         Section 4.7(a).

         2.29 "Finance Committee" shall mean the Finance Committee of the Board of Directors.

         2.30 "Five Percent Owner" shall mean any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than five percent (5%) of the outstanding stock of an Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of an Employer.

         2.31 "Former Participant" shall mean any individual who ceases to be employed by an Employer or a Related Employer and is no longer employed by any of them, and who has not received full distribution of his or her Account.

         2.32 "Highly Compensated Eligible Employee" shall mean an Employee who is eligible to participate in the Plan as provided in Section 3.1 and who is a Highly Compensated Employee.

         2.33 "Highly Compensated Employee" shall mean any Employee who:

                  (a) was a Five Percent Owner at any time during the Plan Year or the preceding Plan Year; or

                  (b) had compensation from an Employer for the preceding Plan Year in excess of Eighty Thousand Dollars ($80,000.00) or such higher amount in effect under Section 414(q) of the Code and was in the Top-Paid Group for such year.

         A former Employee shall be treated as a Highly Compensated Employee if he or she was a Highly Compensated Employee when such Employee separated from service or at any time after attaining age fifty-five (55). For purposes of this Section, "compensation" shall have the meaning given such term under Section 415(c)(3) of the Code (but, for Plan Years beginning before January 1, 1998, without regard to the exclusions provided under Sections 125, 402(e)(3) and 402(h)(1)(B) of the Code).

         The dollar amount in subsection (b) of this Section shall be increased at the same time and in the same manner as the dollar limitation under Section 415(b)(1)(A) of the Code, except that the base period shall be the calendar quarter ending September 30, 1996.

         The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the Top-Paid Group, shall be made in accordance with Section 414(q) of the Code and the regulations thereunder.

         The provisions set forth in this Section shall be effective for Plan Years beginning after December 31, 1996; provided, however, in determining whether an Employee is a Highly

Compensated Employee for the Plan Year beginning January 1, 1997, such provisions shall be treated as having been in effect for the Plan Year beginning January 1, 1996.

         2.34 "Hour of Service" shall have the meaning set forth in subsection
(a) or (b) below, whichever is applicable:

                  (a) In the case of an hourly Employee, other than an Employee who is employed as a driver, the term "Hour of Service" shall mean:

                           (i) each hour for which such Employee is paid, or
                  entitled to payment, for the performance of duties for an Employer. Such hours shall be credited to the computation period in which such duties are performed.

                           (ii) each hour for which back pay, irrespective of
                  mitigation of damages, is either awarded or agreed to by an Employer, provided the same hours shall not be credited under both subsection (a)(i) and this subsection (a)(ii). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

                  (b) In the case of a salaried or salaried nonexempt Employee or an Employee who is employed as a driver, the term "Hour of Service" shall mean:

                           (i) each hour for which such an Employee is paid, or
                  entitled to payment, for the performance of duties for an Employer. Such hours shall be credited to the computation period in which such duties are performed.

                           (ii) each hour for which such an Employee is paid, or
                  entitled to payment, directly or indirectly, by an Employer on account of a period of time during which no duties were performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty or leave of absence. Notwithstanding the preceding sentence,

                                    (aa) no more than five hundred and one (501)
                           Hours of Service shall be credited under this subsection (b)(ii) to an Employee on account of any single continuous period during which he or she performs no duties (whether or not such period occurs in a single computation period),

                                    (bb) Hours of Service shall not be credited
                           if payment is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation or disability insurance laws; and

                                    (cc) Hours of Service shall not be credited
                           if payment is made solely to reimburse an Employee for medical or medically related expenses incurred by such Employee.

                           (iii) each hour for which back pay, irrespective of
                  mitigation of damages, is either awarded or agreed to by an Employer. The same hours shall not be credited both under subsection (b)(i) or (b)(ii) and under this subsection
                  (b)(iii). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

                  In the case of any salaried or salaried nonexempt Employee, such Employee shall be credited with forty-five (45) Hours of Service for each week such Employee is required to be credited with at least one (1) Hour of Service in accordance with subsections (b)(i), (b)(ii) or (b)(iii) of this Section.

         Hours of Service shall be credited with respect to employment with other members of an affiliated service group (as defined in Section 414(m) of the Code), a controlled group of corporations (as defined under Section 414(b) of the Code) or a group of trades or businesses under common control (as defined under Section 414(c) of the Code) of which an Employer is a member, and any other entity required to be aggregated with an Employer pursuant to Section 414(o) of the Code. Hours of Service shall also be credited with respect to any individual who is treated as an Employee under Section 414(n) or Section 414(o) of the Code. Hours of Service shall be credited under this subsection only to the extent required under Section 414(b), (c), (m), (n), (o) (or other applicable sections) of the Code and the regulations thereunder.

         The number of Hours of Service to be credited to each Employee shall be determined in accordance with the provisions of 29 C.F.R. Sections 2530.200b-2(b), 2(c) and 2530.200b-3(e)(4) which are incorporated herein by reference.

         Each Employee who is absent from work for any period (i) by reason of the pregnancy of the Employee, (ii) by reason of the birth of a child of the Employee, (iii) by reason of the placement of a child with the Employee in connection with the adoption of the child by the Employee, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement shall, solely for purposes of determining whether such Employee has incurred a Break in Service, be credited with the Hours of Service which would normally have been credited to such Employee but for such absence or, if such Hours of Service cannot be determined, eight (8) Hours of Service for each day of such absence; provided the total number of Hours of Service credited in accordance with this paragraph on account of such absence shall not exceed five hundred and one (501). The Hours of Service described in this paragraph shall be credited in the computation period in which the absence begins, if the Employee would be prevented from incurring a Break in Service in such period solely because the Employee is credited with such Hours of Service or, in all other cases, in the immediately following computation period.

         2.35 "Investment Fund" shall mean an investment fund described in
Section 11.2.

         2.36 "Investment Manager" shall mean any fiduciary, other than the Trustee or a named fiduciary (as defined in Section 402(a)(2) of ERISA):

                  (a) who is appointed by the Finance Committee to manage, acquire, or dispose of all or any portion of the Trust Fund;

                  (b) who is (i) registered as an investment adviser under the Investment Advisers Act of 1940; (ii) is a bank, as defined in said Act; or (iii) is an insurance company qualified to manage, acquire or dispose of all or any portion of the Trust Fund under the laws of more than one State; and

                  (c) who has acknowledged, in writing, that he or she is a fiduciary with respect to the Plan."

         2.37 "Key Employee" shall mean any Employee or former Employee (and the Beneficiary of such Employee) who at any time during the Plan Year or the four
(4) preceding Plan Years is:

                  (a) an officer of an Employer having annual compensation (as defined in Section 7.5) from an Employer greater than fifty percent (50%) of the amount in effect under Section 415(b)(1)(A) of the Code for any Plan Year (but in no event shall more than fifty (50) Employees or, if less, the greater of three (3) or ten percent (10%) of all Employees be treated as Key Employees by reason of being officers);

                  (b) A person owning (or considered as owning within the meaning of Section 318 of the Code) more than a one-half percent (1/2%) interest, as well as one of the ten (10) largest interests in an Employer, and having annual compensation (within the meaning of Section 7.5) from such Employer of more than the limitation in effect under
         Section 415(c)(1)(A) of the Code for any Plan Year;

                  (c) a Five Percent Owner; or

                  (d) a person who has annual compensation (as defined in Section 7.5) from an Employer of more than One Hundred and Fifty Thousand Dollars ($150,000.00) and who would be described in (c) above if one percent (1%) was substituted for five percent (5%).

         The determination of who is a Key Employee shall be made in accordance with Section 416(i)(1) of the Code and the regulations thereunder, the provisions of which are incorporated herein by reference. For purposes of determining annual compensation under this Section, amounts excluded from gross income under Sections 125, 402(e)(3), 402(h)(1)(B) and 403(b) of the Code shall be taken into account.

         2.38 "Leased Employee" shall mean any person who is not an Employee but who provides services to an Employer if:

                  (a) such services are provided pursuant to an agreement between the Employer and any leasing organization;

                  (b) such person has performed services for the Employer (or for the Employer and any related person determined in accordance with
         Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one (l) year; and

                  (c) such services are performed under the primary direction or control by the Employer.

         2.39 "Limitation Year" shall mean a calendar year (or any other twelve
(12) consecutive month period adopted for all qualified plans of an Employer pursuant to a written resolution adopted by such Employer). If the Limitation Year is amended to a different twelve (12) consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

         2.40 "Matching Contribution" shall mean a contribution made by an Employer in accordance with Section 4.1(b) on behalf of a Participant who has made a Deferral Election.

         2.41 "Matching Contribution Percentage" shall mean for any Plan Year the average of the ratios, calculated separately for each Eligible Employee, of the amount of Matching Contributions made on behalf of such Employee for such year and, at the election of the Company, the amount of Elective Contributions made on behalf of such Employee for such year to such Employee's compensation for such year. For purposes of this Section, "compensation" shall mean compensation as defined in Section 7.5 and, for Plan Years beginning before January 1, 1998, may, at the election of the Company, include amounts excludable from gross income under Sections 125, 402(e)(3) and 402(h)(1)(B) of the Code. For Plan Years beginning on or after January 1, 1998, the Company may elect not to include such amounts. Notwithstanding the foregoing provisions of this Section or Section 2.2 to the contrary, no Elective Contributions may be taken into account in calculating the Matching Contribution Percentage for any Eligible Employee unless the requirement of Section 5.3(a) is satisfied both with and without the exclusion of such Elective Contributions in calculating the Employee's Actual Deferral Percentage.

         2.42 "Named Fiduciary" or "Named Fiduciaries" shall mean, with respect to the operation and administration of the Plan, the Administrative Committee, and with respect to the management of the Trust Fund, the Finance Committee.

         2.43 "Non-Key Employee" shall mean any Employee who is not a Key Employee.

         2.44 "Normal Retirement Age" shall mean age sixty-five (65).

         2.45 "Participant" shall mean an Eligible Employee who elects to participate in the Plan in accordance with Section 5.1 or 4.8, and each other Eligible Employee on whose behalf an Employer makes a Discretionary Contribution.

         2.46 "Permissive Aggregation Group" shall mean each plan of an Employer which is included in a Required Aggregation Group and any other plan or plans of such Employer which, when considered as a group with the Required Aggregation Group, continues to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

         2.47 "Plan" shall mean the Hannaford Savings and Investment Plan.

         2.48 "Plan Year" shall mean the twelve (12) consecutive month period ending December 31.

         2.49 "Reemployment Commencement Date" shall mean the first day for which an Employee is entitled to be credited with an Hour of Service after the first Eligibility Computation Period in which the Employee incurs a Break in Service following an Eligibility Computation Period in which the Employee is credited with more than the number of Hours of Service determined in accordance with subsection (a) or (b) below, whichever is applicable:

                  (a) In the case of an hourly Employee, other than an Employee who is employed as a driver, four hundred and thirty-five (435) Hours of Service; and

                  (b) In the case of a salaried or salaried Nonexempt Employee or an Employee who is employed as a driver, five hundred (500) Hours of Service.

In the case of an Employee who is credited with no Hours of Service in an Eligibility Computation Period beginning after the Employee's Reemployment Commencement Date, the Employee shall be treated as having a new Reemployment Commencement Date as of the first day for which the Employee is entitled to be credited with an Hour of Service after such Eligibility Computation Period.

         2.50 "Related Employer" shall mean the Company or any subsidiary thereof.

         2.51 "Required Aggregation Group" shall mean each plan of an Employer in which a Key Employee is a participant and each other plan of such Employer which enables any plan of the Employer in which a Key Employee is a participant to meet the requirements of Sections 401(a)(4) or 410 of the Code.

         2.52 "Rollover Contribution" shall mean a contribution made by an Employee in accordance with Section 4.9.

         2.53 "Top Heavy" shall mean that as of the Determination Date:

                  (a) The Top Heavy Ratio for the Plan exceeds sixty percent (60%), if the Plan is not included in a Required Aggregation Group;

                  (b) The Top Heavy Ratio for the Required Aggregation Group which includes the Plan exceeds sixty percent (60%), if the Plan is included in a Required Aggregation Group, but is not included in a Permissive Aggregation Group; or

                  (c) The Top Heavy Ratio for the Permissive Aggregation Group which includes the Plan exceeds sixty percent (60%), if the Plan is included in a Permissive Aggregation Group.

         2.54 "Top Heavy Ratio" shall mean:

                  (a) If the Plan is not included in a Required Aggregation Group, a fraction, the numerator of which is the sum of the Account balances of Key Employees under the Plan and the denominator of which is the sum of the Account balances of all Participants under the Plan; or

                  (b) If the Plan is included in a Required Aggregation Group or a Permissive Aggregation Group, a fraction, the numerator of which is the sum of the account balances of Key Employees under all defined contribution plans included in such group and the present value of the accrued benefits of Key Employees under all defined benefit plans included in such group and the denominator of which is the sum of the account balances of all participants under all defined contribution plans included in such group and the present value of the accrued benefits of all participants under all defined benefit plans included in such group.

         The account balances, as well as the present value of accrued benefits, shall be determined, as of the Valuation Date coinciding with the Determination Date, in accordance with the provisions of Section 416(g) of the Code and the regulations thereunder which are incorporated herein by reference. In determining the Top Heavy Ratio for any Plan Year, if an individual is a Non-Key Employee with respect to the Plan or with respect to any other plan which is included in the same Required Aggregation Group or Permissive Aggregation Group as the Plan, but was a Key Employee with respect to the Plan or such other plan for any prior plan year, any account balance or accrued benefit for such individual shall not be taken into account. In addition, any account balance or accrued benefit of any individual who has not performed services for an Employer at any time during the five (5) year period ending on the Determination Date shall not be taken into account; provided, however, if such individual subsequently performs services for an Employer, his or her account balance or accrued benefit shall be taken into account, as required by regulations, in a subsequent Plan Year.

         2.55 "Top-Paid Group" shall mean for any Plan Year the group of Employees consisting of the top twenty percent (20%) of Employees based on compensation (as defined for purposes of Section 2.33) received from an Employer during such year. For purposes of determining the number of Employees in the Top-Paid Group, the following Employees shall be excluded:

                  (a) Employees who have not completed six (6) months of service;

                  (b) Employees who normally work less than seventeen and one-half (17 1/2) hours per week;

                  (c) Employees who normally work less than six (6) months during any year;

                  (d) Employees who have not attained age twenty-one (21);

                  (e) Employees who are nonresident aliens and who receive no earned income (within the meaning of Section 911(d)(2) of the Code) from an Employer that constitutes income from sources within the United States (within the meaning of Section 861(a) (3) of the Code).

The Company may elect to apply subsections (a), (b), (c) or (d) of this Section by substituting a shorter period of service, a smaller number of hours or months, or a lower age than that specified in each subsection.

         2.56 "Trust" shall mean the Hannaford Savings and Investment Trust, as amended from time to time.

         2.57 "Trustee" shall mean the person or persons appointed by the Finance Committee to serve as trustee(s) of the Trust.

         2.58 "Trust Fund" shall mean the property held in the Trust for the benefit of the Participants and their Beneficiaries.

         2.59 "USERRA" shall mean the Uniformed Services Employment and Reemployment Rights Act of 1994, 38 U.S.C. Section 4301 et seq., as in effect on December 12, 1994 (without regard to any subsequent amendment).

         2.60 "Valuation Date" shall mean, effective January 1, 1998, each business day on which the New York Stock Exchange is open; provided, however, when such term is used in the context of Article X, such term shall mean the last business day of each Plan Year.

         2.61 "Vesting Computation Period" shall mean a Plan Year. If the Plan Year is changed, the Vesting Computation Period shall be deemed to include a corresponding twelve (12) consecutive month period. The new Vesting Computation Period shall commence within the prior Vesting Computation Period so that the new period overlaps the prior period. Each hourly Employee, other than an Employee who is employed as a driver, shall be credited with one (1) Year of Vesting Service if he or she is credited with at least eight hundred and seventy
(870) Hours of Service in only the prior Vesting Computation Period; one (1) Year of Vesting Service if he or she is credited with at least eight hundred and seventy (870) Hours of Service in only the new Vesting Computation Period; and two (2) Years of Vesting Service if he or she is credited with at least eight hundred and seventy (870) Hours of Service in each of the two (2) overlapping Vesting Computation Periods. Each salaried or salaried nonexempt Employee, and each Employee who is employed as a driver, shall be credited with one (1) Year of Vesting Service if he or she is credited with at least one thousand (1,000) Hours of Service in only the prior Vesting Computation Period; one (1) Year of Vesting Service if he or she is credited with at least one thousand (1,000) Hours of Service in only the new Vesting Computation Period; and two (2) Years of Vesting Service if he or she is credited with at least one thousand (1,000) Hours of Service in each of the two (2) overlapping Vesting Computation Periods.

         2.62 "Year of Participation Service" shall have the meaning set forth in subsection (a) or (b) below, whichever is applicable:

                  (a) In the case of an hourly Employee, other than an Employee who is employed as a driver, an Eligibility Computation Period during which such Employee has completed eight hundred and seventy (870) or more Hours of Service.

                  (b) In the case of a salaried or salaried nonexempt Employee, or an Employee who is employed as a driver, an Eligibility Computation Period during which such Employee has completed one thousand (1,000) or more Hours of Service.

         2.63 "Year of Vesting Service" shall have the meaning set forth in subsection (a) or (b) below, whichever is applicable:

                  (a) In the case of an hourly Employee, other than an Employee who is employed as a driver, a Vesting Computation Period during which such Employee has completed eight hundred and seventy (870) or more Hours of Service.

                  (b) In the case of a salaried or salaried nonexempt Employee, or an Employee who is employed as a driver, a Vesting Computation Period during which such Employee has completed one thousand (1,000) or more Hours of Service.

For purposes of determining the number of a Participant's Years of Vesting Service, all service with an Employer or Related Employer shall be taken into account; provided, however, in the case of a Participant who is first employed by the Company or one of its subsidiaries in its Southeast Division, service prior to March 1, 1993, shall be disregarded.

         In the case of a Participant who incurs a Break in Service or period of consecutive Breaks in Service, such Participant shall be credited with his or her Years of Vesting Service prior to such Break in Service in accordance with subsection (c) or (d) below, whichever is applicable:

                  (c) a Participant who had a nonforfeitable right to all of his or her Account when he or she incurred the Break in Service shall receive credit for all Years of Vesting Service prior to his or her Break in Service.

                  (d) a Participant who did not have a nonforfeitable right to all of his or her Account when he or she incurred the Break in Service shall receive credit for Years of Vesting Service prior to his or her Break in Service if he or she completes a Year of Vesting Service thereafter and the number of his or her consecutive Breaks in Service is less than five (5).

                                   ARTICLE III
                                  PARTICIPATION

         3.1 Date of Participation. Except as hereinafter provided, each Employee who is in the employ of an Employer on the Effective Date and who meets the requirements of Section 3.2 on or before November 30, 1997, shall be eligible to participate in the Plan as of the Effective Date. Each other Employee who thereafter meets the requirements of Section 3.2 shall be eligible to participate in the Plan as of the first day of the second month following the month in which he or she meets such requirements, provided he or she is still in the employ of an Employer on such date. Notwithstanding the foregoing provisions to the contrary, each Employee who was a participant in the Hannaford Southeast Savings and Investment Plan as of December 31, 1997, shall be eligible to participate in the Plan as of the Effective Date, provided he or she is still in the employ of an Employer on the Effective Date.

         3.2 Participation Requirements. Each Employee who has attained age twenty-one (21) and completed one (1) Year of Participation Service shall be eligible to participate in the Plan.

         3.3 Reemployed Eligible Employee. An Eligible Employee who is reemployed by an Employer shall again be eligible to participate in the Plan as of the date he or she completes one (1) Hour of Service.

         3.4 Change of Employment Status.

                  (a) An Employee whose employment status changes by reason of being transferred from the employ of a Related Employer that has not adopted the Plan to the employ of an Employer shall be eligible to participate in the Plan as of the later of the first day of the second month following the date his or her of employment status changes or the first day of the second month following the month in which he or she meets the requirements of Section 3.2.

                  (b) A Participant whose employment status changes by reason of being transferred to the employ of a Related Employer that has not adopted the Plan shall nevertheless continue to participate in the Plan, but without the right to make a Deferral Election or share in an allocation of Employer Contributions occurring after the date his or her employment status changes, until the date he or she ceases to be employed by the Company and any other Related Employer.


                                   ARTICLE IV
                       CONTRIBUTIONS AND DIRECT TRANSFERS

         4.1 Employer Contributions. For each Plan Year, each Employer shall contribute to the Plan:

                  (a) The Elective Contributions to be made in accordance with
         Section 5.1 or 4.8 on behalf of each Participant in its employ during such year; and

                  (b) The Matching Contributions, if any, to be made on behalf of each Participant in its employ during such year who has made a Deferral Election for such year at the rate determined in accordance with subparagraph (i) or (ii) below, whichever is applicable; provided, however, no Matching Contribution may be made with respect to any Excess Deferral or Excess Elective Contribution or any Elective Contribution which is returned to the Participant pursuant to Section 7.4(b):

                           (i) In the case of a Participant, other than a
                  Contract Employee:

                                    (aa) $1.00 for each dollar of Elective
                           Contributions made on his or her behalf, up to 1% of his or her Compensation;

                                    (bb) $0.50 for each dollar of Elective
                           Contributions made on his or her behalf in excess of 1% and not exceeding 5% of his or her Compensation; and

                                    (cc) $0.25 for each dollar of Elective
                           Contributions made on his or her behalf in excess of 5% and not exceeding 9% of his or her Compensation; and

                           (ii) In the case of a Participant who is a Contract
                  Employee:

                                    (aa) $1.00 for each dollar of Elective
                           Contributions made on his or her behalf up to 1% of his or her Compensation; and

                                    (bb) $0.25 for each dollar of Elective
                           Contributions made on his or her behalf in excess of 1% and not exceeding 4% of his or her Compensation; and

                  (c) the Discretionary Contributions, if any, in such amount as may be determined by the Human Resources Committee of the Board of Directors.

         4.2 Timing of Employer Contributions. Elective Contributions shall be paid to the Trust as of the earliest date on which such contributions can reasonably be segregated from the general assets of the Participant's Employer; provided in no event shall the date determined pursuant to this provision occur later than the fifteenth (15th) business day of the month following the month in which such contributions would otherwise have been payable to the Participant in cash (the "maximum time period"), unless an Employer extends the maximum time period as provided in 29 C.F.R. Section 2510.3-102(d). Matching Contributions and Discretionary Contributions, if any, with respect to any Plan Year shall be paid to the Trust at such time or times as may be determined by the Company, but not later than the date prescribed by law for filing its federal income tax return for its taxable year which ends with or within such Plan Year, including extensions which have been granted for filing such return.

         4.3 Form of Contributions. Elective Contributions shall be made in cash. Matching Contributions and Discretionary Contributions may, at the election of the Human Resources

Committee of the Board of Directors, be made in cash or in Company Stock, or any combination thereof; provided any contribution in the form of Company Stock shall be valued at its fair market value as of the date of contribution.

         4.4 Maximum Contributions. In no event shall the contributions made by an Employer for any Plan Year exceed the maximum amount which such Employer is permitted to deduct for federal income tax purposes or cause the Annual Addition for any Participant to exceed the amount permitted under the Plan.

         4.5 Return of Contributions. Contributions by each Employer are conditioned upon the initial qualification of the Plan under Section 401(a) of the Code and upon their deductibility under Section 404 of the Code. Upon the request of any Employer, any contributions attributable to such Employer (a) which are made by reason of a mistake of fact, (b) which are conditioned upon the initial qualification of the Plan, or (c) for which a deduction is disallowed shall be returned to the Employer within one (1) year of the mistaken payment of the contribution, denial of qualification (provided the application for qualification is made by the time prescribed by law for filing such Employer's federal income tax return for its taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe), or disallowance of the deduction. In the event of a denial of qualification, the amount contributed for the period during which the Plan was not qualified may be returned. In the event of a mistake of fact or a disallowance of deduction, the amount which may be returned to such Employer is the excess of the amount contributed over the amount that would have been contributed had there not occurred a mistake of fact or an error in determining the deduction. Earnings attributable to any excess contribution shall not be returned, and losses attributable thereto shall reduce the amount which may be returned.

         The portion of any contribution returned to an Employer in accordance with this Section that represents Elective Contributions shall be paid promptly by such Employer to the Participants on whose behalf such contributions were made.

         4.6 Nonforfeitable Contributions. Each Participant shall have a fully vested and nonforfeitable interest in his or her Elective Contributions Account at all times. Each Participant shall have a vested and nonforfeitable interest in his or her Matching Contributions Account and Discretionary Contributions Account as provided in Section 9.3.

         A reemployed Employee's period of qualified military service (as defined in Section 4.8) shall be taken into account as required by law for purposes of determining the nonforfeitability of contributions made on behalf of such individual under the Plan.

         4.7 Special Rules For Matching Contributions.

                  (a) The Matching Contribution Percentage for Highly Compensated Eligible Employees for any Plan Year commencing after December 31, 1996, shall not exceed the greater of:

                           (i) the Matching Contribution Percentage for all
                  other Eligible Employees for the preceding Plan Year multiplied by 1.25; or

                           (ii) the lesser of the Matching Contribution
                  Percentage for all other Eligible Employees for the preceding Plan Year multiplied by 2, or the Matching Contribution Percentage for such Eligible Employees for the preceding Plan Year plus two percent (2%).

                  Notwithstanding the foregoing provisions to the contrary, with respect to the Plan Year commencing January 1, 1997, the Company may elect, pursuant to IRS Notice 97-2, to apply this subsection (a) by substituting the phrase "such Plan Year" for the phrase "the preceding Plan Year."

                  (b) For purposes of this Section, if two or more qualified plans maintained by the Employer are treated as one plan to meet the requirements of Section 401(a)(4), Section 410(b) or Section 401(m) of the Code, such plans shall be treated as a single plan. If a Highly Compensated Eligible Employee participates in any other qualified plan maintained by the Employer to which Matching Contributions are made, all such contributions for Plan Years ending with or within the same calendar year shall be aggregated for purposes of this Section. If a Highly Compensated Eligible Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements with Plan Years ending with or within the same calendar year shall be treated as a single arrangement. Plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same plan year.

                  (c) Notwithstanding any other provision of this Section to the contrary, the limitation prescribed in subsection (a) above shall not apply to Contract Employees, and Contract Employees shall be excluded for purposes of applying such limitation to other Employees.

                  (d) To the extent Elective Contributions are taken into account under this Section, any Elective Contributions returned to a Participant pursuant to Section 7.4(b) shall be disregarded.

                  (e) Any Matching Contribution which is attributable to an Excess Deferral or Excess Elective Contribution shall be forfeited and shall be disregarded for purposes of subsection (a) of this Section. Forfeitures shall be used to reduce Employer Contributions.

                  (f) For purposes of this Section, Matching Contributions shall be treated as made for a Plan Year to which they relate if such contributions are made no later than the end of the twelve (12) month period beginning on the day after the close of the Plan Year. Each Employer shall maintain records sufficient to demonstrate satisfaction of this Section and the amount of any Elective Contributions taken into account under this Section. The determination and treatment of the individual Matching Contribution Percentage of any Eligible Employee shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                  (g) In the event that the Matching Contribution Percentage of the Highly Compensated Eligible Employees for any Plan Year exceeds the limitation of subsection (a) above, the Administrative Committee shall, within two and one-half (2 1/2) months after the end of such year, distribute the Excess Matching Contributions to the extent nonforfeitable (plus any income and minus any loss allocable thereto) to such Highly Compensated Eligible Employees on the basis of the amount of Employer Contributions made on behalf of each such Employee and taken into account under Section 2.41 and shall designate such distribution as a distribution of Excess Matching Contributions (plus any income and minus any loss allocable thereto). To the extent the Excess Matching Contributions are forfeitable, they shall be forfeited in accordance with the provisions of Section 9.4; provided, however, that forfeitures of Excess Matching Contributions may not be allocated to the accounts of Participants whose Matching Contributions are reduced pursuant to this subsection (g).

                  (h) Excess Matching Contributions shall be adjusted for any income or loss up to the date of distribution (or forfeiture). The income or loss allocable to Excess Matching Contributions shall be determined by the same manner in which income or loss is allocated to Participants' Accounts under Article VIII.

                  (i) The amount of any Highly Compensated Eligible Employee's Excess Matching Contributions shall be determined by reducing contributions on behalf of all such Employees in the order of their respective amounts of Employer Contributions taken into account under
         Section 2.41, beginning with the highest such amount. The determination of the amount of Excess Matching Contributions with respect to the Plan shall be made after first determining the amount of Excess Deferrals under Article VI and then determining the amount of Excess Elective Contributions under Section 5.3.

         4.8 USERRA Make-up Contributions. The provisions of this Section shall be effective December 12, 1994. In addition to any Elective Contributions made in accordance with Section 5.1, an Eligible Employee who is reemployed by his or her Employer following a period of qualified military service may elect to have such Employer make Elective Contributions on his or her behalf in accordance with this Section; provided, such Elective Contributions do not exceed the maximum amount of Elective Contributions that such Employer would have been permitted to make on behalf of such Eligible Employee in accordance with the limitations of Articles VI and VII of the Plan and Sections 402(g), 404(a) and 415 of the Code during such Employee's period of qualified military service if such Employee:

                  (a) had continued to be employed by such Employer during such period; and

                  (b) received Compensation from such Employer equal to:

                           (i) the Compensation the Employee would have received
                  during such period if the Employee were not in qualified military service, based on the rate of pay the Employee would have received from such Employer but for the absence; or

                           (ii) if the Compensation the Employee would have
                  received during such period is not reasonably certain, the Employee's average Compensation from the Employer during the twelve (12) month period immediately preceding the period of qualified military service (or, the period of employment immediately preceding the period of qualified military service, if shorter).

         Elective Contributions made in accordance with this Section shall be net of any Elective Contributions actually made during an Employee's period of qualified military service. Any Elective Contributions on behalf of an Eligible Employee pursuant to this Section 4.8 shall be made during the period which begins on the date of reemployment of such Employee with his or her Employer and the duration of which is equal to the lesser of (i) three (3) times the period of qualified military service and (ii) five (5) years.

         An Employer shall make Matching Contributions with respect to any additional Elective Contributions made in accordance with this Section which would have been required had such Elective Contributions actually been made during the period of qualified military service; provided such Matching Contributions do not exceed the maximum amount of Matching Contributions that such Employer would have been permitted to make on behalf of such Eligible Employee in accordance with the limitations of Article VII of the Plan and Sections 404(a) and 415 of the Code during such Employee's period of qualified military service.

         Any Elective Contributions or Matching Contributions made by an Employer on behalf of an Eligible Employee pursuant to this Section 4.8 shall not be subject to any otherwise applicable limitation contained in Section 402(g), 404(a), or 415 of the Code and shall not be taken into account in applying such limitations to other contributions or benefits under the Plan or any other plan maintained by such Employer with respect to the year in which such contributions are made. Any such Elective Contributions and Matching Contributions shall not be taken into account, either for the Plan Year in which they are made or for the Plan Year to which they relate, for purposes of Sections 4.7, 5.3, or Article X of the Plan and for purposes of Sections 401(a)(4), 401(a)(26), 401(k)(3), 401(k)(11), 401(k)(12), 401(m), 410(b), or 416
of the Code.

         No provision of this Section 4.8 shall be construed to require any crediting of earnings to a Participant's Account with respect to any Employer Contribution before such Employer Contribution is actually made or any allocation of any forfeiture with respect to a period of qualified military service.

         For purposes of this Section, "qualified military service" shall mean service entitling an individual to reemployment rights under USERRA, provided such individual is reemployed or initiates reemployment with an Employer within the period prescribed by USERRA.

         An election by an Eligible Employee to have his or her Employer make additional Elective Contributions on his or her behalf pursuant to this Section
4.8 shall be made by such written, telephonic or electronic means as shall be prescribed by the Administrative Committee.

         4.9 Rollover Contributions. An Employee who has received an eligible rollover distribution (as defined in Section 402(c)(4) of the Code) from an employee's trust described in Section 401(a) of the Code which is exempt from tax under Section 501(a) of the Code may transfer all or any portion of such distribution to the Trust, provided the transfer is made to the Trust not later than the sixtieth (60th) day following the day on which the Employee received such distribution. In addition, an Employee who receives a distribution from an individual retirement account (within the meaning of Section 408(a) of the Code), which account is attributable solely to a rollover contribution (as defined in Section 402(c)(5) of the Code) from an employee's trust described in
Section 401(a) of the Code which is exempt from tax under Section 501(a) of the Code, may transfer the entire amount distributed to the Trust, provided the transfer is made to the Trust not later than the sixtieth (60th) day following the day on which the Employee received such distribution. Notwithstanding the foregoing to the contrary, an Employee who has received an eligible rollover distribution (as hereinabove defined) solely by reason of the death of his or her spouse or a distribution from an individual retirement account (as hereinabove defined), which account is attributable solely to a rollover contribution (as hereinabove defined) from an employee's trust described in
Section 401(a) of the Code which is exempt from tax under Section 501(a) of the Code of amounts received by reason of the death of his or her spouse, may not transfer any portion of such distribution to the Trust.

         A Rollover Contribution shall be credited to a Rollover Contributions Account on behalf of the contributing Employee, and such Employee shall have a fully vested and nonforfeitable interest in his or her Rollover Contributions Account. The Rollover Contributions Account of any Employee who is not a Participant shall be administered, invested and distributed as if such account constituted an Elective Contributions Account. The Rollover Contributions Account of a Participant shall be administered, invested and distributed in the same manner and at the same time as his or her Elective Contributions Account.

         4.10 Direct Transfers. The Administrative Committee may direct the Trustee to transfer the assets credited to the Account of a Participant or Former Participant to another employer's retirement plan, provided immediately prior to the transfer, the transferee plan contains a provision permitting such transfer and is qualified under Section 401(a) of the Code and the related trust is exempt under Section 501(a) of the Code.

         The assets of another profit sharing plan may, with the prior consent of the Administrative Committee, be directly transferred to the Trust, provided immediately prior to the transfer, the transferor plan contains a provision permitting such transfer and is qualified under Section 401(a) of the Code and the related trust is exempt under Section 501(a) of the Code. Upon receipt, the Administrative Committee shall credit the Account of each Employee who participated in the transferor plan with the portion of the transferred assets standing to the credit of such Employee under the transferor plan immediately prior to such transfer, provided such amount shall be separately accounted for in accordance with Section 8.1. With respect to a Participant who has an outstanding loan balance under the transferor plan at the time of the transfer, the promissory note evidencing such loan shall be transferred to this Plan and the outstanding loan balance shall be treated in accordance with the provisions of Section 9.11 as an outstanding loan balance under this Plan.

         Except as hereinafter provided or as otherwise provided in Article IX or XVIII, each elective, matching or other type of contribution comprising the Transfer Account of any Employee shall be administered, invested and distributed in accordance with the provisions of this Plan applicable to such type of contribution. Each type of contribution comprising the Transfer Account which was not fully vested under the transferor plan as of the date of the transfer shall remain subject to the vesting schedule set forth in the transferor plan. Each type of contribution comprising the Transfer Account which was fully vested under the transferor plan as of the date of the transfer shall remain fully vested under this Plan.

         Notwithstanding the foregoing provisions of this Section to the contrary, this Plan shall not accept any direct or indirect transfers from a plan (other than the Hannaford Southeast Savings and Investment Plan) which is subject to Section 401(a)(11) of the Code.


                                    ARTICLE V
                               DEFERRAL ELECTIONS

         5.1 Timing and Method. Any Eligible Employee may participate in the Plan by electing to defer part of his or her Compensation each payroll period, provided that an Eligible Employee may not defer less than one percent (1%) nor more than fifteen percent (15%) of his or her Compensation each Plan Year. The amount deferred shall be contributed to the Plan by the Employer on behalf of the electing Eligible Employee. A Deferral Election shall be made by such written, telephonic or electronic means as shall be prescribed by the Administrative Committee.

         A Deferral Election received by the Administrative Committee on any business day (by 4 p.m. on Fridays) shall be effective with the paycheck the Participant receives in the first week beginning after the business day on which such election was received by the Administrative Committee. A Deferral Election made on any non-business day (or made after 4 p.m. on Fridays) shall be treated as received by the Administrative Committee on the next following business day, and it shall be effective in accordance with the rule set forth in the preceding sentence. A deemed Deferral Election pursuant to Section 18.2 shall be effective January 1, 1998. A Deferral Election shall remain in effect until amended or terminated in accordance with Section 5.2.

         If a Participant terminates a Deferral Election in accordance with
Section 5.2, such Participant may subsequently make another Deferral Election. Such subsequent Deferral Election shall become effective in accordance with the rules set forth above with respect to an initial Deferral Election.

         5.2 Amendment or Termination by Participant. A Participant may amend his or her Deferral Election to increase or decrease the deferral percentage within the limits of Section 5.1 or may terminate his or her Deferral Election at any time. An amendment or termination shall be made by such written, telephonic or electronic means as shall be prescribed by the Administrative Committee, and shall become effective in accordance with the rules set forth in
Section 5.1 with respect to an initial Deferral Election.

         5.3 Limitations on Actual Deferral Percentage. In the event a Highly Compensated Employee participates in two or more cash or deferred arrangements (under Section 401(k) of the Code) that have different plan years, for purposes of this Section, all such arrangements ending with or within the same calendar year shall be treated as a single arrangement. For purposes of this Section, this Plan and any other Code Section 401(k) plan maintained by an Employer shall be treated as a single plan if such plans are treated as one plan for purposes of Section 401(a)(4) or 410(b) of the Code or if a Highly Compensated Eligible Employee participates in such other plan. Plans may be aggregated to satisfy
Section 401(k) of the Code only if such plans have the same plan year.

                  (a) The Actual Deferral Percentage for Highly Compensated Eligible Employees for any Plan Year commencing after December 31, 1996, shall not exceed the greater of:

                           (i) the Actual Deferral Percentage for all other
                  Eligible Employees for the preceding Plan Year multiplied by 1.25; or

                           (ii) the lesser of the Actual Deferral Percentage for
                  all other Eligible Employees for the preceding Plan Year multiplied by 2, or the Actual Deferral Percentage for such Eligible Employees for the preceding Plan Year plus two percent (2%).

                  (b) The sum of the Actual Deferral Percentage for Highly Compensated Eligible Employees and the Matching Contribution Percentage for Highly Compensated Eligible Employees for any Plan Year commencing after December 31, 1996, shall not exceed the greater of:

                           (i) the sum of (1) the greater of the Actual Deferral
                  Percentage for all other Eligible Employees for the preceding Plan Year multiplied by 1.25, or the Matching Contribution Percentage for all other Eligible Employees for the preceding Plan Year multiplied by 1.25, and (2) the lesser of the Actual Deferral Percentage for all other Eligible Employees for the preceding Plan Year plus 2, or the Matching Contribution Percentage for all other Eligible Employees for the preceding Plan Year plus 2, provided that in no event shall such percentage plus 2 exceed such percentage multiplied by 2.

                           (ii) the sum of (1) the lesser of the Actual Deferral
                  Percentage for all other Eligible Employees for the preceding Plan Year multiplied by 1.25 or the Matching Contribution Percentage for all other Eligible Employees for the preceding Plan Year multiplied by 1.25, and (2) the greater of the Actual Deferral Percentage for all other Eligible Employees for the preceding Plan Year plus 2 or the Matching Contribution Percentage for all other Eligible Employees for the preceding Plan Year plus 2, provided that in no event shall such percentage plus 2 exceed such percentage multiplied by 2.

                  (c) Notwithstanding the foregoing provisions of this Section to the contrary, the limitations prescribed in subsections (a) and (b) above and the provisions of Section 5.4 shall apply separately to Contract Employees and all other Employees.

         Subsection (b) of this Section shall not apply if the respective Actual Deferral Percentage and Matching Contribution Percentage of the Highly Compensated Eligible Employees for any Plan Year commencing after December 31, 1996, does not exceed the respective Actual Deferral Percentage and Matching Contribution Percentage of all other Eligible Employees for the preceding Plan Year multiplied by 1.25.

         Notwithstanding the foregoing provisions of this Section to the contrary, with respect to the Plan Year commencing January 1, 1997, the Company may elect, pursuant to IRS Notice 97-2, to apply subsections (a) and (b) of this Section by substituting the phrase "such Plan Year" for the phrase "the preceding Plan Year" in said subsections and in the paragraph immediately preceding this paragraph.

         For purposes of this Section, Elective Contributions and Matching Contributions must be made before the last day of the twelve (12) month period immediately following the Plan Year to which such contributions relate. Any Elective Contributions returned to a Participant pursuant to Section 7.4(b) shall be disregarded.

         Each Employer shall maintain records sufficient to demonstrate compliance with this Section. The determination and treatment of the contributions on behalf of any Participant that are taken into account for purposes of this Section shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

         5.4 Restrictions and Adjustments. The Administrative Committee may restrict the deferral percentages elected by Participants if the Administrative Committee determines such restriction is necessary to comply with Section 4.4,
Section 5.3, Article VI, or Article VII.

         In the event that the Actual Deferral Percentage of the Highly Compensated Eligible Employees for any Plan Year exceeds the limitations prescribed in Section 5.3(a), the Administrative Committee shall, within two and one-half (2 1/2) months after the end of such year, distribute the Excess Elective Contributions (plus any income and minus any loss allocable thereto) to such Highly Compensated Eligible Employees on the basis of the amount of Employer Contributions made on behalf of each such Employee and taken into account under Section 2.2 and shall designate such distribution as a distribution of Excess Elective Contributions (plus any income and minus any loss allocable thereto).

         The amount of any Highly Compensated Eligible Employee's Excess Elective Contributions shall be determined by reducing contributions on behalf of such Employees in the order of their respective amounts of Employer Contributions taken into account under Section 2.2, beginning with the highest such amount. The amount of Excess Elective Contributions with respect to a Highly Compensated Eligible Employee for any Plan Year shall be reduced by the amount of Excess Deferrals previously distributed to such Employee under Article VI for the calendar year ending with or within the Plan Year; provided, however, that notwithstanding the distribution of an Excess Deferral in accordance with Section 6.2 to a Highly Compensated Eligible Employee, such distributed amount shall be taken into account under Section 5.3.

         Excess Elective Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Elective Contributions shall be determined by the same manner in which income or loss is allocated to Participants' Accounts under Article VIII of the Plan.

         In the event that the sum of the Actual Deferral Percentage for Highly Compensated Eligible Employees and the Matching Contribution Percentage for Highly Compensated Eligible Employees for any Plan Year exceeds the limitations prescribed in Section 5.3(b), the Administrative Committee shall, within two and one-half (2 1/2) months after the end of such year, reduce the Matching Contribution Percentage for Highly Compensated Employees in the manner prescribed in subsection (g) through (i) of Section 4.7.


                                   ARTICLE VI
                                EXCESS DEFERRALS

         6.1 Limitation on Elective Contributions. Effective January 1, 1997, the Elective Contributions that may be allocated to a Participant's Account for any calendar year shall not exceed Nine Thousand Five Hundred Dollars ($9,500.00), reduced by the amount of any employer contributions for such year on behalf of such Participant pursuant to an election to defer compensation under any qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code, any simplified employee pension or cash arrangement within the meaning of Section 402(h)(1)(B) of the Code, any eligible deferred compensation plan under Section 457 of the Code, any plan within the meaning of
Section 501(c)(18) of the Code, any salary reduction agreement for the purchase of an annuity contract under Section 403(b) of the Code, and any elective employer contribution under Section 408(p)(2)(A)(i) of the Code.

         For purposes of this Section, any Elective Contributions returned to a Participant pursuant to Section 7.4(b) shall be disregarded. The dollar limitation of this Section shall be automatically adjusted to reflect any cost of living adjustment made under Section 402(g)(5) of the Code.

         6.2 Distribution of Excess Deferral. In the event that the limitation of Section 6.1 is exceeded with respect to any Participant for any calendar year, not later than April 15 of the following calendar year, the Administrative Committee shall distribute the Excess Deferral (plus any income and minus any loss allocable thereto) to such Participant and designate such distribution as a distribution of an Excess Deferral (plus any income and minus any loss allocable thereto), provided that the Administrative Committee has received the notice prescribed in Section 6.3. Excess Deferrals shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Deferrals shall be determined by the same manner in which income or loss is allocated to the Participants' Accounts under Article VIII of the Plan.

         The amount of Excess Deferral with respect to a Participant for any calendar year shall be reduced by the amount of any Excess Elective Contributions previously distributed to such Participant for the Plan Year beginning with or within the calendar year.

         6.3 Notice by Participant. It shall be the responsibility of the Participant to notify the Administrative Committee of any Excess Deferral for a calendar year. Such notice shall be made by such written, telephonic or electronic means as shall be prescribed by the Administrative Committee; shall specify the amount of the Excess Deferral; shall state that if the Excess Deferral is not distributed, such excess shall be includable in the Participant's gross income under Section 402(g) of the Code; and shall be submitted to the Administrative Committee not later than March 1 of the following calendar year. A Participant shall be deemed to have notified the Administrative Committee of an Excess Deferral to the extent such Participant has an Excess Deferral for a calendar year, taking into account only Elective Contributions under the Plan and any other plans of his or her Employer subject to Section 402(g) of the Code.


                                   ARTICLE VII
                         LIMITATION ON ANNUAL ADDITIONS

         7.1 Limitation For Defined Contribution Plans. The Annual Additions which may be allocated to the Account of a Participant for a Limitation Year shall not exceed the lesser of:

                  (a) Thirty Thousand Dollars ($30,000.00); or

                  (b) Twenty-five percent (25%) of the Participant's compensation (as defined in Section 7.5) for the Limitation Year,

reduced by the sum of (i) the annual additions allocated within such Limitation Year to the accounts of such Participant under all other qualified defined contribution plans maintained by an Employer and (ii) the contributions on behalf of such Participant to welfare benefit funds (as defined in Section 419(e) of the Code) and individual medical benefit accounts (as defined in
Section 415(l)(2) of the Code) which, as hereinafter provided, are treated as annual additions to a defined contribution plan. The dollar limitation of this Section shall be automatically adjusted to reflect any cost of living adjustment made under Section 415(d) of the Code.

         If an Annual Addition allocated to a Participant's Account for a Limitation Year when added to the sum of (i) the Annual Additions previously allocated within such year to the Participant's Account, (ii) the annual additions previously allocated within such year to the Participant's accounts under all other qualified defined contribution plans maintained by an Employer and (iii) the aforesaid contributions to welfare benefit funds (as defined in Section 419(e) of the Code) and individual medical benefit accounts (as defined in Section 415(l)(2) of the Code) exceeds the limitation set forth in this Section, such excess shall be reduced as hereinafter provided in this Article.

         If the allocation of an Annual Addition to a Participant's Account coincides with the allocation of an annual addition to such Participant's account or accounts under one or more other qualified defined contribution plans maintained by an Employer and/or the allocation of a contribution on behalf of such Participant to one or more welfare benefit funds (as defined in Section 419(e) of the Code) or individual medical benefit accounts (as defined in Section 415(l)(2) of the Code) which, as hereinafter provided, are treated as an annual addition to a defined contribution plan and such allocations exceed the limitation set forth in this Section, the excess attributable to this Plan, which shall be reduced as hereinafter provided in this Article, shall be equal to the product determined by multiplying the total excess by a fraction, the numerator of which is the Annual Additions previously allocated to the Participant's Account within such Limitation Year and the denominator of which is the sum of the Annual Additions previously allocated to the Participant's Account within such Limitation Year and the annual additions previously allocated to the Participant's accounts under such other plans within such Limitation Year.

         The limitation set forth in this Section may be applied on the basis of reasonable estimates of compensation for the Limitation Year, provided such estimates are uniformly determined for all Participants. As soon as practicable after the end of each Limitation Year, the limitation shall be applied on the basis of actual compensation.

         Notwithstanding the foregoing, the compensation limitations of Section 7.1(b) shall not apply to any contribution for medical benefits (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition under Section 415(h)(1) or Section 419A(d)(2) of the Code.

         7.2 Limitation For Defined Contribution Plan and Defined Benefit Plan. If a Participant also participates or has participated in a qualified defined benefit plan maintained by an Employer, then in addition to the limitation set forth in the preceding Section, the sum of the fractions determined under subsections (a) and (b) below for any Limitation Year shall not exceed 1.0.

                  (a) A fraction, the numerator of which is the sum of the Participant's projected annual benefits under all qualified defined benefit plans (whether or not terminated) maintained by the Employer and the denominator of which is the lesser of (i) the dollar limitation in effect under Section 415(b)(1)(A) of the Code for such year multiplied by 1.25, or (ii) the amount which may be taken into account under Section 415(b)(1)(B) of the Code with respect to the Participant for such year multiplied by 1.4.

                  For purposes of this subsection (a), "projected annual benefits" shall mean the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity, if such benefit is expressed in a form other than a straight life annuity, or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the plan, assuming:

                           (i) the Participant will continue employment until
                  normal retirement age under the plan (or current age, if later); and

                           (ii) the Participant's compensation for the current
                  Limitation Year and all other relevant factors used to determine benefits under the plan will remain constant for all future Limitation Years.

                  Notwithstanding the foregoing, if the Participant participated as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more qualified defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction shall not be less than one hundred twenty-five percent (125%) of the sum of the annual benefits which the Participant accrued under such plans as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the qualified defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 of the Code for all Limitation Years beginning before January 1, 1987.

                  (b) A fraction, the numerator of which is the sum of the annual additions to the Participant's accounts under all qualified defined contribution plans (whether or not terminated) maintained by an Employer for the current and all prior Limitation Years (including the annual additions attributable to the Participant's nondeductible voluntary contributions under all qualified defined benefit plans, whether or not terminated, maintained by an Employer) and the contributions on behalf of the Participant to all welfare benefit funds (as defined in Section 419(e) of the Code) and individual medical benefit accounts (as defined in Section 415(l)(2) of the Code) maintained by an Employer which, as hereinafter provided, are treated as annual additions to a defined contribution plan and the denominator of which is the sum of the lesser of the following amounts determined for the current Limitation Year and all prior Limitation Years in which the Participant performed service for the Employer (regardless of whether a defined contribution plan was maintained by the Employer):
         (i) the dollar limitation in effect under Section 415(c)(1)(A) of the Code for such year multiplied by 1.25, or (ii) thirty-five percent (35%) of the Participant's compensation for such year.

                  If an Employee was a participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more qualified defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction shall be adjusted if the sum of the fractions under this Section would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (i) the excess of the sum of said fractions over 1.0 multiplied by (ii) the denominator of this fraction, shall be permanently subtracted from the numerator of this fraction. The adjustment shall be calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the
         Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

                  The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all employee contributions as Annual Additions.

                  If the sum of said fractions for any Limitation Year exceeds 1.0, the Annual Additions allocated to the Participant's Account for such Limitation Year shall be reduced, as hereinafter provided in this Article, until the sum of the fractions does not exceed 1.0 or the rate of accrual of the Participant's accrued benefit under the defined benefit plan shall be reduced until the sum of the fractions does not exceed 1.0.

         7.3 Combining and Aggregating Plans. For purposes of applying the limitations described in this Article:

                  (a) All qualified defined benefit plans (without regard to whether a plan has been terminated) ever maintained by an Employer shall be treated as one defined benefit plan; and

                  (b) All qualified defined contribution plans (without regard to whether a plan has been terminated) ever maintained by an Employer shall be treated as one defined contribution plan.

         7.4 Reduction of Excess Annual Additions. If, as a result of a reasonable error in estimating a Participant's annual compensation (as defined in Section 7.5), a reasonable error in determining the amount of elective deferrals (within the meaning of Section 402(g)(3) of the Code) that may be made with respect to any Participant under the limitations of Section 415 of the Code, or under other limited facts and circumstances that the Commissioner of the Internal Revenue Service finds justify the availability of the rules set forth below, the Annual Additions allocated to the Account of any Participant would cause the limitations set forth in the preceding Sections of this Article for any Limitation Year to be exceeded, the following rules shall apply to the extent necessary to reduce such excess, and the excess amounts shall not be deemed Annual Additions in such Limitation Year:

                  (a) Any nondeductible voluntary employee contributions (and the earnings thereon) to the extent they would reduce the excess amount, shall be returned to the Participant;

                  (b) Any Elective Contributions (and, effective for Limitation Years beginning after December 31, 1995, the earnings thereon) to the extent they would reduce the excess amount, shall be returned to the Participant;

                  (c) If after the application of subsections (a) and (b) an excess amount still exists and the Participant is covered by the Plan at the end of the Limitation Year, the excess amount allocated to the Participant's Account for such year shall be used to reduce Employer Contributions for the next Limitation Year and for each succeeding Limitation Year, if necessary, for such Participant;

                  (d) If after the application of subsections (a) and (b) an excess amount still exists and the Participant is not covered by the Plan at the end of the Limitation Year, the excess amount allocated to the Participant's Account for such Limitation Year shall be held unallocated in a suspense account. The suspense account shall be applied to reduce Employer Contributions for all remaining Participants in the next Limitation Year and each succeeding Limitation Year, if necessary.

         If a suspense account is in existence at any time during a Limitation Year pursuant to subsection (d) of this Section, it shall not participate in the allocation of the Investment Funds' income, expenses, gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts before any Employer Contributions or employee contributions may be made to the Plan for that Limitation Year. For purposes of subsections (c) and (d) excess amounts may not be distributed to Participants or Former Participants.

         7.5 Definition of Compensation. Except as hereinafter provided, for purposes of applying the limitations of this Article, the term "compensation" shall mean, with respect to a Limitation Year, the total compensation paid by an Employer to an Employee for services rendered while an Employee that constitutes wages as defined in Section 3401(a) of the Code and all other payments by an Employer to an Employee for services rendered while an Employee for which an Employer is required to furnish the Employee a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or services performed. Notwithstanding the foregoing to the contrary, effective January 1, 1998, "compensation" shall include any elective deferrals within the meaning of Section 402(g)(3) of the Code and any amount which is contributed or deferred by an Employer at the election of an Employee and which is not includable in the gross income of the Employee by reason of Section 125 or 457 of the Code.

         For Limitation Years beginning prior to January 1, 1998, for purposes of applying the limitations of this Article, "compensation" for a Limitation Year shall mean the compensation actually paid or includable in gross income during such Limitation Year. Notwithstanding the preceding sentence "compensation" with respect to a Participant who is permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code) shall mean the compensation such Participant would have received for the Limitation Year if he or she had been paid at the rate in effect immediately before becoming permanently and totally disabled; provided, such imputed compensation may be taken into account only if the Participant is not a Highly Compensated Employee and contributions made on behalf of such Participant are nonforfeitable when made.

         Notwithstanding the foregoing to the contrary, for purposes of Sections 2.2, 2.41 and 10.3(b), effective January 1, 1994, the annual "compensation" of any Employee in excess of One Hundred Fifty Thousand Dollars ($150,000.00) (or such higher amount as the Secretary of the Treasury may prescribe) shall not be taken into account. In the event "compensation" is determined based on a period of time which contains fewer than twelve (12) calendar months, the annual compensation limit shall be an amount equal to the annual compensation limit for the Limitation Year in which the period begins multiplied by a fraction, the numerator of which is the number of full calendar months in the period and the denominator of which is twelve (12). If "compensation" for a prior Limitation Year is taken into account for any Limitation Year, such compensation shall be subject to the annual compensation limit in effect for such prior Limitation Year.

         7.6 Certain Contributions Treated as Annual Additions. For purposes of this Article:

                  (a) Excess Matching Contributions and Excess Elective Contributions shall be treated as Annual Additions;

                  (b) Amounts derived from contributions which are paid or accrued in taxable years ending after December 31, 1985, and which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Section 419A(d)(3) of the Code) under a welfare benefit fund (as defined in Section 419(e) of the Code) maintained by the Employer, shall be treated as annual additions to a defined contribution plan; and

                  (c) Contributions allocated after March 31, 1984, to an individual medical benefit account (as defined in Section 415(l)(2) of the Code) which is part of a defined benefit plan maintained by the Employer shall be treated as annual additions to a defined contribution plan.


                                  ARTICLE VIII
                             ACCOUNTS AND VALUATION

         8.1 Participant Accounts. The Administrative Committee shall establish and maintain a separate Account for each Participant which shall separately reflect:

                  (a) The Participant's Elective Contributions and the income, expenses, gains and losses of the Trust Fund attributable thereto (such portion of a Participant's Account shall be referred to as his or her "Elective Contributions Account");

                  (b) The Participant's Matching Contributions, if any, and the income, expenses, gains and losses of the Trust Fund attributable thereto (such portion of a Participant's Account shall be referred to as his or her "Matching Contributions Account");

                  (c) the Participant's share of Discretionary Contributions, if any, and the income, expenses, gains and losses of the Trust Fund attributable thereto (such portion of a Participant's Account shall be referred to as his or her "Discretionary Contributions Account");

                  (d) The Participant's Rollover Contributions and the income, expenses, gains and losses of the Trust Fund attributable thereto (such portion of a Participant's Account shall be referred to as his or her "Rollover Contributions Account"); and

                  (e) The assets transferred from another qualified plan on behalf of the Participant in accordance with Section 4.10 or Article XVIII and the income, expenses, gains and losses of the Trust Fund attributable thereto (such portion of a Participant's Account shall be referred to as his or her "Transfer Account").

         8.2 Adjustments. The Trustee shall adjust the Participants' Accounts as of each Valuation Date as follows:

                  (a) First, determine the net fair market value of each Investment Fund as of the close of business on such date.

                  (b) Second, allocate the income, expenses, gains and losses of each Investment Fund among the Accounts in proportion to the Account balances (to the extent invested in such fund) as of the preceding Valuation Date.

                  (c) Third, reduce the separate Account of each Participant to reflect distributions, loans and withdrawals made from such Account since the preceding Valuation Date.

                  (d) Fourth, credit each Participant's Account with the contributions made on his or her behalf, the assets transferred from another qualified plan in accordance with Section 4.10 or Article XVIII, and the Participant's loan repayments since the preceding Valuation Date.

                  (e) Fifth, adjust each Participant's Account to reflect transfers among the Investment Funds.

                  (f) Notwithstanding the foregoing provisions of this Section to the contrary, the Administrative Committee may debit in a uniform and nondiscriminatory manner the Account of any Participant or Former Participant as of any Valuation Date in the amount of any reasonable expense attributable to such Participant's or Former Participant's exercise of control over his or her Account since the preceding Valuation Date. The Administrative Committee shall establish, in writing, reasonable procedures to inform Participants and Former Participants that such expenses may be charged to their Accounts pursuant to this Section 8.2(f), to inform each Participant or Former Participant at least annually of the actual expenses incurred with respect to his or her Account, and to otherwise carry out this subsection. A Participant's or Former Participant's "exercise of control over his or her Account" shall include but not be limited to the following:

                           (i) a request for a loan pursuant to Section 9.11;

                           (ii) a request for a hardship withdrawal distribution
                  pursuant to Section 9.12; and

                           (iii) an investment direction pursuant to Section
                  11.4 or Section 11.5.

         8.3 Allocation of Elective Contributions and Matching Contributions. Any Elective Contributions and Matching Contributions made on behalf of a Participant shall be allocated to his or her Account as of the Valuation Date coinciding with or next following the date on which such contributions are received by the Trustee; provided, however, that any such contributions made after a Valuation Date that are attributable to the period ending with such date shall be allocated as of such date.

         8.4 Allocation of Discretionary Contributions. As of the last Valuation Date of each Plan Year, the Trustee shall allocate the Discretionary Contribution, if any, for such Plan Year to the separate Accounts of the Eligible Employees entitled to share therein in proportion to their respective amounts of compensation for such Plan Year. For purposes of this Section, "compensation" shall have the meaning given such term in Section 2.11, except that it shall include compensation paid for services rendered while an Eligible Employee; provided, however, compensation paid for services rendered while a Contract Employee shall not be taken into account.

         8.5 Eligible Employees Entitled to Share in Discretionary Contributions. An Eligible Employee shall be entitled to share in the Discretionary Contribution for a Plan Year (i) if, in the case of an hourly Employee, other than an Employee who is employed as a driver, he or she is credited with at least eight hundred and seventy (870) or more Hours of Service during such Plan Year, or, in the case of a salaried or salaried nonexempt Employee, or an Employee who is employed as a driver, he or she is credited with at least one thousand (1,000) Hours of Service during such Plan Year, remains in the employ of an Employer on the last business day of such Plan Year, and is not a Contract Employee on such date, or (ii) if he or she dies, retires after having attained Normal Retirement Age or retires on account of Disability during such Plan Year; provided at the time of such retirement or death he or she is not a Contract Employee.

         In the event application of the preceding sentence would cause the Plan to fail to satisfy the requirements of Section 410(b) of the Code for any Plan Year, the following provisions shall apply:

                  (a) An Eligible Employee shall be entitled to share in the Discretionary Contribution for a Plan Year (i) if, in the case of an hourly Employee, other than an Employee who is employed as a driver, he or she is credited with more than four hundred and thirty-five (435) Hours of Service during such Plan Year, or, in the case of a salaried or salaried nonexempt Employee, or an Employee who is employed as a driver, he or she is credited with more than five hundred (500) Hours of Service during such Plan Year, remains in the employ of an Employer on the last business day of such Plan Year, and is not a Contract Employee on such date, or (ii) if he or she dies, retires after having attained Normal Retirement Age or retires on account of Disability during such Plan Year; provided at the time of such retirement or death he or she is not a Contract Employee.

                  (b) If after applying subsection (a) above the Plan would fail to satisfy the requirements of Section 410(b) of the Code, an Eligible Employee shall be entitled to share in the Discretionary Contribution for a Plan Year if he or she remains in the employ of an Employer on the last business day of such Plan Year and is not a Contract Employee on such date, without regard to the number of Hours of Service credited during such year, or if he or she dies, retires after having attained Normal Retirement Age or retires on account of Disability during such Plan Year; provided at the time of such retirement or death he or she is not a Contract Employee.

                  (c) If after applying subsections (a) and (b) of this Section the Plan would fail to satisfy the requirements of Section 410(b) of the Code, an Eligible Employee shall be entitled to share in the Discretionary Contribution for a Plan Year (i) if, in the case of an hourly Employee, other than an Employee who is employed as a driver, he or she is credited with more than four hundred and thirty-five (435) Hours of Service during such Plan Year, or, in the case of a salaried or salaried nonexempt Employee, or an Employee who is employed as a driver, he or she is credited with more than five hundred (500) Hours of Service during such Plan Year, and is not a Contract Employee, regardless of whether he or she remains in the employ of an Employer on the last business day of such year; or (ii) if he or she dies, retires after having attained Normal Retirement Age or retires on account of Disability during such Plan Year; provided at the time of such retirement or death he or she is not a Contract Employee.

         8.6 Allocation of Rollover Contributions and Asset Transfers. Any Rollover Contribution and any direct transfer of plan assets in accordance with
Section 4.10 or Article XVIII made on behalf of an Employee shall be allocated to his or her Account as of the Valuation Date coinciding with or next following the date such contribution or transfer is received by the Trustee.

         8.7 Reports to Participants. The Administrative Committee shall, at least annually, determine each Participant's share of the Trust Fund and furnish each Participant with a statement summarizing his or her Account.


                                   ARTICLE IX
                       DISTRIBUTION, LOANS AND WITHDRAWALS

         9.1 Retirement. When a Participant attains Normal Retirement Age, he or she shall have a fully vested and nonforfeitable right to his or her Account. Following retirement, such Participant shall receive distribution of his or her Account in such manner and at such time as hereinafter provided.

         9.2 Disability. If a Participant retires on account of a Disability, such Participant shall have a fully vested and nonforfeitable right to his or her Account. Such Participant shall receive distribution of his or her Account in such manner and at such time as hereinafter provided.

         9.3 Termination of Employment. If a Participant ceases to be employed by an Employer or a Related Employer and is no longer employed by any of them prior to attaining Normal Retirement Age for any reason other than Disability or death, such Participant shall receive distribution of the vested portion of his or her Account in such manner and at such time as hereinafter provided. The vested portion of such Participant's Account shall be equal to the sum of the following:

                  (a) Such Participant's Elective Contributions Account, Rollover Contributions Account, and the portion of his or her Transfer Account that was fully vested and nonforfeitable as of the date of transfer;

                  (b) Such Participant's vested percentage of his or her Matching Contributions Account and Discretionary Contributions Account determined in accordance with the following schedule:

                  Number of Participant's
                  Years of Vesting Service      Vested Percentage
                  ------------------------      -----------------
                  Less than 5                           0%
                  5 or more                           100%

         ; and

                  (c) Such Participant's vested percentage of his or her Transfer Account determined in accordance with Section 4.10.

         Notwithstanding the foregoing provisions of this Section to the contrary, each Participant shall have a full vested and nonforfeitable right to his or her Account balance as of December 31, 1997 (plus the earnings thereon), except for the portion of such Account balance, if any, which is attributable to a Transfer Account balance and which was not fully vested. The vested percentage of such Transfer Account balance shall be determined in accordance with subsection (c) above.

         Notwithstanding the foregoing provisions of this Section to the contrary, each Participant who is a Contract Employee and each other Participant (other than a Participant who was first employed by the Company or one of its subsidiaries in its Southeast Division) who has completed at least three (3) Years of Vesting Service as of December 31, 1997, shall have a fully vested and nonforfeitable right to his or her Account at all times.

         9.4 Forfeitures. If a Participant is not vested in any portion of his or her Matching Contributions Account, Discretionary Contributions Account, and matching contributions and discretionary contributions sub-accounts under his or her Transfer Account at the time he or she ceases to be employed by an Employer or a Related Employer and is no longer employed by any of them, the balance of such accounts and sub-accounts shall be forfeited as of the date he or she ceases to be employed by an Employer or a Related Employer and is no longer employed by any of them. If such Participant is reemployed by an Employer or any Related Employer prior to incurring five (5) consecutive Breaks in Service, the balance of his or her Matching Contributions Account, Discretionary Contributions Account and matching contributions and discretionary contributions sub-accounts under his or her Transfer Account as of the Valuation

Date coinciding with or next following the date he or she ceased to be employed shall be restored.

         Restoration shall be made by the end of the Plan Year following the Plan Year in which the Participant is reemployed by an Employer or any Related Employer. Restoration shall first be made out of forfeitures and to the extent forfeitures are insufficient, then out of Employer Contributions.

         The amounts forfeited by Participants in any Plan Year shall be used to make restoration in accordance with this Section and, to the extent forfeitures exceed the amounts required to make restoration, to reduce Employer Contributions. The amount, if any, by which forfeitures occurring during a Plan Year exceed the sum of the amounts required to make restoration and the amount required to be contributed by an Employer for such Plan Year shall be credited to an excess forfeiture account, which shall be adjusted for the income, expenses, gains and losses attributable thereto in the same manner provided for adjustment of Accounts. On the Valuation Date coinciding with the last day of the next succeeding Plan Year, the excess forfeiture account shall be closed and treated as a forfeiture occurring in such Plan Year. This procedure shall be repeated for each Plan Year in which forfeitures occurring during such year exceed the sum of the amount required to make restoration and the amount required to be contributed by an Employer for such year, subject, however, to such modification as may be required by the Section governing termination of the Plan.

         9.5 Distributions to Participants. Effective January 1, 1998, and except as hereinafter provided, the vested portion of each Participant's Account shall be distributed in a lump sum. Subject to the provisions of subsections
(c), (d), (e), (f) and (g) below, a Participant may elect to receive distribution of the vested portion of his or her Account as of any Valuation Date which occurs:

                  (a) after the date he or she ceases to be employed by an Employer or a Related Employer and is no longer employed by any of them;

                  (b) after any of the following events:

                           (i) the termination of the Plan by the Participant's
                  Employer, without the establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code);

                           (ii) the sale or other disposition by an Employer to
                  an unrelated corporation of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used by such Employer in a trade or business of the Employer, if the Participant continues employment with the corporation acquiring such assets; or

                           (iii) the sale or other disposition by an Employer of
                  such Employer's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code), to an unrelated entity if the Participant continues employment with such subsidiary.

The Participant's Account shall be valued as of the first Valuation Date which is administratively practicable following receipt of such election by the Administrative Committee or the Valuation Date specified in said election, if later, and distribution shall be made in a lump sum as soon as practicable thereafter. An election pursuant to this Section 9.5 shall be made by such written, telephonic or electronic means as may be prescribed by the Administrative Committee.

                  (c) Notwithstanding the foregoing provisions of this Section to the contrary, if the value of the vested portion of a Participant's Account does not exceed the applicable cash-out amount as of the Valuation Date following the date he or she ceases to be employed by an Employer or a Related Employer and is no longer employed by any of them (and did not exceed the applicable cash-out amount, as of the date of any prior distribution), his or her Account shall be distributed in a lump sum as soon as practicable after such Valuation Date. For purposes of this subsection (a), the "applicable cash-out amount" means Three Thousand Five Hundred Dollars ($3,500.00) before January 1, 1998, and Five Thousand Dollars ($5,000.00) on or after January 1, 1998.

                  (d) Notwithstanding the foregoing provisions of this Section to the contrary, distribution to a Participant shall be made not later than the sixtieth (60th) day after the later of the close of the Plan Year in which the Participant attains the Normal Retirement Age or in which the Participant ceases to be employed by an Employer or a Related Employer and is no longer employed by any of them.

                  (e) Notwithstanding the foregoing provisions of this Section to the contrary, a Participant may elect to receive or commence receiving distribution of the vested portion of his or her Transfer Account balance, if any, which was allocated to such Participant's account under the Hannaford Southeast Savings and Investment Plan as of June 30, 1995, at such time and in such manner as provided in Exhibit A to this Plan; provided, however, this subsection (e) shall not apply if such vested portion does not exceed Three Thousand Five Hundred Dollars ($3,500.00) as of such date (and did not exceed Three Thousand Five Hundred Dollars ($3,500.00) as of the date of any prior distribution).

                  (f) Notwithstanding the foregoing provisions of this Section to the contrary, effective January 1, 1997:

                           (i) distribution of the Account of a Participant who
                  is not a Five Percent Owner shall be made not later than April 1 of the calendar year following the later of the calendar year in which the Participant attains age seventy and one-half (70 1/2) or the calendar year in which the Participant retires; and

                           (ii) distribution of the Account of a Participant who
                  is a Five Percent Owner shall be made later than April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70 1/2).

                  For purposes of this subsection (f) and subsections (g) and
         (h), a Five Percent Owner shall mean a Participant who is a Five Percent Owner with respect to the Plan

         Year ending with or within the calendar year in which such Participant attains age seventy and one-half (70 1/2).

                  (g) Notwithstanding the foregoing provisions of subsection (f) to the contrary, and in accordance with Treas. Reg. Section 1.411(d)-4 Q&A-10, a Participant who is not a Five Percent Owner, who attains age seventy and one-half (70 1/2) before January 1, 1999, and who first became a Participant before January 1, 1999, may elect to receive not later than April 1, 1999, his or her vested Account balance as of December 31, 1998. An election pursuant to this subsection (g) shall be made at such time and in such manner as provided in Section 9.6.

                  (h) Notwithstanding the foregoing provisions of subsections
         (f) and (g) to the contrary, a Participant who is not a Five Percent Owner and who had commenced receiving distribution of his or her vested Account balance in accordance with Section 401(a)(9) of the Code prior to its amendment by the Small Business Job Protection Act of 1996, shall continue receiving annual installments of the minimum amount determined in accordance with Section 9.7. Such Participant shall receive a lump sum distribution of his or her Account not later than sixty (60) days after the close of the Plan Year in which he or she ceases to be employed by an Employer or a Related Employer and is no longer employed by any of them.

         9.6 Age 70 1/2 In-Service Distributions. Each Participant who is required to receive a distribution pursuant to Section 9.5(f)(ii) and who continues in the employ of an Employer or a Related Employer, and each Participant to whom Section 9.5(g) applies and who continues in the employ of an Employer or a Related Employer, may elect, in lieu of receiving a lump sum distribution of his or her Account, to receive annual installments of the minimum amount determined in accordance with Section 9.7. Such annual installments shall be paid over a period not to exceed the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and his or her spouse; provided, such distribution must be made over a period such that the present value of the payments to be made to the Participant must be greater than fifty percent (50%) of the present value of the payments to be made to the Participant and the Participant's spouse determined as of the date the Participant ceases to be employed by an Employer or a Related Employer and is no longer employed by any of them. The first two installments under this Section may be paid in the calendar year following the calendar year in which the Participant attains age seventy and one-half (70 1/2); thereafter, one installment shall be paid in each calendar year.

         For purposes of this Section, and with respect to a Participant to whom
Section 9.5(g) applies, the term "Account" shall mean the Participant's Account balance as of December 31, 1998.

         An election shall be made by such written, electronic or telephonic means as may be prescribed by the Administrative Committee and must be delivered to the Administrative Committee at least thirty (30) days in advance of the date distribution is required to commence pursuant to Section 9.5(f)(ii) or 9.5(g).

         9.7 Minimum Amounts to be Distributed to Participants. The amount to be distributed each year to a Participant pursuant to Section 9.5(f)(ii), beginning in the calendar year following the calendar year in which he or she attains age seventy and one-half (70 1/2), shall not be less than the quotient obtained by dividing the Participant's Account balance at the beginning of such year by the life expectancy of the Participant (or the joint life and last survivor expectancy of the Participant and his or her spouse) determined as of the beginning of such year and reduced by one (1) for each year thereafter.

         The amount to be distributed each year to a Participant who makes an election pursuant to Section 9.5(g), beginning in the 1999 Plan Year, shall not be less than the quotient obtained by dividing the Participant's Account balance as of December 31, 1998, by the life expectancy of the Participant (or the joint life and last survivor expectancy of the Participant and his or her spouse) determined as of January 1, 1999, and reduced by one (1) for each year thereafter.

         Notwithstanding the above, if the Participant (or his or her spouse, in the event the Participant dies before distribution of his or her Account is made or commences) so elects prior to the time distribution is to commence pursuant to Section 9.5(f)(ii), 9.5(g) or 9.8, the applicable life expectancy or joint life and last survivor expectancy shall be recalculated pursuant to the regulations under Section 401(a)(9) of the Code. Such election shall be irrevocable. In the absence of such election, life expectancy shall not be recalculated. The life expectancy of a nonspouse Beneficiary may not be recalculated.

         Distribution shall be made in accordance with the regulations under
Section 401(a)(9) of the Code, including Regulation 1.401(a)(9)-2, which shall override any distribution options in the Plan inconsistent therewith.

         9.8 Distributions to Surviving Spouses and Beneficiaries. Upon the death of a Participant, the balance of the Participant's Account shall be distributed to his or her surviving spouse or, if the Participant is not survived by a spouse or the Participant's surviving spouse consents, to the Participant's designated Beneficiary. To be effective, the consent of the Participant's surviving spouse must be in writing, must acknowledge the effect thereof and must be witnessed by a notary public. Notwithstanding the foregoing to the contrary, if a Participant is legally separated and has a court order to that effect, no spousal consent shall be required to designate a nonspouse Beneficiary.

         The Participant's surviving spouse or Beneficiary may elect to receive the Participant's Account as of any Valuation Date which occurs after the date of the Participant's death. The Participant's Account shall be valued as of the first Valuation Date which is administratively practicable following receipt of such election by the Administrative Committee or the Valuation Date specified in said election, if later, and distribution shall be made in a lump sum as soon as practicable thereafter; provided, in no event shall distribution of a Participant's Account be made later than December 31 of the calendar year which contains the fifth (5th) anniversary of the date of the Participant's death.

         Subject to the preceding provisions of this Section, each Participant from time to time, by completing and signing a form furnished by the Administrative Committee, may designate any person or persons (who may be designated concurrently, contingently or successively) to receive any benefits payable upon his or her death. Each beneficiary designation shall revoke all prior designations by the Participant and shall be effective only when filed in writing with the Administrative Committee during the Participant's lifetime. If a Participant fails to designate a Beneficiary, distribution shall be made to his or her surviving spouse, but if the Participant is not survived by a spouse, to such of the Participant's issue who survive him or her, such issue to take per stirpes, but if the Participant is not survived by a spouse or any issue, then to the Participant's estate. If a designated Beneficiary does not survive the Participant and no successor Beneficiary has been designated, distribution shall be made to the Participant's estate.

         Notwithstanding the foregoing provisions of this Section to the contrary, a surviving spouse or Beneficiary may elect to receive or begin receiving distribution of the portion of the Participant's Transfer Account balance, if any, which was allocated to such Participant's account under the Hannaford Southeast Savings and Investment Plan as of June 30, 1995, at such time and in such manner as provided in Exhibit A to this Plan; provided, however, this paragraph shall not apply if such portion does not exceed Three Thousand Five Hundred Dollars ($3,500.00) as of such date (and did not exceed Three Thousand Five Hundred Dollars ($3,500.00) as of the date of any prior distribution).

         9.9 Distribution to Alternate Payee. In the event that all or a portion of a Participant's Account is immediately distributable to an alternate payee, pursuant to a qualified domestic relations order, the Administrative Committee shall distribute the amount payable to such alternate payee in a lump sum as soon as practicable after determining that such order is qualified in accordance with Article XVI. Except as otherwise provided in the domestic relations order, such distribution shall be made as of the first Valuation Date which is administratively practicable following the date that it is determined that the order is qualified. If the amount to be distributed in accordance with this Section exceeds Three Thousand Five Hundred Dollars ($3,500.00) (Five Thousand Dollars ($5,000.00), effective January 1, 1998), no distribution shall be made without the consent of the alternate payee. Such consent shall be made by such written, telephonic or electronic means as may be prescribed by the Administrative Committee.

         In the event that all or a portion of a Participant's Account is payable to an alternate payee pursuant to a qualified domestic relations order, but is not immediately distributable under such order, the Administrative Committee shall direct the Trustee to establish a separate account within the meaning of Section 16.5(b) on behalf of the alternate payee as soon as practicable after determining that such order is qualified in accordance with
Article XVI. The Administrative Committee shall distribute the amount payable from such account to such alternate payee in a lump sum at such time as is provided by the terms of such order. Distribution of a separate account pursuant to this Section 9.9 may be made prior to the Participant's "earliest retirement age" as defined in Section 16.7.

         9.10 Distributions to Minors and Incompetent Persons. If any person to whom benefits shall be distributed under the Plan shall be a minor, or if the Administrative Committee shall determine that such person is incompetent by reason of mental or physical disability, the Administrative Committee may direct the Trustee to distribute such benefits in one or more of the following ways to be determined by the Administrative Committee:

                  (a) directly to such minor or incompetent person; or

                  (b) to a legal or natural guardian or other relative of such minor, or to the legal guardian or conservator of such incompetent person or to any adult person with whom such incompetent person temporarily or permanently resides.

         The receipt by such minor, incompetent person, guardian, conservator, relative or other person shall be a complete discharge of the Trustee, the Administrative Committee, and the Trust Fund, and the Trustee and Administrative Committee shall be without any responsibility to see to the application of any such distributions.

         9.11 Loans. The Administrative Committee may direct the Trustee to make a loan or loans from the vested portion of a Participant's Account to a Participant or Beneficiary who is a "party in interest" as defined in Section 3(14) of ERISA, subject to the following:

                  (a) An application for a loan shall be made by such written, telephonic or electronic means as shall be prescribed by the Administrative Committee. The application shall contain such information as the Administrative Committee may reasonably request.

                  (b) The amount of each loan shall be determined with reference to the fair market value of the Participant's Account as of the most recent Valuation Date for which valuation data has been received by the Administrative Committee.

                  (c) No loan shall be made in an amount less than Five Hundred Dollars ($500.00).

                  (d) Any loan made on or after January 1, 1987, when added to the balance of all other outstanding loans with respect to a Participant's Account from the Plan, shall not exceed the lesser of:

                           (i) Fifty Thousand Dollars ($50,000.00), reduced by
                  the excess, if any, of:

                                    (aa) the Participant's highest outstanding
                           loan balance under the Plan for the one (1) year period ending on the day before such loan is made, over

                                    (bb) the Participant's loan balance under
                           the Plan on the day such loan is made, or

                           (ii) Fifty percent (50%) of the Participant's vested
                  interest in his or her Account.

                  The total of the unpaid balances of all loans (including accrued but unpaid interest) made with respect to a Participant's Account under the Plan and all other qualified retirement plans maintained by his or her Employer shall not exceed the maximum amount which may be loaned in accordance with the limitations of Section 72(p) of the Code.

                  (e) Each loan shall be evidenced by a promissory note bearing a reasonable rate of interest as determined by the Administrative Committee taking into consideration interest rates currently being charged by commercial lenders for loans made under similar circumstances, and shall be adequately secured in such manner as the Administrative Committee may determine. Collateral for a loan may consist of an assignment of not more than fifty percent (50%) of a Participant's vested interest in his or her Account. In the event of default on a loan, the Administrative Committee shall, after giving the Participant or Beneficiary written notice of the default and an opportunity to cure the default, in accordance with the terms and conditions of such loan, foreclose upon the collateral to the extent necessary to satisfy the Participant's obligation. If the collateral for such loan is the Participant's vested interest in his or her Account, such foreclosure may not occur prior to the Participant's termination of employment.

                  (f) Each loan shall be made for such term and, subject to subsection (e) above, upon such terms and conditions as the Administrative Committee shall determine; provided that substantially level amortization, with payments not less frequently than quarterly, shall be required over the term of such loan (except with respect to any period, not to exceed one (1) year, that the Participant is on a leave of absence, as provided in the written administrative procedures established pursuant to Section 9.11(l)), and further provided that the term shall not exceed five (5) years.

                  (g) Each loan shall be treated and accounted for as an investment of a Participant's Account. The Trustee shall establish a loan fund to which it shall transfer the amount of each loan from the other Investment Funds in which the Participant's Account is invested in proportion to the amounts invested in such funds as of the date such loan is made. Amounts of principal and interest paid on any loan shall be transferred from the loan fund to the Investment Funds in accordance with the Participant's investment election in effect at the time of payment.

                  (h) For purposes of this Section 9.11, the Rollover Contributions Account of any Participant shall be deemed part of his or her Elective Contributions Account.

                  (i) No distribution (other than a deemed distribution under Section 72(p) of the Code) shall be made to any Participant or Former Participant or to a Beneficiary of any Participant until all unpaid loans with respect to the Participant's Account, including accrued interest thereon, have been paid in full. Notwithstanding the preceding sentence to the contrary, in the event a Participant or Beneficiary receives or commences to receive distribution of his or her Account pursuant to Section 9.5 or 9.8, and at the time of such distribution there remains outstanding any unpaid loans with respect to his or her Account, then

                           (i) the Account of the Participant or Beneficiary
                  shall be reduced prior to any such distribution by the amount of the principal and accrued interest outstanding on such loan;

                           (ii) the loan shall be deemed to be paid in full as
                  of the date the distribution is made or commences; and

                           (iii) such Participant or Beneficiary shall be
                  treated as receiving or commencing to receive a distribution of his or her entire Account.

                  (j) The Administrative Committee shall suspend the obligation to repay any loan made to a Participant pursuant to this Section 9.11 for any period during which such Participant is performing service in the "uniformed services" (as defined in USERRA), whether or not such service is "qualified military service" within the meaning of Section 4.8, and such suspension shall not be taken into account for purposes of Sections 72(p), 401(a), or 4975(d)(1) of the Code.

                  (k) The Administrative Committee shall follow a uniform and nondiscriminatory policy in making loans to assure that loans are available to all Participants and Beneficiaries who are "parties in interest" on a reasonably equivalent basis as required under 29 C.F.R.
         Section 2550.408b-1 and to further assure that the Plan meets the requirements of Section 401(a)(4) of the Code.

                  (l) The Administrative Committee shall establish, in writing, administrative procedures to carry out the provisions of this Section 9.11.

         9.12 Hardship Withdrawals. The Administrative Committee may direct the Trustee to make a hardship withdrawal distribution to a Participant or Former Participant from his or her Elective Contributions Account subject to the following:

                  (a) Each request for a hardship withdrawal shall be made by such written, telephonic or electronic means as may be prescribed by the Administrative Committee. The request shall specify the reason for such withdrawal and shall include such other information and documentation as the Administrative Committee may request.

                  (b) A hardship withdrawal shall be made only in cash and may not exceed the sum of the Elective Contributions (and income allocable thereto as of December 31, 1988) allocated to the Participant's Account.

                  (c) A hardship withdrawal shall be permitted only if the distribution is on account of an immediate and heavy financial need of the Participant and is necessary to satisfy such financial need.

                           (i) A financial need may qualify as immediate and
                  heavy without regard to whether such need was foreseeable or voluntarily incurred by the Participant. The following shall be deemed immediate and heavy financial needs:

                                    (aa) Payment of medical expenses described
                           in Section 213(d) of the Code previously incurred by the Participant, his or her spouse or dependent (within the meaning of Section 152 of the Code) or payment necessary for such persons to obtain medical care described in Section 213(d) of the Code;

                                    (bb) Costs directly related to the purchase
                           (excluding mortgage payments) of a principal residence of the Participant;

                                    (cc) Payment of tuition, related educational
                           fees and room and board expenses for the next twelve
                           (12) months of post-secondary education for the Participant, his or her spouse or dependent (within the meaning of Section 152 of the Code); and

                                    (dd) Payment to prevent eviction of the
                           Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence.

         The above list of deemed immediate and heavy financial needs shall not be exclusive, and other needs may qualify as immediate and heavy financial needs.

                           (ii) A distribution shall be treated as necessary to
                  satisfy an immediate and heavy financial need of the Participant only to the extent the amount of such distribution is not reasonably available to the Participant from other resources. The Administrative Committee may reasonably rely on the Participant's representations that the need cannot be relieved by insurance, by reasonable liquidation of the Participant's assets, by termination of the Participant's Deferral Election or by other distributions or loans from the Plan or from commercial lenders. A Participant's resources shall be deemed to include those assets of his or her spouse and minor children that are reasonably available to the Participant.

                           (iii) The amount of an immediate and heavy financial
                  need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

                  (d) Withdrawals shall be charged against the Investment Funds in which the withdrawing Participant's Account is invested in proportion to the amounts invested in such funds as of the date such withdrawal is made.

                  (e) A request for a hardship distribution shall be treated as a claim for benefits under Article XIV. A hardship withdrawal shall be made as soon as practicable following approval of the request by the Administrative Committee.

                  (f) The Administrative Committee may from time to time establish rules governing withdrawals, including withdrawal minimums and the extent to which withdrawals shall be limited because of Plan loans. Such rules shall be applied on a uniform and nondiscriminatory basis.

         9.13 Form of Distribution. Distribution of a Participant's Account shall be made in cash. However, a Participant (or his or her surviving spouse or designated Beneficiary, in the event of the Participant's death) may elect that distribution of that portion of his or her Account which is invested in the Company Stock Fund be distributed in whole shares of Company Stock. Such election shall be made by such written, telephonic or electronic means, and at such time, as shall be prescribed by the Administrative Committee.

         9.14 Direct Rollovers.

                  (a) A Participant who is entitled to receive an eligible rollover distribution may elect to have such distribution (or a portion thereof not less than Five Hundred Dollars ($500.00)) made directly to an eligible retirement plan ("direct rollover election").

                  An alternate payee who is entitled to receive an eligible rollover distribution pursuant to a qualified domestic relations order under Article XVI and who is the spouse or a former spouse of a Participant may make a direct rollover election as if such alternate payee were the Participant.

                  A surviving spouse who is entitled to receive an eligible rollover distribution by reason of the Participant's death may make a direct rollover election; provided that such election is restricted to an eligible retirement plan that is an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code.

                  (b) No earlier than ninety (90) days and no later than thirty
         (30) days before an eligible rollover distribution is to be made, the Administrative Committee shall provide the Participant, alternate payee, or surviving spouse, as the case may be, with a written explanation of -

                           (i) the rules under which he or she may make a direct
                  rollover election;

                           (ii) the legal requirement that federal income tax be
                  withheld from the distribution if he or she does not elect a direct rollover;

                           (iii) the rules under which the amount that he or she
                  actually receives will not be subject to federal income tax if such amount is transferred ("rolled over") within sixty (60) days after being received pursuant to Section 402(c) of the Code;

                           (iv) the rules, if applicable, for receiving special
                  income tax averaging, or capital gain treatment, under Section 402(d) of the Code; and

                           (v) the Plan provisions under which a direct rollover
                  election with respect to one payment in a series of periodic payments will apply to all subsequent payments until such election is changed.

                  Notwithstanding the foregoing to the contrary, if an eligible rollover distribution is one of a series of periodic payments, the explanation required by this subsection shall be provided annually as long as such payments continue.

                  (c) A direct rollover election shall be made in such manner and at such time as the Administrative Committee shall prescribe, and shall include:

                           (i) the name of the eligible retirement plan;

                           (ii) a statement that such plan is an eligible
                  retirement plan; and

                           (iii) any other information necessary to permit a
                  direct rollover by the means selected by the Administrative Committee.

                  An election to make a direct rollover with respect to one payment in a series of periodic payments shall apply to all subsequent payments in the series until such election is changed; such change with respect to subsequent payments may be made at any time.

                  (d) Notwithstanding subsection (b) to the contrary, if an individual after receiving the written explanation required by subsection (b), affirmatively elects to make or not make a direct rollover, an eligible rollover distribution may be made less than thirty (30) days after the date such written explanation was given, provided the Administrative Committee has informed such individual, in writing, of his or her right to a period of at least thirty (30) days to make such election.

                  (e) As used in this Section, the following terms shall have the following meanings:

                           (i) "Eligible Retirement Plan" shall mean

                                    (aa) an individual retirement account,
                           described in Section 408(a) of the Code;

                                    (bb) an individual retirement annuity
                           described in Section 408(b) of the Code (other than an endowment contract);

                                    (cc) a trust described in Section 401(a) of
                           the Code which is exempt from tax under Section 501(a) of the Code and which is part of a defined contribution plan described in Section 414(i) of the Code that permits rollover contributions; or

                                    (dd) an annuity plan described in Section
                           403(a) of the Code.

                           (ii) "Eligible Rollover Distribution" shall mean a
                  distribution from the Plan of Two Hundred Dollars ($200.00) or more, excluding the following:

                                    (aa) effective January 1, 1997, a
                           distribution pursuant to Section 9.5(f) or 9.8 to the extent such distribution is required under Section 401(a)(9) of the Code;

                                    (bb) a return of Elective Contributions
                           pursuant to Section 7.4;

                                    (cc) a corrective distribution pursuant to
                           Section 4.7, 5.4 or 6.2;

                                    (dd) a distribution which is one of a series
                           of substantially equal periodic payments (not less frequently than annually) made (i) for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and his or her designated Beneficiary, or (ii) for a specified period of ten (10) years or more; and

                                    (ee) effective for distributions made after
                           December 31, 1998, a distribution pursuant to Section 9.12.


                                    ARTICLE X
                              TOP HEAVY PROVISIONS

         10.1 Top Heavy Requirements. Notwithstanding any provision of this Plan to the contrary, if the Plan is or becomes Top Heavy, then the provisions of this Article shall become applicable and supersede any conflicting provisions of this Plan.

         10.2 Minimum Vesting Requirements. Except as hereinafter provided, each Participant shall continue to have a fully vested and nonforfeitable interest in his or her Account. The vested percentage of each Participant in the portion of his or her Matching Contributions Account and Discretionary Contributions Account which was allocated after December 31, 1997, and the portion of his or her Transfer Account which was not fully vested under the transferor plan as of the date of the transfer shall be determined in accordance with the following schedule:

         Number of Participant's
         Years of Vesting Service       Vested Percentage
         ------------------------       -----------------
         Less than 3                           0%
         3 or more                           100%

         Notwithstanding the foregoing provisions of this Section to the contrary, each Participant who is a Contract Employee and each other Participant (other than a Participant who was first employed by the Company or one of its subsidiaries in its Southeast Division) who has completed at least three (3) Years of Vesting Service as of December 31, 1997, shall continue to have a fully vested and nonforfeitable interest in his or her Account.

         10.3 Minimum Contribution Requirement. Except as hereinafter provided, for each Plan Year in which the Plan is Top Heavy, each Employer shall contribute, on behalf of each Eligible Employee who is a Non-Key Employee and who has not separated from its employ by the end of the Plan Year, an amount which, when added to the Discretionary Contributions allocated to such Eligible Employee's Account, shall be equal to the lesser of:

                  (a) three percent (3%) of such Eligible Employee's compensation (as defined in Section 7.5); or

                  (b) the percentage of such Eligible Employee's compensation (as defined in Section 7.5) which is equal to the largest percentage determined by dividing the Employer Contributions allocated to the Account of each Key Employee by such Key Employee's compensation (as so defined).

The preceding sentence shall be applied by substituting four percent (4%) for three percent (3%) for each Plan Year in which:

                           (i) the Plan is included in a Required Aggregation
                  Group or a Permissive Aggregation Group which includes a qualified defined benefit plan and the Top Heavy Ratio does not exceed ninety percent (90%); and

                           (ii) the limitation set forth in Section 7.2 would be
                  exceeded if 1.0 is substituted for 1.25 wherever 1.25 appears in said limitation.

         The minimum contribution shall be made on behalf of each Eligible Employee who is a Non-Key Employee and who remains in the service of the Employer on the last day of the Plan

Year, regardless of the number of Hours of Service such Eligible Employee is credited with during such Plan Year.

         Notwithstanding any provision of this Section to the contrary, for each Plan Year in which the Plan is Top Heavy, an Eligible Employee who is a Non-Key Employee and who is also covered by a qualified defined benefit plan maintained by his or her Employer, shall accrue a minimum benefit (as required by Section 416(c)(1) of the Code) and a minimum contribution shall not be made on behalf of such Eligible Employee under this Plan. The preceding sentence shall be applied by substituting "three percent (3%)" for "two percent (2%)" in Section 416(c)(1)(B)(i) of the Code and by increasing (but not by more than ten percentage points) the percentage provided in Section 416(c)(1)(B)(ii) of the Code for each Plan Year in which:

                           (i) the Plan is included in a Required Aggregation
                  Group or a Permissive Aggregation Group which includes a qualified defined benefit plan and the Top Heavy Ratio does not exceed ninety percent (90%); and

                           (ii) the limitation set forth in Section 7.2 would be
                  exceeded if 1.0 is substituted for 1.25 wherever 1.25 appears in said limitation.

         For purposes of satisfying the minimum contribution requirement of this Section, Elective Contributions and Matching Contributions shall not be taken into account.

         10.4 Modified Limitation on Allocations. The limitation of Section 7.2 shall be applied by substituting 1.0 for 1.25 whenever 1.25 appears in said limitation for each Plan Year in which the Plan is included in a Required Aggregation Group or a Permissive Aggregation Group which includes a qualified defined benefit plan and the Top Heavy Ratio exceeds ninety percent (90%).

         10.5 Present Value Factors. For purposes of determining the Top Heavy Ratio, the present value of accrued benefits under all defined benefit plans included in a Required Aggregation Group or a Permissive Aggregation Group shall be based on the following factors:

                  Interest: Six and one-half percent (6.5%) per annum

                  Mortality: 1971 Group Annuity Mortality Table, using male rates for all individuals

         10.6 Benefit Accrual. For purposes of determining the Top Heavy Ratio, the accrued benefit of any Non-Key Employee under all defined benefit plans included in a Required Aggregation Group or a Permissive Aggregation Group shall be determined under the method used for accrual purposes for all such plans of an Employer or, if no method is prescribed, as if such benefit accrued no more rapidly than the slowest rate permitted under Section 411(b)(1)(C) of the Code.

                                   ARTICLE XI
                             TRUST FUND INVESTMENTS

         11.1 Duties. The Trustee shall receive and hold all contributions made by an Employer together with such other assets as may be transferred to it in accordance with the provisions of the Plan. In addition, the Trustee shall make distributions as directed by the Administrative Committee in accordance with the provisions of Article IX.

         11.2 Investment Funds. The Trustee shall establish a Company Stock Fund and one or more other Investments Funds as the Finance Committee may from time to time direct. The Finance Committee shall direct that each Investment Fund, other than the Company Stock Fund, shall be invested:

                  (a) at the discretion of a duly appointed Investment Manager in accordance with such investment guidelines and objectives as may be established by the Finance Committee; or

                  (b) in such investments as the Finance Committee may specify for such Investment Fund.

         The Finance Committee may from time to time change its direction with respect to any Investment Fund and may, at any time, eliminate any Investment Fund. Whenever an Investment Fund is eliminated, the Trustee shall promptly liquidate the assets of such Investment Fund and reinvest the proceeds thereof in accordance with the direction of the Finance Committee.

         The Trustee shall transfer to each Investment Fund such portion of the assets of the Trust as the Administrative Committee may from time to time direct in accordance with the terms of the Plan. All interest, dividends and other income received with respect to, and any proceeds realized from the sale or other disposition of, assets held in any Investment Fund shall be credited to and reinvested in such Investment Fund, and all expenses properly attributable to any Investment Fund shall be paid therefrom unless paid by the Employers.

         11.3 Company Stock Fund. The Trustee shall establish a Company Stock Fund which shall be invested primarily in shares of Company Stock. The Trustee shall, as soon as practicable, apply amounts allocated to the Company Stock Fund to purchase Company Stock on the open market at current market value. Pending investment in Company Stock, the Trustee shall invest amounts allocated to and dividends or other amounts received by the Company Stock Fund in short-term cash equivalents including, but not limited to, short-term debt obligations issued or guaranteed by the United States government, money market funds and savings accounts, as directed by the Finance Committee or its delegatee. Notwithstanding the provisions of this Section 11.3 to the contrary, the Trustee shall be under no duty or obligation to invest any assets of the Trust in shares of Company Stock unless (i) such shares constitute "qualifying employer securities" within the meaning of Section 407 of ERISA and (ii) such investment is not prohibited by Section 404, 406 or 407 of ERISA.

         11.4 Investment of Contributions. Effective July 1, 1997, each Participant may direct that contributions made on his or her behalf shall be invested in any one or more of the Investment Funds, provided the percentage of contributions to be invested in any Investment

Fund must be one percent (1%), or any multiple thereof. An investment direction shall be made by such written, telephonic or electronic means as shall be prescribed by the Administrative Committee.

         A Participant's investment direction, if received by the Administrative Committee prior to the date he or she commences participation, shall be effective as of said date. If a Participant does not make an investment direction or an investment direction is not received by the Administrative Committee before he or she commences participation, the contributions on behalf of such Participant shall be invested in the fund which presents the least risk of loss as determined by the Finance Committee. An investment direction received by the Administrative Committee after the date a Participant commences participation shall be effective as of the first business day of the month following receipt by the Administrative Committee or as soon as practicable thereafter. A deemed investment direction pursuant to Section 3.4(a) of the January 1, 1993 amendment and restatement of this Plan (as amended by the Third Amendment thereto) shall be effective as of the date of the affected individual's change in employment status.

         Notwithstanding the foregoing to the contrary, effective January 1, 1998, an investment direction received by the Administrative Committee after the date a Participant commences participation shall be effective as soon as practicable following receipt by the Administrative Committee. A deemed investment direction pursuant to Section 18.2 shall be effective January 1, 1998.

         Once each month, a Participant may modify an investment direction to have future contributions on his or her behalf invested in the Investment Funds in proportions other than those previously elected, but in multiples of one percent (1%). An election modifying a previous investment direction shall be made by such written, telephonic or electronic means as shall be prescribed by the Administrative Committee and shall be effective as of the first business day of the month following receipt by the Administrative Committee or as soon as practicable thereafter.

         Notwithstanding the preceding paragraph to the contrary, effective January 1, 1998, a Participant may modify at any time an investment direction to have future contributions on his or her behalf invested in the Investment Funds in proportions other than those previously elected, but in multiples of one percent (1%). An election modifying a previous investment direction shall be made by such written, telephonic or electronic means as shall be prescribed by the Administrative Committee and shall be effective as soon as practicable following receipt by the Administrative Committee.

         11.5 Reinvestment of Account. Effective July 1, 1997, once each month, a Participant, Former Participant, surviving spouse or Beneficiary may elect to reinvest all or a portion of the balance of his or her Account in any one or more of the Investment Funds, provided the portion invested in any Investment Fund must be one percent (1%), or any multiple thereof, of such balance. An election to reinvest all or a portion of an Account balance shall be made by such written, telephonic or electronic means as shall be prescribed by the Administrative Committee and shall be effective as of the first business day of the month following receipt by the Administrative Committee or as soon as practicable thereafter.

         Notwithstanding the foregoing to the contrary, effective January 1, 1998, a Participant, Former Participant, surviving spouse or Beneficiary may elect at any time to reinvest all or a portion of the balance of his or her Account in any one or more of the Investment Funds, provided the portion invested in any Investment Fund must be one percent (1%), or any multiple thereof, of such balance. An election to reinvest all or a portion of an Account balance shall be made by such written, telephonic or electronic means as shall be prescribed by the Administrative Committee and shall be effective as soon as practicable following receipt by the Administrative Committee.

         11.6 Loan Fund. Participant loans and payments of principal and interest shall be credited to and charged against the loan fund established by the Trustee in accordance with Section 9.11(g).

         11.7 Voting Rights. Stock held in the Company Stock Fund shall be voted by the Trustee in accordance with the terms of the Trust.


                                   ARTICLE XII
                                FINANCE COMMITTEE

         12.1 Duties. The Finance Committee shall be a Named Fiduciary within the meaning of Section 402(a)(2) of ERISA and shall have the following powers and duties:

                  (a) to appoint and remove the Trustee and establish the terms of the Trust agreement;

                  (b) to direct the Trustee to establish one or more Investment Funds and to change or eliminate any Investment Fund other than the Company Stock Fund;

                  (c) to appoint one or more Investment Managers to direct the investment of the assets of the Trust or such portion thereof as may be designated by the Finance Committee; to remove any Investment Manager; and to establish investment guidelines and objectives which shall be binding on such Investment Managers;

                  (d) to limit the investment of one or more Investment Funds to such shares of stock, bonds, mortgages, notes, mutual fund shares, deposit administration, investment or group annuity contracts issued by a legal reserve life insurance company or other property of any kind, real or personal, as the Finance Committee may deem appropriate;

                  (e) to establish investment guidelines and objectives which shall be binding on the Trustee;

                  (f) to employ or retain counsel, accountants and other consultants, including professional investment advisers, as it deems to be in the best interests of the Plan;

                  (g) to direct the Trustee to employ and transfer all of the assets of the Trust or such portion thereof as the Finance Committee may designate to one or more custodians selected by it; and

                  (h) to approve and accept accounts rendered by the Trustee.

         A majority of the Finance Committee shall constitute a quorum, and an action of the majority present at any meeting shall be deemed the action of the Finance Committee. Any member of the Finance Committee may participate in a meeting of the Finance Committee through conference telephone or similar communications equipment by means of which all individuals participating in the meeting can hear each other. Any action of the Finance Committee may be taken without a meeting if all members of the Finance Committee sign written consents setting forth the action taken or to be taken, at any time before or after the intended effective date of such action.

         12.2 Delegation of Ministerial Duties. The Finance Committee may, by a writing signed by a majority of its members, delegate to any member or members of the Committee or to any Employee or Employees, severally or jointly, the authority to perform any ministerial act in connection with the administration of the Plan.

         12.3 Compensation and Reimbursement of Expenses. The members of the Finance Committee shall be entitled to reasonable compensation for services rendered and to reimbursement of expenses properly and actually incurred, in the performance of their duties on behalf of the Plan, but no person so serving who already receives compensation from an Employer or any Related Employer for services rendered as an employee shall receive compensation for such services, except for reimbursement of expenses properly and actually incurred and not otherwise reimbursed.

         12.4 Reliance on Reports. The Finance Committee shall be entitled to rely upon all certificates and reports made by any agent, attorney, accountant, actuary or other consultant, including any investment adviser, employed to assist in the performance of its duties.

         12.5 Multiple Signatures. A majority of the members of the Finance Committee or any one member authorized by such Committee shall have authority to execute all documents, reports or other memoranda necessary or appropriate to carry out the actions and decisions of the Finance Committee. The Trustee, any investment manager or any other interested party may rely upon any document, report or other memorandum so executed as evidence of the Finance Committee action or decision indicated thereby.


                                  ARTICLE XIII
                            ADMINISTRATIVE COMMITTEE

         13.1 Appointment of Administrative Committee. The Human Resources Committee of the Board of Directors shall appoint an Administrative Committee of not less than four (4) individuals who shall have authority to control and manage the administration of the Plan. A majority of the Administrative Committee shall constitute a quorum, and an action of the majority at any meeting shall be deemed the action of the Administrative Committee. Any member of the Administrative Committee may participate in a meeting through conference telephone or similar communications equipment by means of which all individuals participating can hear each other. Any action of the Administrative Committee may be taken without a meeting if all members of the Administrative Committee sign written consents setting forth the action taken or to be taken, at any time before or after the intended effective date of such action.

         13.2 Resignation and Removal. Any person appointed to serve as a member of the Administrative Committee shall serve at the pleasure of the Human Resources Committee of the Board of Directors and may be removed by delivery of written notice of removal, which shall take effect at the date specified therein. Any member of the Administrative Committee may resign at any time by delivering to the Human Resources Committee a written notice of resignation, which shall take effect at a date specified therein. The Human Resources Committee, as soon as practicable following delivery of a written notice of removal or receipt of a written notice of resignation of any member of the Administrative Committee, shall consider the appointment of a successor.

         13.3 Powers and Duties. The Administrative Committee shall be a Named Fiduciary within the meaning of Section 402(a)(1) of ERISA with the following powers and complete discretionary authority to control and manage the operation and administration of the Plan:

                  (a) To determine all questions concerning the eligibility of Employees to participate in and receive benefits under the Plan;

                  (b) To compute the amount of benefits payable to any Participant or Beneficiary;

                  (c) To authorize and direct the Trustee with respect to the payment of benefits;

                  (d) To furnish the Trustee with such information, statements and reports as will enable the Trustee to comply with the reporting and disclosure requirements under ERISA and the Code;

                  (e) To interpret the provisions of the Plan and to make rules and regulations for the administration of the Plan, including, without limitation, rules for tendering and voting Company securities;

                  (f) To maintain all the necessary records for the administration of the Plan;

                  (g) To employ or retain counsel, accountants, actuaries or such other consultants as may be required to assist in administering the Plan;

                  (h) To act as agent for service of legal process; and

                  (i) To give written notice to all interested parties (as defined in the regulations prescribed under Section 7476(b)(1) of the
         Code), in the form and manner, and at such time as prescribed by such regulations, of an application for an advance determination with respect to the initial qualification of the Plan or to the effect of an amendment or termination of the Plan.

         Except as specifically delegated to the Administrative Committee by the Finance Committee, the Administrative Committee shall have no power or authority over the investment of the assets of the Trust and nothing in this Section 13.3 shall be construed as granting such power and authority. The Finance Committee, in accordance with the provisions of Article XI, shall have exclusive authority and discretion to manage and control the investment of the Trust Fund.

         13.4 Reporting and Disclosure. The Administrative Committee shall furnish to each Participant and to each other person who is receiving benefits under the Plan, and shall file with the Secretary of Labor and the Secretary of Treasury, all reports, disclosures and notifications as are required under the Code.

         13.5 Delegation of Ministerial Duties. The Administrative Committee may delegate to any member or members of the Committee or to any other person or persons, severally or jointly, the authority to perform any ministerial act in connection with the administration of the Plan.

         13.6 Payment of Plan Expenses. Notwithstanding any provision of the Plan or Trust to the contrary, payment of any reasonable expenses of administering the Plan, as determined by the Administrative Committee, shall be made from the Trust Fund, unless paid by an Employer. If such expenses are incurred as a result of services provided to the Plan or Trust by a party in interest (as defined in Section 3(14) of ERISA), no payment shall be made from the Trust Fund unless such payment (a) satisfies the applicable requirements of
Section 408 of ERISA and the regulations thereunder; or (b) is otherwise exempt from the applicable prohibited transaction rules of the Code and ERISA.

         13.7 Compensation and Reimbursement of Expenses. The members of the Administrative Committee shall be entitled to reasonable compensation for services rendered and to reimbursement of expenses properly and actually incurred, in the performance of their duties on behalf of the Plan, but no person so serving who already receives compensation from an Employer or any Related Employer for services rendered as an Employee shall receive compensation from the Plan, except reimbursement of expenses properly and actually incurred and not otherwise reimbursed.

         13.8 Uniformity of Rules and Regulations. In the administration of the Plan and the interpretation and application of its provisions, the Administrative Committee shall exercise its powers and authority in a nondiscriminatory manner, and shall apply uniform administrative rules and regulations in order to assure substantially the same treatment to Participants in similar circumstances.

         13.9 Reliance on Reports. The Administrative Committee shall be entitled to rely upon all certificates and reports made by any counsel, accountant, actuary or other consultant employed or retained to assist in administering the Plan.

         13.10 Multiple Signatures. A majority of the members of the Administrative Committee or any one member authorized by such Committee shall have authority to execute all documents, reports or other memoranda necessary or appropriate to carry out the actions and decisions of the Administrative Committee. The Trustee or any other interested party may rely upon any document, report or other memorandum so executed as evidence of the Administrative Committee action or decision indicated thereby.

         13.11 Confidentiality of Participant Decisions Relating to Company Stock. The Administrative Committee shall establish procedures designed to safeguard the confidentiality of information relating to the purchase, holding and sale of Company Stock, and the exercise of voting, tender and similar rights with respect thereto, by Participants, Former Participants, surviving spouses and Beneficiaries. The Administrative Committee shall be responsible for ensuring that such procedures meet the applicable requirements of ERISA Reg.
Section 2550.404c-1(d)(2). In the event the Administrative Committee determines that a particular situation involves a potential for undue Employer or Related Employer influence upon Participants, Former Participants, surviving spouses and Beneficiaries within the meaning of ERISA Reg. Section 2550.404c-1(d)(2), the Administrative Committee shall promptly appoint an independent fiduciary to perform the role of the Administrative Committee and carry out activities with respect to such situation. Such independent fiduciary shall not be a person affiliated with an Employer within the meaning of ERISA Reg. Section 2550.404c-1(e)(3).


                                   ARTICLE XIV
                                CLAIMS PROCEDURE

         14.1 Filing a Claim For Benefits. A Plan Participant or other person entitled to benefits under the Plan may make a claim for Plan benefits by filing a written request with the Administrative Committee upon a form to be furnished to it for such purpose.

         14.2 Denial of Claim. If a claim is wholly or partially denied, the Administrative Committee shall furnish the claimant with written notice setting forth in a manner calculated to be understood by the claimant:

                  (a) The specific reason or reasons for the denial;

                  (b) Specific reference to pertinent Plan provisions on which the denial is based;

                  (c) A description of any additional material or information necessary for the claimant to perfect his or her claim and an explanation why such material or information is necessary; and

                  (d) Appropriate information as to the steps to be taken if the claimant wishes to submit his or her claim for review.

Such notice shall be furnished to the claimant within ninety (90) days after receipt of his or her claim, unless special circumstances require an extension of time for processing such claim. If an extension of time for processing is required, the Administrative Committee shall, prior to the termination of the initial ninety (90) day period, furnish the claimant with written notice indicating the special circumstances requiring an extension and the date by which the Committee expects to render its decision. In no event shall an extension exceed a period of ninety (90) days from the end of the initial ninety
(90) day period.

         14.3 Appeal of Denied Claim. A claimant may request the Administrative Committee to review a denied claim. Such request shall be in writing and must be delivered to the Administrative Committee within sixty (60) days after receipt by the claimant of written notification of denial of claim. A claimant or his or her duly authorized representative may:

                  (a) Review pertinent documents, and

                  (b) Submit issues and comments in writing.

         14.4 Decision on Appeal. The Administrative Committee shall notify the claimant of its decision on review not later than sixty (60) days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible but not later than one hundred twenty (120) days after receipt of a request for review. If an extension of time for review is required because of special circumstances, written notice of the extension must be furnished to the claimant prior to the commencement of the extension. The Administrative Committee's decision on review shall be in writing and shall include specific reasons for the decision, as well as specific references to the pertinent Plan provisions on which the decision is based.


                                   ARTICLE XV
                            AMENDMENT AND TERMINATION

         15.1 Amendment. The Company, through the Human Resources Committee of its Board of Directors, reserves the right to amend the Plan from time to time, provided that no amendment shall, except as otherwise provided in this Plan or authorized by law, permit any part of the Trust Fund to revert to an Employer or Related Employer or permit any part of the Trust Fund to be used for, or diverted to, purposes other than the exclusive benefit of the Participants, their surviving spouses and Beneficiaries. Each such amendment shall be effective with respect to a subsidiary of the Company that has adopted the Plan without further action by the subsidiary.

         If the vesting schedule in effect under the Plan is amended, each Participant who has completed at least three (3) Years of Vesting Service may elect to have the vested percentage of his or her Account determined without regard to such amendment. The Administrative Committee shall promptly give each such Participant written notice of the adoption of such amendment and the availability of the election to have the vested percentage of his or her Account determined without regard to such amendment. An election by a Participant shall be in writing and shall be effective if filed with the Administrative Committee at any time during the period beginning with the date such amendment is adopted and ending on the later of (i) the date which is sixty
(60) days after the day such amendment is adopted, (ii) the date which is sixty
(60) days after the day such amendment becomes effective, or (iii) the date which is sixty (60) days after the day the Participant receives written notice of such amendment. An election once made shall be irrevocable. For purposes of this Section, a Participant shall be considered to have completed three (3) Years of Vesting Service if the Participant has completed three (3) years of Vesting Service prior to the expiration of the period in which an election could be made.

         15.2 Accounts Not to be Decreased by Amendment. No Amendment shall, except to the extent permitted under Section 412(c)(8) of the Code, decrease a Participant's Account balance or, except to the extent permitted by regulations, eliminate an optional form of benefit. In addition, no amendment shall have the effect of decreasing a Participant's vested interest determined without regard to such amendment as of the later of the date such amendment is adopted or the date it becomes effective.

         15.3 Termination. The Company, through the Human Resources Committee of its Board of Directors, may terminate the Plan at any time in its entirety or with respect to any Employer or any division by written notice delivered to the Trustee. The Plan shall terminate with respect to any Employer on the earliest of the following dates:

                  (a) The date the Employer is judicially declared bankrupt or insolvent;

                  (b) The date the Employer permanently discontinues contributions under the Plan;

                  (c) The date the Employer is merged or consolidated with another corporation and the Employer is not the surviving corporation or substantially all its assets are sold, unless the surviving or purchasing corporation makes provision to continue the Plan with the consent of the Company; or

                  (d) The date the Employer withdraws from the Plan.

         If an Employer permanently discontinues contributions or the Plan is otherwise completely or partially terminated for any other reason, each affected Participant shall have a fully vested and nonforfeitable interest in his or her Account. Subject to the applicable consent requirements of Section 411(a)(11) of the Code and the regulations thereunder, the Administrative Committee shall direct the Trustee to make distributions pursuant to the applicable provisions of Article IX as soon as practicable following such event.

         15.4 Notice of Amendment or Termination. In the case of an application for an advance determination as to whether a Plan amendment or termination affects the continuing qualification of the Plan, the Administrative Committee shall furnish each interested party (as defined by the regulations prescribed under Section 7476(b)(1) of the Code) with written notice, in the form and manner, and at such time as prescribed by such regulations, of the adoption of any amendment or Plan termination.


                                   ARTICLE XVI
        NONALIENABILITY OF BENEFITS; QUALIFIED DOMESTIC RELATIONS ORDERS

         16.1 Nonalienability of Benefits. Except as expressly provided below, the benefits provided under the Plan shall not be subject to alienation, assignment, garnishment, attachment, execution (other than the collection by the United States on a judgment resulting from an unpaid tax assessment) or levy of any kind (other than a federal tax levy made pursuant to Section 6331 of the Code), and any attempt to cause such benefits to be so subjected will not be recognized.

         Notwithstanding the foregoing to the contrary, and effective August 5, 1997, this Section 16.1 shall not apply to any offset of a Participant's Account balance against an amount that the Participant is ordered or required to pay to the Plan, and the Plan shall not be treated as failing to meet the requirements of Sections 401(a)(13) or 401(k) of the Code solely by reason of such an offset, provided:

                  (a) the order or requirement to pay arises:

                           (i) under a judgment of conviction for a crime
                  involving the Plan;

                           (ii) under a civil judgment (including a consent
                  order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of Part 4 of Subtitle B of Title I of ERISA; or

                           (iii) pursuant to a settlement agreement between the
                  Secretary of Labor and the Participant, or a settlement agreement between the Pension Benefit Guaranty Corporation and the Participant, in connection with a violation (or alleged violation) of Part 4 of Subtitle B of Title I of ERISA by a fiduciary or any other person;

                  (b) the judgment, order, decree or settlement agreement expressly provides for the offset of all or a part of the amount ordered or required to be paid to the Plan against the Participant's Account balance; and

                  (c) if the Participant has a spouse at the time at which the offset is to be made:

                           (i) either such spouse has consented in writing to
                  such offset and such consent is witnessed by a notary public (or it is established to the satisfaction of the Plan Administrator that such consent may not be obtained because there is no spouse or the spouse cannot be located), or an election to waive the right of the spouse to either a qualified joint and survivor annuity or a qualified preretirement survivor annuity is in effect in accordance with the requirements of Section 417(a) of the Code;

                           (ii) such spouse is ordered or required in such
                  judgment, order, decree or settlement to pay an amount to the Plan in connection with a violation of Part 4 of Subtitle B of Title I of ERISA; or

                           (iii) in such judgment, order, decree or settlement,
                  such spouse retains the right to receive the survivor annuity under a qualified joint and survivor annuity provided pursuant to Section 401(a)(11)(A)(i) of the Code and under a qualified preretirement survivor annuity provided pursuant to Section 401(a)(11)(A)(ii) of the Code, determined as if:

                                    (aa) the Participant terminated employment
                           on the date of the offset;

                                    (bb) there was no offset;

                                    (cc) the Plan permitted commencement of
                           benefits only on or after Normal Retirement Age;

                                    (dd) the Plan provided only the
                           minimum-required qualified joint and survivor annuity; and

                                    (ee) the amount of the qualified
                           preretirement survivor annuity is equal to the amount of the survivor annuity payable under the minimum-required qualified joint and survivor annuity.

         For purposes of subsection (c)(iii), the term "minimum-required qualified joint and survivor annuity" means the qualified joint and survivor annuity which is the actuarial equivalent of the Participant's accrued benefit (within the meaning of Section 411(a)(7) of the Code) and under which the survivor annuity is fifty percent (50%) of the amount of the annuity which is payable during the joint lives of the Participant and his or her spouse.

         16.2 Qualified Domestic Relations Orders. The provisions of Section
16.1 shall apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant, including the creation, assignment or recognition of any right, pursuant to a domestic relations order, except that said provisions shall not apply if the order is determined to be a qualified domestic relations order.

         16.3 Notice. Upon the receipt of any domestic relations order by the Plan, the Administrative Committee shall promptly notify, in writing, the Participant and any alternate payee named in the domestic relations order (at the address included in the domestic relations order) of the receipt of such order and the Plan's procedures for determining the qualified status of such domestic relations order.

         16.4 Representative. Any alternate payee named in a domestic relations order received by the Plan shall have the right to designate, by notice in writing to the Administrative Committee, a representative for the receipt of copies of notices that are sent to the alternate payee with respect to such domestic relations order.

         16.5 Separate Account.

                  (a) During any period in which the issue of whether a domestic relations order is a qualified domestic relations order is being determined (by the Administrative Committee, by a court of competent jurisdiction, or otherwise), the Administrative Committee shall direct the Trustee to separately account for the amounts, if any, which would have been payable to any alternate payee during such period if the order had been determined to be a qualified domestic relations order.

                  (b) In the event an alternate payee does not receive an immediate distribution pursuant to a domestic relations order which is determined by the Administrative Committee or by a court of competent jurisdiction to be a qualified domestic relations order, the Administrative Committee shall direct the Trustee to establish a separate account in the Plan in the name of the alternate payee as soon as practicable following such determination. An alternate payee shall have the same rights and protections as a Participant with respect to such account and shall be entitled to receive distribution of such account in accordance with Section 9.5.

         16.6 Determination by Administrative Committee.

                  (a) Within ninety (90) days after receipt of a domestic relations order, the Administrative Committee shall determine whether such order is a qualified domestic relations order and shall notify, in writing, the Participant and each alternate payee named in such order of such determination.

                  (b) If the Administrative Committee shall determine that the domestic relations order is a qualified domestic relations order and such order provides that the benefits required to be paid thereunder are immediately distributable, the Administrative Committee shall direct the Trustee to pay to each alternate payee named in such order, the benefits required to be paid thereunder, including any amounts segregated in accordance with subsection (a) of Section 16.5 (plus any interest thereon). If the Administrative Committee shall determine that the domestic relations order is a qualified domestic relations order and such order does not provide that the benefits required to be paid thereunder are immediately distributable, the Administrative Committee shall direct the Trustee to establish a separate account in accordance with Section 16.5(b).

                  (c) If the Administrative Committee shall determine that the domestic relations order is not a qualified domestic relations order, the notice required by the first paragraph of this Section shall include a statement of the specific reason or reasons for the Administrative Committee's determination and the Administrative Committee shall direct the Trustee to continue to segregate, in accordance with Section 16.5(a), during the eighteen (18) month period beginning with the date on which the first payment would be required to be made under such domestic relations order, any amounts which would have been payable to any alternate payee during such eighteen (18) month period if the order had been determined to be a qualified domestic relations order, unless such order shall sooner be determined, by the Administrative Committee or a court of competent jurisdiction, to be a qualified domestic relations order, in which event the Administrative Committee shall direct the Trustee to make payment of any such segregated amount (plus any interest thereon) to each alternate payee named in the order or to establish a separate account in the name of each alternate payee named in the order in accordance with the second paragraph of this Section. If neither the Administrative Committee nor a court of competent jurisdiction shall determine within said period of eighteen (18) months that such domestic relations order is a qualified domestic relations order; then, upon expiration of said period, the Administrative Committee shall direct the Trustee to pay any such segregated amount (plus any interest thereon) to the person or persons who would have been entitled to such amounts if there had been no order.

         16.7 Definitions. As used in this Article, the following terms shall have the meanings hereinafter set forth:

                  (a) "Alternate payee" shall mean any spouse, former spouse, child or other dependent of a Participant who is recognized by a domestic relations order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

                  (b) "Domestic relations order" shall mean any judgment, decree or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony payments or marital property rights of a spouse, former spouse, child or other dependent of a Participant, and is made pursuant to a state domestic relations law (including a community property law).

                  (c) "Earliest retirement age" shall mean the earlier of:

                           (i) the date on which the Participant is entitled to
                  a distribution under the Plan, or

                           (ii) the later of the date the Participant attains
                  age fifty (50), or the earliest date on which the Participant could begin receiving payments under the Plan if he or she separated from service.

                  (d) "Qualified domestic relations order" shall mean a domestic relations order which:

                           (i) creates or recognizes the existence of an
                  alternate payee's right to, or assigns to an alternate payee the right to, receive all or a portion of the benefits payable with respect to a Participant under the Plan; and

                           (ii) clearly specifies:

                                    (aa) the name and the last known mailing
                           address (if any) of the Participant and the name and mailing address of each alternate payee covered by the order;

                                    (bb) the amount or percentage of the
                           Participant's benefits to be paid by the Plan to each such alternate payee, or the manner in which such amount or percentage is to be determined;

                                    (cc) the number of payments or period to
                           which such order applies; and

                                    (dd) each plan to which such order applies;
                           and

                           (iii) does not require the Plan to:

                                    (aa) provide any type or form of benefits,
                           or any option, not otherwise provided under the Plan;

                                    (bb) provide increased benefits (determined
                           on the basis of actuarial value); or

                                    (cc) pay benefits to an alternate payee
                           which are required to be paid to another alternate payee under another order previously determined to be a qualified domestic relations order.

         In the case of any payment to an alternate payee before a Participant has separated from service, a domestic relations order shall not be treated as failing to meet the requirements of clause (aa) of subparagraph (iii) solely because such order requires that payment of benefits be made to an alternate payee:

                           (i) on or after the date on which the Participant
                  attains (or would have attained) the earliest retirement age;

                           (ii) as if the Participant has retired on the date on
                  which such payment is to begin under such order; and

                           (iii) in any form in which such benefits may be paid
                  under the Plan to the Participant (other than in the form of a joint and survivor annuity with respect to the alternate payee and his or her subsequent spouse).

                                  ARTICLE XVII
                     DELEGATION OF AUTHORITY BY SUBSIDIARIES

         17.1 Delegation of Authority by Subsidiaries. Each subsidiary of the Company that adopts the Plan hereby irrevocably grants to the Company, its Board of Directors, the Finance Committee and the Administrative Committee exclusive authority to exercise all the powers conferred on them by the terms of the Plan, including the power vested in the Human Resources Committee of the Board of Directors to amend or terminate the Plan, and each adopting subsidiary irrevocably appoints the Company, its Board of Directors, the Finance Committee and the Administrative Committee as its agents for such purposes. In addition, each subsidiary of the Company that adopts the Plan shall automatically become a party to the Trust without further action on its part.


                                  ARTICLE XVIII
                                     MERGERS

         18.1 Merger or Consolidation of Plan. In case of any merger or consolidation of the Plan with, or transfer of assets and liabilities of the Plan to, any other plan qualified under Section 401(a) and Section 501(a) of the Code, provision must be made so that each Participant would, if the Plan then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated.

         18.2 Merger With Hannaford Southeast Savings and Investment Plan. Effective January 1, 1998, the Plan shall be merged with the Hannaford Southeast Savings and Investment Plan (the "Southeast Plan"). The provisions of this Section shall be applicable to such merger and shall supersede any conflicting provisions of this Plan.

                  (a) The assets of the Southeast Plan shall be directly transferred to the Plan as of January 1, 1998. Upon receipt, the Administrative Committee shall direct the Trustee to establish and maintain an account on behalf of each participant and former participant under the Southeast Plan and shall direct the Trustee to credit such account with the portion of the transferred assets standing to the credit of such participant or former participant under the Southeast Plan immediately prior to such transfer, provided such amount shall be separately accounted for in accordance with Section 8.1. With respect to a participant in the Southeast Plan who has an outstanding loan balance under such plan at the time of the transfer, the promissory note evidencing such loan shall be transferred to this Plan and the outstanding loan balance shall be treated in accordance with the provisions of Section 9.11 as an outstanding loan balance under this Plan.

                  (b) Each elective, matching or other type of contribution comprising the Transfer Account created pursuant to subsection (a) above shall be administered, invested and distributed in accordance with the provisions of this Plan applicable to such type of contribution.

                  (c) The deferral election and investment direction of a participant (and former participant, in the case of an investment direction) in effect under the Southeast Plan as of

         December 31, 1997, shall be deemed a Deferral Election under Section
         5.1 and an investment direction under Section 11.4 of this Plan.

                  (d) Notwithstanding the foregoing provisions of this Plan to the contrary, a participant or former participant in the Southeast Plan may elect to have the vested portion of the Transfer Account created pursuant to Section 18.2(a) of this Plan, if any, which was allocated to his or her account balance under the Southeast Plan as of June 30, 1995, distributed at such time and in such manner as provided in Exhibit A to this Plan; provided, however, this subsection (d) shall not apply if such vested portion does not exceed Three Thousand Five Hundred Dollars ($3,500.00) as of such date (and did not exceed Three Thousand Five Hundred Dollars ($3,500.00) as of the date of any prior distribution).


                                   ARTICLE XIX
                                  MISCELLANEOUS

         19.1 Fiduciary Responsibility.

                  (a) Allocation of Responsibility. All fiduciaries with respect to the Plan and Trust shall be required to meet the prudence, diversification and other fiduciary responsibilities of applicable law to the extent such requirements and responsibilities apply to them, provided each fiduciary shall be responsible for carrying out only the requirements, responsibilities and duties placed upon such fiduciary by provisions of the Plan and Trust. In particular:

                           (i) An Investment Manager shall have full investment
                  responsibility with respect to the assets of the Trust for which it has the power of investment direction. Except as otherwise provided by law, the other fiduciaries, including but not limited to, the Trustee and the Finance Committee, shall have no duty or responsibility with respect to the investment of such assets as long as they are subject to the investment direction of such Investment Manager.

                           (ii) The Trustee shall have no duty or responsibility
                  with respect to investment of assets of the Trust so long as they are invested at the direction of the Finance Committee or a duly appointed Investment Manager.

                           (iii) The Administrative Committee shall have no duty
                  or responsibility with respect to the investment of the assets of the Trust.

                           (iv) The fiduciaries, including but not limited to,
                  the Trustee, the Finance Committee, the Administrative Committee and any Investment Manager shall have no responsibility for the investment elections made by Participants, Former Participants, surviving spouses or Beneficiaries, or for the exercise of voting, tender or similar rights by Participants, Former Participants, surviving spouses or Beneficiaries except as otherwise provided by applicable law.

                  (b) Fiduciary Duties. Each fiduciary shall exercise the powers granted to it and shall discharge its duties under the Plan solely in the interest of the Participants, their surviving spouses and Beneficiaries and:

                           (i) for the exclusive purpose of

                                    (aa) providing benefits to Participants,
                           their surviving Spouses and Beneficiaries, and

                                    (bb) defraying reasonable expenses of
                           administering the Plan;

                           (ii) with the care, skill, prudence, and diligence
                  under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and

                           (iii) by diversifying the investments of the Plan so
                  as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so.

         19.2 Prohibited Transactions. Neither the Trustee, nor the Finance Committee, nor any Investment Manager, nor any Participant or Former Participant who directs the investment of his or her Account shall engage in a transaction which the Trustee, Finance Committee, Investment Manager, Participant or Former Participant knows or should know is prohibited by Section 406 or 407(a) of ERISA or by Section 4975 of the Code, unless an appropriate exemption or exemptions have been granted by the Department of Labor under Section 408 of ERISA and the Department of the Treasury under Section 4975(c)(2) of the Code.

         19.3 Additional Contributions and Adjustments. An Employer shall contribute such additional amounts, and shall direct the Trustee or Administrative Committee to make such adjustments to, and distributions from, Participants' Accounts, to the extent necessary to correct any operational defect pursuant to the Internal Revenue Service's Employee Plans Compliance Resolution System or any successor system, policy or program to the foregoing.

         19.4 Exclusive Benefit. Except as otherwise provided in the Plan or authorized by the Code, in no event shall any part of the Trust Fund be used for, or diverted to, purposes other than for the exclusive benefit of the Participants, their surviving spouses and Beneficiaries.

         19.5 Service with Predecessor Employer. Service with a predecessor employer shall, to the extent required by the Code and regulations, be treated as service with an Employer or Related Employer.

         19.6 Employment. Participation in the Plan shall not give any Participant the right to be retained in the employ of the Employer or any other right not specified herein.

         19.7 Gender. When necessary to the meaning hereof, and except when otherwise indicated by the context, either the masculine or the neuter pronoun shall be deemed to include the masculine, the feminine and the neuter.

         19.8 Governing Law. This Plan shall be governed and construed by the laws of the United States of America. To the extent that the laws of the United States of America shall not be held to have preempted local law, the Plan shall be administered under the laws of the State of Maine.

         19.9 Article and Section Headings and Table of Contents. The Article and Section headings and Table of Contents are inserted for convenience of reference and shall not be considered in the construction of the Plan.

         19.10 Impermissible Actions from January 1, 1998, to March 31, 1998. Notwithstanding any other provision of this Plan to the contrary, during the period beginning January 1, 1998, and ending March 31, 1998, the following actions shall not be permitted:

                           (a) An amendment to a Deferral Election pursuant to
                  Section 5.2;

                           (b) A reinstatement of a Deferral Election pursuant
                  to the last paragraph of Section 5.1;

                           (c) An investment direction pursuant to Section 11.4
                  or 11.5;

                           (d) A loan pursuant to Section 9.11; and

                           (e) A hardship withdrawal pursuant to Section 9.12
                  (other than a hardship withdrawal made solely on account of an unforeseeable immediate and heavy financial need within the meaning of Section 9.12(c)(i)).

         IN WITNESS WHEREOF, Hannaford Bros. Co. has caused this document to be executed by its duly authorized officer on this 24th day of December, 1998.


                                                HANNAFORD BROS. CO.


                                                By: /s/ MICHAEL J. STROUT
                                                    ----------------------------
                                                    Its

                                    Exhibit A

SECTION 5.04 - WHEN BENEFITS START.

Benefits under the Plan begin when a Member retires, dies or ceases to be an Employee, whichever applies, as provided in the preceding sections of this article. Benefits which begin before Normal Retirement Date for a Member who became Totally Disabled when he was an Employee shall be deemed to begin because he is Totally Disabled. The start of benefits is subject to the qualified election procedures of Article VI.

Unless otherwise elected, benefits shall begin before the sixtieth day following the close of the Plan Year in which the latest date below occurs:

     (a) The date the Member attains the earlier of (i) age 65 or (ii) the later of Normal Retirement Age or age 62.

     (b)  The tenth anniversary of the Member's Entry Date.

     (c)  The date the Member ceases to be an Employee.

Notwithstanding the foregoing, the failure of a Member and spouse to consent to a distribution while a benefit is immediately distributable, within the meaning of Section 6.03, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this section.

The Member may elect to have benefits begin after the latest date for beginning benefits described above, subject to the following provisions of this section. The Member shall make the election in writing and deliver the signed election to the Plan Administrator before Normal Retirement Date or the date he ceases to be an Employee, if later. The election must describe the form of distribution and the date benefits will begin. The Member shall not elect a date for beginning benefits or a form of distribution which would result in a benefit payable when he dies which would be more than incidental within the meaning of governmental regulations.

Benefits shall begin by the Member's Required Beginning Date, as defined in
Section 6.02. Distribution of the Vested Account resulting from Contributions made after the Member's Required Beginning Date shall begin by the April 1 following the calendar year in which such Contributions were made.

If a Member receives a taxable distribution (including a withdrawal) of any part of his Vested Account, he may be subject to a Federal tax penalty. The tax penalty does not apply if the distribution is:

     (a)  made on or after age 59-1/2;

     (b)  made on account of the Member's death to his Beneficiary or estate;

     (c)  made on account of being disabled;

     (d) part of a series of periodic payments after separation from service that are substantially equal, at least annual, and based on the life expectancy of the Member or the Member and his Beneficiary; or

     (e)  made after separation from service after the attainment of age 55.

In addition, no tax is imposed on amounts received and paid during the taxable year for medical expenses in an amount not to exceed that deducible under Code
Section 213. Disabled means that a Member is disabled to the extent he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or be of long-continued and indefinite duration. Proof of the existence of the disability will be in such form and manner as the Secretary of the Treasury may require.

Contributions which are used to compute the Actual Deferral Percentage, as defined in Section 3.07, (Elective Deferral Contributions, Qualified Nonelective Contributions, and Qualified Matching Contributions) may be distributed upon disposition by us of substantially all of the assets used by us in a trade or business disposition by us of our interest in a subsidiary if the transferee corporation is not a Controlled Group member, the Employee continues employment with the transferor corporation and the transferor corporation continues to maintain the Plan. The distribution must be a total distribution.

ARTICLE VI - DISTRIBUTION OF BENEFITS

The provisions of this article shall apply on or after August 23, 1984, to any Member who is credited with at least one Hour of Service or one hour of paid leave on or after that date and to such other Members as provided in Section
6.05. If the Effective Date of our Plan is before January 1, 1984, the provisions of the Prior Plan as in effect on the day before the TEFRA Compliance Date shall apply before August 23, 1984. If the Effective Date of our Plan is on or after January 1, 1984, and before August 23, 1984, the provisions of the Plan as originally adopted shall apply before August 23, 1984.

SECTION 6.01 - AUTOMATIC FORMS OF DISTRIBUTION.

Unless a qualified election of an optional form of benefit has been made within the election period (see Section 6.03), the automatic form of benefit payable to or on behalf of a Member is determined as follows:

     (a) The automatic form of retirement benefit for a Member who does not die before his Annuity Starting Date shall be the Qualified Joint and Survivor Form.

     (b) The automatic form of death benefit for a Member who dies before his Annuity Starting Date shall be:

          (1) A Qualified Preretirement Survivor Annuity for a Member who has a spouse to whom he has been continuously married throughout the one-year period ending on the date of his death. The spouse may elect to start receiving the death benefit on any first day of the month on or after the Member dies and by the date the Member would have been age 70-1/2. If the spouse dies before benefits start, the Member's Vested Account, determined as of the date of the spouse's death, shall be paid to the spouse's Beneficiary.

          (2) A single sum payment to the Member's Beneficiary for a Member who does not have a spouse who is entitled to a Qualified Preretirement Survivor Annuity.

Before a death benefit will be paid on account of the death of a Member who does not have a spouse who is entitled to a Qualified Preretirement Survivor Annuity, it must be established to the satisfaction of a plan representative that the Member does not have such a spouse.

SECTION 6.02 - OPTIONAL FORMS OF DISTRIBUTION AND DISTRIBUTION REQUIREMENTS.

     (a)  For purposes of this section, the following terms are defined:

     Applicable Life Expectancy means Life Expectancy (or Joint and Last Survivor Expectancy) calculated using the attained age of the Member (or Designated Beneficiary) as of the Member's (or Designated Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date Life Expectancy was first calculated. If Life Expectancy is being recalculated, the Applicable Life Expectancy shall be the Life Expectancy so recalculated. The applicable calendar year shall be the first Distribution Calendar Year, and if Life Expectancy is being recalculated such succeeding calendar year.

     Designated Beneficiary means the individual who is designated as the beneficiary under the Plan in accordance with Code Section 401(a)(9) and the regulations thereunder.

     Distribution Calendar Year means a calendar year for which a minimum distribution is required. For distributions beginning before the Member's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Member's Required Beginning Date. For distributions beginning after the Member's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to (e) below.

     Joint and Last Survivor Expectancy means joint and last survivor expectancy computed by use of the expected return multiples in Tables V and Vi of section 1.72-9 of the Income Tax Regulations.

     Unless otherwise elected by the Member (or spouse, in the case of distributions described in (e)(2)(ii) below) by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Member (or spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse Beneficiary may not be recalculated.

     Life Expectancy means life expectancy computed by use of the expected return multiples in Tables V and VI of section 1.72-9 of the Income Tax Regulations.

Unless otherwise elected by the Member (or spouse, in the case of distributions described in (e)(2)(ii) below) by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Member (or spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse Beneficiary may not be recalculated.

Member's Benefit means

          (1) The Account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the Account balance as of the dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.

          (2) For purposes of (1) above, if any portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

Required Beginning Date means, for a Member, the first day of April of the calendar year following the calendar year in which the Member attains age 70-1/2, unless otherwise provided in (1), (2) or (3) below:

          (1) The Required Beginning Date for a Member who attains age 70-1/2 before January 1, 1988, and who is not a 5-percent owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70-1/2 occurs.

          (2) The Required Beginning Date for a Member who attains age 70-1/2 before January 1, 1988, and who is a 5-percent owner is the first day of April of the calendar year following the later of

               (i) the calendar year in which the Member attains age 70-1/2, or

               (ii) the earlier of the calendar year with or within which ends the Plan Year in which the Member becomes a 5-percent owner, or the calendar year in which the Member retires.

          (3) The Required Beginning Date of a Member who is not a 5-percent owner and who attains age 70-1/2 during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.

A Member is treated as a 5-percent owner for purposes of this section if such Member is a 5-percent owner as defined in Code Section 416(i) (determined in accordance with Code Section 416 but without regard to whether the Plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66-1/2 or any subsequent Plan Year.

Once distributions have begun to a 5-percent owner under this section, they must continue to be distributed, even if the Member ceases to be a 5-percent owner in a subsequent year.

     (b) The optional forms of retirement benefit shall be the following: a straight life annuity; single life annuities with certain periods of five, ten, or fifteen years; a single life annuity with installment refund; survivorship life annuities with installment refund and survivor percentages of 50, 66 2/3, or 100; fixed period annuities for any period of whole months which is not less than sixty and does not exceed the Life Expectancy of the Member and the named Beneficiary as provided in (d) below where the Life Expectancy is not recalculated: and a series of installments chosen by the Member with a minimum payment each year beginning with the year the Member turns age 70-1/2. The payment for the first year in which a minimum payment is required will be made by April 1 of the following calendar year. The payment for the second year and each successive year will be made by December 31 of that year. The minimum payment will be based on a period equal to the Joint and Last Survivor Expectancy of the Member and the Member's spouse, if any, as provided in (d) below where the Joint and Last Survivor Expectancy is recalculated. The balance of the Member's Vested Account if any, will be payable on the Member's death to his Beneficiary in a single sum. If not prohibited in Item Y of the Adoption Agreement - Plus, a single sum payment is also available.

Election of an optional form is subject to the qualified election provisions of
Article VI.

Any annuity contract distributed shall be nontransferable. The terms of any annuity contract purchased and distributed by the Plan to a Member or spouse shall comply with the requirements of this Plan.

     (c) The optional forms of death benefit are a single sum payment and any annuity that is an optional form of retirement benefit. However, a series of installments shall not be available if the Beneficiary is not the spouse of the deceased Member.

     (d) Subject to Section 6.01, joint and survivor annuity requirements, the requirements of this section shall apply to any distribution of a Member's interest and will take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this section apply to calendar years beginning after December 31, 1984.

All distributions required under this section shall be determined and made in accordance with the proposed regulations under Code Section 401(a)(9), including the minimum distribution incidental benefit requirement of section 1.401(a)(9)-2 of the proposed regulations.

The entire interest of a Member must be distributed or begin to be distributed no later than the Member's Required Beginning Date.

As of the first Distribution Calendar Year, distributions, if not made in a single sum, may only be made over one of the following periods (or combination thereof):

          (1) the life of the Member,

          (2) the life of the Member and a Designated Beneficiary.

          (3) a period certain not extending beyond the Life Expectancy of the Member, or

          (4) a period certain not extending beyond the Joint and Last Survivor Expectancy of the Member and a Designated Beneficiary.

If the Member's interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the Required Beginning Date:

          (5) Individual account:

               (i) If a Member's Benefit is to be distributed over

                    (A) a period not extending beyond the Life Expectancy of the Member or the Joint Life and Last Survivor Expectancy of the Member and the Member's Designated Beneficiary or

                    (B) a period not extending beyond the Lite Expectancy of the Designated Beneficiary, the amount required to be distributed for each calendar year beginning with the distributions for the first Distribution Calendar Year, must be at least equal to the quotient obtained by dividing the Member's Benefit by the Applicable Life Expectancy.

               (ii) For calendar years beginning before January 1, 1989, if the Member's spouse is not the Designated Beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the Life Expectancy of the Member.

               (iii) For calendar year beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first Distribution Calendar Year shall not be less than the quotient obtained by dividing the Member's Benefit by the lesser of

                    (A) the Applicable Life Expectancy or

                    (B) if the Member's spouse is not the Designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of section 1.401(a)(9)-2 of the proposed regulations.

Distributions after the death of the Member shall be distributed using the Applicable Life Expectancy in (5)(i)above as the relevant divisor without regard to Proposed Regulations section 1.401(a)(9)-2.

               (iv) The minimum distribution required for the Member's first Distribution Calendar Year must be made on or before the Member's Required Beginning Date. The minimum distribution for the Distribution Calendar Year for other calendar years, including the minimum distribution for the Distribution Calendar Year in which the Member's Required Beginning Date occurs, must be made on or before December 31 of that Distribution Calendar Year.

          (6) Other forms:

               (i) If the Member's Benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Code Section 401(a)(9) and the proposed regulations thereunder

     (e) Death distribution provisions:

          (1) Distribution beginning before death. If the Member dies after distribution of his interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Member's death.

          (2) Distribution beginning after death. If the Member dies before distribution of his interest begins, distribution of the Member's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Member's death except to the extent that an election is made to receive distributions in accordance with (i) or (ii) below.

               (i) if any portion Of the Member's interest is payable to a Designated Beneficiary, distributions may be made over the life or over a period certain not greater than the Life Expectancy of the Designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Member died;

               (ii) if the Designated Beneficiary is the Member's surviving spouse, the date distributions are required to begin in accordance with (i) above shall not be earner than the later of

                    (A) December 31 of the calendar year immediately following the calendar year in which the Member died and

                    (B) December 31 of the calendar year in which the Member would have attained age 70-1/2.

If the Member has not made an election pursuant to this (e)(2) by the time of his death, the Member's Designated Beneficiary must elect the method of distribution no later than the earlier of

               (iii) December 31 of the calendar year in which distributions would be required to begin under this subparagraph, or

               (iv) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Member.

If the Member has no Designated Beneficiary, or if the Designated Beneficiary does not elect a method of distribution, distribution of the Member's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Member's death.

          (3) For purposes of (e)(2) above, if the surviving spouse dies after the Member, but before payments to such spouse begin, the provisions of (e)(2) above, with the exception of (e)(2)(ii) therein, shall be applied as if the surviving spouse were the Member.

          (4) For purposes of this (e), any amount paid to a child of the Member will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

          (5) For purposes of this (e), distribution of a Member's interest is considered to begin on the Member's Required Beginning Date (or if (e)(3) above is applicable, the date distribution is required to begin to the surviving spouse pursuant to (e)(2) above). If distribution in the form of an annuity irrevocably commences to the Member before the Required Beginning Date, the date distribution is considered to begin is the date distribution actually commences.

SECTION 6.03 - ELECTION PROCEDURES.

The Member, Beneficiary, or spouse shall make any election under this section in writing. The Plan Administrator may require such individual to complete and sign any necessary documents as to the provisions to be made. Any election permitted under (a) and (b) below shall be subject to the qualified election provisions of
(c) below.

     (a) Retirement Benefits. A Member may elect his Beneficiary or Contingent Annuitant and may elect to have retirement benefits distributed under any of the optional forms of retirement benefit described in Section 6.02.

     (b) Death Benefits. A Member may elect his Beneficiary and may elect to have death benefits distributed under any of the optional forms of death benefit described in Section 6.02.

If the Member has not elected an optional form of distribution for the death benefit payable to his Beneficiary, the Beneficiary may, for his own benefit elect the form of distribution, in like manner as a Member.

The Member may waive the Qualified Preretirement Survivor Annuity by naming someone other than his spouse as Beneficiary.

In lieu of the Qualified Preretirement Survivor Annuity described in Section 6.01, the spouse may, for his own benefit waive the Qualified Preretirement Survivor Annuity by electing to have the benefit distributed under any of the optional forms of death benefit described in Section 6.02.

     (c) Qualified Election. The Member, Beneficiary or spouse may make an election at any time during the election period. The Member, Beneficiary, or spouse may revoke the election made (or make a new election) at any time and any number of times during the election period. An election is effective only if it meets the consent requirements below.

The election period as to retirement benefits is the 90-day period ending on the Annuity Starting Date. An election to waive the Qualified Joint and Survivor Form may not be made before the date he is provided with the notice of the ability to waive the Qualified Joint and Survivor Form. If the Member elects the series of installments, he may elect on any later date to have the balance of his Vested Account paid under any of the optional forms of retirement benefit available under the Plan. His election period for this election is the 90-day period ending on the Annuity Starting Date for the optional form of retirement benefit elected.

A Member may make an election as to death benefits at any time before he dies. The spouse's election period begins on the date the Member dies and ends on the date benefits begin. The Beneficiary's election period begins on the date the Member dies and ends on the date benefits begin. An election to waive the Qualified Preretirement Survivor Annuity may not be made by the Member before the date he is provided with the notice of the ability to waive the Qualified Preretirement Survivor Annuity. A Member's election to waive the Qualified Preretirement Survivor Annuity which is made before the first day of the Plan Year in which he reaches age 35 shall become invalid on such date. An election made by a Member after he ceases to be an Employee will not become invalid on the first day of the Plan Year in which he reaches age 35 with respect to death benefits from that part of his Account resulting from Contributions made before he ceased to be an Employee.

If the Member's Vested Account has at any time exceeded $3,500, any benefit which is (1) immediately distributable or (2) payable in a form other than a Qualified Joint and Survivor Form or a Qualified Preretirement Survivor Annuity requires the consent of the Member and the Member's spouse (or where either the Member or the spouse has died, the survivor). The consent of the Member or spouse to a benefit which is immediately distributable must not be made before the date the Member or spouse is provided with the notice of the ability to defer the distribution. Such consent shall be made in writing. The consent shall not be made more than 90 days before the Annuity Starting Date. Spousal consent is not required for a benefit which is immediately distributable in a Qualified Joint and Survivor Form. Furthermore, if spousal consent is not required because the Member is electing an optional form of retirement benefit that is not a life annuity pursuant to (d) below, only the Member need consent to the distribution of a benefit payable in a form that is not a life annuity and which is immediately distributable. Neither the consent of the Member nor the Member's spouse shall be required to the extent that a distribution is required to satisfy Code Section 401(a)(9) or Code Section 415. In addition, upon termination of this Plan if the Plan does not offer an annuity option (purchased from a commercial provider), the Member's Account balance may, without the Member's consent be distributed to the Member or transferred to another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)) within the same Controlled Group. A benefit is immediately distributable if any part of the benefit could be distributed to the Member (or surviving spouse) before the Member attains (or would have attained if not deceased) the older of Normal Retirement Age or age 62. If the Qualified Joint and Survivor Form is waived, the spouse has the right to limit consent only to a specific Beneficiary or a specific form of benefit The spouse can relinquish one or both such rights. Such consent shall be made in writing. The consent shall not be made more than 90 days before the Annuity Starting Date. If the Qualified Preretirement Survivor Annuity is waived, the spouse has the right to limit consent only to a specific Beneficiary. Such consent shall be in writing. The spouse's consent shall be witnessed by a plan representative or notary public. The spouse's consent must acknowledge the effect of the election, including that the spouse had the right to limit consent only to a specific Beneficiary or a specific form of benefit, if applicable, and that the relinquishment of one or both such rights was voluntary. Unless the consent of the spouse expressly permits designations by the Member without a requirement of further consent by the spouse, the spouse's consent must be limited to the form of benefit, if applicable, and the Beneficiary (including any Contingent Annuitant), class of Beneficiaries, or contingent Beneficiary named in the election. Spousal consent is not required. however, if the Member establishes to the satisfaction of the plan representative that the consent of the spouse cannot be obtained because there is no spouse or the spouse cannot be located. A spouse's consent under this paragraph shall not be valid with respect to any other spouse. A Member may revoke a prior election without the consent of the spouse. Any new election will require a new spousal consent, unless the consent of the spouse expressly permits such election by the Member without further consent by the spouse. A spouse's consent may be revoked at any time within the Member's election period.

Before the first Yearly Date in 1989, the Member's Account which results from deductible Voluntary Contributions shall not be taken into account in determining whether the Member's Vested Account has exceeded $3,500 and an election as to the distribution of a Member's Vested Account which results from deductible Voluntary Contributions is not subject to the consent requirements above and may be made any time before such distribution is to begin.

     (d) Special Rule for Profit Sharing Plans. As provided in the preceding provisions of the Plan, if a Member has a spouse to whom he has been continuously married throughout the one-year period ending on the date of the Member's death, the Member's Vested Account, including the proceeds payable under any Insurance Policy on the Member's life, shall be paid to such spouse. However, if there is no such spouse or if the surviving spouse has already consented in a manner conforming to the qualified election requirements in (c) above, the Vested Account shall be payable to the Member's Beneficiary in the event of the Member's death.

The Member may waive the spousal death benefit described above at any time provided that no such waiver shall be effective unless it satisfies the conditions of (c) above (other than the notification requirement referred to therein) that would apply to the Member's waiver of the Qualified Preretirement Survivor Annuity.

This subsection (d) applies if with respect to the Member, the Plan is not a direct or indirect transferee after December 31, 1984, of a defined benefit plan, money purchase plan (including a target plan), stock bonus or profit sharing plan which is subject to the survivor annuity requirements of Code
Section 401(a)(11) and Code Section 417. If the above condition is met spousal consent is not required for electing an optional form of retirement benefit that is not a life annuity. If the above condition is not met. the consent requirements of this Article shall be operative.

SECTION 6.04 - NOTICE REQUIREMENTS.

     (a) Optional forms of retirement benefit. The Plan Administrator shall furnish to the Member and the Member's spouse a written explanation of the optional forms of retirement benefit in Section 6.02, including the material features and relative values of these options, in a manner that would satisfy the notice requirements of Code Section 417(a)(3) and the right of the Member and the Member's spouse to defer distribution until the benefit is no longer immediately distributable. The Plan Administrator shall furnish the written explanation by a method reasonably calculated to reach the attention of the Member and the Member's spouse no less than 30 days and no more than 90 days before the Annuity Starting Date.

     (b) Qualified Joint and Survivor Form. The Plan Administrator shall furnish to the Member a written explanation of the following: the terms and conditions of the Qualified Joint and Survivor Form; the Member's right to make, and the effect of, an election to waive the Qualified Joint and Survivor Form; the rights of the Member's spouse; and the right to revoke an election and the effect of such a revocation. The Plan Administrator shall furnish the written explanation by a method reasonably calculated to reach the attention of the Member no less than 30 days and no more than 90 days before the Annuity Starting Date.

After the written explanation is given, a Member or spouse may make written request for additional information. The written explanation must be personally delivered or mailed (first class mail, postage prepaid) to the Member or spouse within thirty days from the date of the written request The Plan Administrator does not need to comply with more than one such request by a Member or spouse.

The Plan Administrator's explanation shall be written in nontechnical language and will explain the terms and conditions of the Qualified Joint and Survivor Form and the financial effect upon the Member's benefit (in terms of dollars per benefit payment) of electing not to have benefits distributed in accordance with the Qualified Joint and Survivor Form.

     (c) Qualified Preretirement Survivor Annuity. The Plan Administrator shall furnish to the Member a written explanation of the following: the terms and conditions of the Qualified Preretirement Survivor Annuity; the Member's right to make, and the effect of, an election to waive the Qualified Preretirement Survivor Annuity; the rights of the Member's spouse; and the right to revoke an election and the effect of such a revocation. The Plan Administrator shall furnish the written explanation by a method reasonably calculated to reach the attention of the Member within the applicable period. The applicable period for a Member is whichever of the following periods ends last:

          (1) the period beginning one year before the date the individual becomes a Member and ending one year after such date; or

          (2) the period beginning one year before the date the Member's spouse is first entitled to a Qualified Preretirement Survivor Annuity and ending one year after such date.

If such notice is given before the period beginning with the first day of the Plan Year in which the Member attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Member attains age 35, an additional notice shall be given within such period. If a Member ceases to be an Employee before attaining age 35, an additional notice shall be given within the period beginning one year before the date he ceases to be an Employee and ending one year after such date.

After the written explanation is given, a Member or spouse may make written request for additional information. The written explanation must be personally delivered or mailed (first class mail, postage prepaid) to the Member or spouse within thirty days from the date of the written request. The Plan Administrator does not need to comply with more than one such request by a Member or spouse.

The Plan Administrator's explanation shall be written in nontechnical language and will explain the terms and conditions of the Qualified Preretirement Survivor Annuity and the financial effect upon the spouse's benefit (in terms of dollars per benefit payment) of electing not to have benefits distributed in accordance with the Qualified Preretirement Survivor Annuity.

SECTION 6.05 - TRANSITIONAL RULES.

In modification of the preceding provisions of this Plan, distributions (including distributions to a five-percent owner of us) may be made in a form which would not have caused this Plan to be disqualified under Code Section 401(a)(9) as in effect before the TEFRA Compliance Date. The form must be elected by the Member or, if the Member has died, by the Beneficiary. The election must be made in writing and signed before January 1, 1984. The election will only be applicable if the Member has an Account as of December 31, 1983. The Member's or Beneficiary's election must specify when the distribution is to begin, the form of distribution and the Contingent Annuitant and/ or Beneficiaries listed in the order of priority, if applicable. A distribution upon death will not be covered by this transitional rule unless the election contains the required information described above with respect to the distributions to be made when the Member dies. Distributions in the process of payment on January 1, 1984, are deemed to meet the above requirements if the form of distribution was elected in writing and the form met the requirements of Code Section 401(a)(9) as in effect before the TEFRA Compliance Date. If the election under this paragraph is revoked, any subsequent distribution must meet the requirements of Code Section 401(a)(9) and the proposed regulations thereunder. If an election is revoked subsequent to the date distributions are required to begin, the Plan must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Code Section

401(a)(9) and the proposed regulations thereunder, but for the Code
Section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distribution must meet the minimum distribution incidental benefit requirements in section 1.401(a)(9)-2 of the proposed regulations. Any changes in the election will be considered a revocation of the election. However, the mere substitution or addition of another Beneficiary (one not named in the election) under the election will not be considered to be a revocation of the election, so long as such substitution or addition does not alter the period over which distributions are to be made under the election, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and Q&A J-3 of section 1.401(a)(9)-1 of the proposed regulations shall apply. A Member's election of an optional form of retirement benefit shall be subject to his spouse's consent as provided in Section 6.03.

A Member, who would not otherwise receive the benefits prescribed by the previous sections of this article, will be entitled to the following benefits:

     (a) If he is living and not receiving benefits on August 23, 1984, he will be given the opportunity to elect to have the prior sections of this article apply, if he is credited with at least one Hour of Service under this Plan or a predecessor plan in a plan year beginning on or after January 1, 1976, and he had at least ten Years of Service when he separated from service.

     (b) If he is living and not receiving benefits on August 23, 1984 he will be given the opportunity to elect to have his benefits paid according to the following provisions of this section, if he is credited with at least one Hour of Service under this Plan or a predecessor plan on or after September 2, 1974, and he is not credited with any service in a plan year beginning on or after January 1, 1976.

The respective opportunities to elect (as described in (a) and (b) above) must be afforded to the appropriate Members during the period beginning on August 23, 1984, and ending on the date benefits would otherwise begin to such Member.

Any Member who has elected according to (b) above and any member who does not elect under (a) above or who meets the requirements of (a) above except that such Member does not have at least ten Years of Service when he separated from service, shall have his benefits distributed in accordance with the following if benefits would have been payable in the form of a life annuity:

     (c) Automatic joint and survivor annuity. If benefits in the form of a life annuity become payable to a married Member who:

          (1) begins to receive payments under the Plan on or after Normal Retirement Age; or

          (2) dies on or after Normal Retirement Age while still working for us; or

          (3) begins to receive payments on or after the qualified early retirement age; or

          (4) separates from service on or after attaining Normal Retirement Age (or the qualified early retirement age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits; then such benefits will be paid under the Qualified Joint and Survivor Form, unless the Member has elected otherwise during the election period. The election period must begin at least six months before the Member attains qualified early retirement age and end not more than 90 days before benefits begin. Any election hereunder will be in writing and may be changed by the Member at any time.

     (d) Election of early survivor annuity. A Member who is employed after attaining the qualified early retirement age will be given the opportunity to elect, during the election period, to have a Qualified Preretirement Survivor Annuity payable on death. Any election under this provision will be in writing and may be changed by the Member at any time. The election period begins on the later of (1) the 90th day before the Member attains the qualified early retirement age, or (2) the Member's Entry Date, and ends on the date the Member terminates employment.

     (e) For purposes of this paragraph, qualified early retirement age is the latest of:

          (1) the earliest date, under the Plan, on which the Member may elect to receive retirement benefits,

          (2) the first day of the 120th month beginning before the Member reaches Normal Retirement Age, or

          (3) the Member's Entry Date.

                                 FIRST AMENDMENT
                                     TO THE
                      HANNAFORD SAVINGS AND INVESTMENT PLAN

         The Hannaford Savings and Investment Plan, formerly named the Hannaford Northeast Savings and Investment Plan, was last amended and restated effective generally January 1, 1998. The Plan is hereby amended in the following respects:

         1. The terms used in this Amendment shall have the meanings set forth in the Plan unless the context indicates otherwise.

         2. The first paragraph of Section 2.11 is amended to read as follows:

                  "2.11 'Compensation' shall mean the basic compensation paid, before any reduction pursuant to a Deferral Election or a benefit election under an Employer's Code Section 125 Plan, by an Employer to an Employee for services rendered while a Participant, including compensation for incentive hours and excluding reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, welfare benefits (other than short term disability payments), unguaranteed overtime pay, bonuses and other irregular payments."

         3. Section 2.21 is amended to read as follows:

                  "2.21 'Employee' shall mean any individual who is employed by an Employer, excluding Leased Employees and any person who is classified by an Employer (without regard to the classification of such person by a third party) as an independent contractor."

         4. Subsection (c) of Section 9.5 is amended by adding the following paragraph at the end thereof:

                  "Effective March 22, 1999, notwithstanding the foregoing provisions of this Section to the contrary, if the value of the vested portion of a Participant's Account does not exceed Five Thousand Dollars ($5,000.00) as of the Valuation Date following the date he or she ceases to be employed by an Employer or a Related Employer and is no longer employed by any of them, his or her Account shall be distributed in a lump sum as soon as practicable after such Valuation Date."

         5. Section 9.14(e)(ii)(ee) is amended to read as follows:

                  "(ee) effective for distributions made after December 31, 1999, a distribution of Elective Contributions pursuant to Section 9.12."

         6. This Amendment shall be effective generally January 1, 1999, provided Part 2 shall be effective January 1, 2000, Part 4 shall be effective March 22, 1999, and Part 5 shall be effective for distributions made after December 31, 1999.

         IN WITNESS WHEREOF, Hannaford Bros. Co. has caused this Amendment to be executed by its duly authorized officer on this 23rd day of August, 2000.

WITNESS:                               HANNAFORD BROS. CO.



                                       By: /s/ MICHAEL J. STROUT
-----------------------------------        -------------------------------------
                                           Its Executive Vice President-Human
                                           Resources and Information Technology

                                SECOND AMENDMENT
                                     TO THE
                      HANNAFORD SAVINGS AND INVESTMENT PLAN

         The Hannaford Savings and Investment Plan, formerly named the Hannaford Northeast Savings and Investment Plan, was last amended and restated effective generally January 1, 1998. A Proposed First Amendment was submitted to the Internal Revenue Service on September 15, 1999. The Plan is hereby further amended in the following respects:

         1. The terms used in this Amendment shall have the meanings set forth in the Plan unless the context indicates otherwise.

         2. Section 3.1 is amended to read as follows:

                  "3.1 Date of Participation. Except as hereinafter provided, each Employee who is in the employ of an Employer on the Effective Date and who meets the requirements of Section 3.2 on or before November 30, 1997, shall be eligible to participate in the Plan as of the Effective Date. Each other Employee who thereafter meets the requirements of
         Section 3.2 shall be eligible to participate in the Plan as of the first day of the second month following the month in which he or she meets such requirements, provided he or she is still in the employ of an Employer on such date. Notwithstanding the foregoing provisions to the contrary, each Employee who was a participant in the Hannaford Southeast Savings and Investment Plan as of December 31, 1997, shall be eligible to participate in the Plan as of the Effective Date, provided he or she is still in the employ of an Employer on the Effective Date. Effective January 1, 2000, each Employee who was previously employed by Pic-n-Pay, Inc., shall be eligible to participate in the Plan as of the later of the closing date of the acquisition by the Company of Pic-n-Pay, Inc., or the first day of the second month following the month in which he or she meets the requirements of Section 3.2. For purposes of determining whether such Employee has completed a Year of Participation Service, his or her service with Pick-n-Pay shall be taken into account."

         3. Section 7.2 is hereby deleted.

         4. This Amendment shall be effective January 1, 2000.

                                 THIRD AMENDMENT
                                     TO THE
                      HANNAFORD SAVINGS AND INVESTMENT PLAN

         The Hannaford Savings and Investment Plan was last amended and restated effective generally January 1, 1998. A Proposed First Amendment was submitted to the Internal Revenue Service on September 15, 1999, and a Second Amendment was adopted effective January 1, 2000. The Plan is hereby further amended in the following respects:

         1. The terms used in this Amendment shall have the meanings set forth in the Plan unless the context indicates otherwise.

         2. Section 2.63 is amended by adding a new paragraph at the end thereof to read as follows:

                  "In the case of a Participant whose employment with an Employer is terminated by reason of the sale of a store in the Southeast Division, in connection with the merger of Hannaford Bros. Co. and Delhaize America, Inc., the term 'Year of Vesting Service' shall mean for the 2000 Plan Year that such Participant is credited with at least the applicable number of Hours of Service. For purposes of the preceding sentence, the applicable number for an hourly Participant shall be the product of 870 and a fraction, the numerator of which is the number of days in the Plan Year as of the effective date of the merger (or closing date of the sale of the store, if earlier) and the denominator of which is 365; and the applicable number for a salaried or salaried nonexempt Participant shall be the product of 1000 and such fraction."

         3. Section 9.3 is amended by adding a new paragraph at the end thereof to read as follows:

                  "Notwithstanding the foregoing provisions of this Section to the contrary, each Participant who is an Employee of Hannaford HomeRuns on the closing date of the sale of Hannaford HomeRuns shall have a fully vested and nonforfeitable right to his or her Account."

         4. Part 2 of this Amendment shall be effective as of the effective date of the merger of Hannaford Bros. Co. and Delhaize America, Inc. Part 3 of this Amendment shall be effective as of the closing date of the sale of Hannaford HomeRuns.

                                FOURTH AMENDMENT
                                     TO THE
                      HANNAFORD SAVINGS AND INVESTMENT PLAN

         The Hannaford Savings and Investment Plan was last amended and restated effective generally January 1, 1998. The Plan was thereafter amended on three occasions. The Plan is hereby further amended in the following respects:

         1. The terms used in this Amendment shall have the meanings set forth in the Plan unless the context indicates otherwise.

         2. Section 2.10 is amended to read as follows:

                  "2.10 'Company Stock' shall mean shares of Class A (nonvoting) common stock of Delhaize America, Inc. and any other qualifying employer security within the meaning of Section 407(d)(5) of ERISA."

         3. The first sentence of Section 2.22 is amended to read as follows:

                  "2.22 'Employer' shall mean the Company or any other corporation identified on Schedule A that has adopted the Plan, and 'Employers' shall mean the Company and each such other corporation."

         4. Subsection (b) of Section 2.27 is amended by adding the following parenthetical at the end thereof:

                  "(determined by reducing contributions made on behalf of Highly Compensated Employees in order of their individual actual deferral percentages, beginning with the highest such percentage)."

         5. Subsection (b) of Section 2.28 is amended by adding the following parenthetical at the end thereof:

                  "(determined by reducing contributions made on behalf of Highly Compensated Employees in order of their individual matching contribution percentages, beginning with the highest such percentage)."

         6. Section 2.29 is deleted.

         7. Section 2.42 is amended to read as follows:

                  "2.42 "Named Fiduciary" shall mean, with respect to the operation and administration of the Plan and the management of the Trust Fund, the Administrative Committee."

         8. Section 2.50 is amended to read as follows:

                  "2.50 'Related Employer' shall mean the Company and any other corporation or business organization if the Company and such other corporation or business organization are members of a controlled group of corporations (as defined in Section 414(b) of the Code), trades or businesses (whether or not incorporated) which are under common control (as defined in Section 414(c) of the Code) or an affiliated service group (as defined in Section 414(m) of the Code)."

         9. The last paragraph of Section 2.63 (as added by the Third Amendment to the Plan) is deleted, and the first paragraph of Section 2.63 is amended by adding the following sentence at the end thereof:

         "With respect to any Employee who first becomes employed by an Employer on or after July 31, 2000, all service with Delhaize America, Inc. and any of its subsidiaries shall be taken into account for purposes of determining the number of his or her Years of Vesting Service, but only to the extent such service is taken into account under a retirement plan of Delhaize America, Inc. or one of its subsidiaries."

         10. Section 3.1 is amended by adding the following sentences at the end thereof:

         "Each Employee who was previously employed by Delhaize America, Inc. or any of its subsidiaries and who first becomes an Employee on or after July 31, 2000, shall be eligible to participate in the Plan as of the later of his or her Employment Commencement Date with an Employer or the first day of the second month following the month in which he or she meets the requirements of Section 3.2. For purposes of determining whether such Employee has completed a Year of Participation Service, his or her service with Delhaize America, Inc. and any of its subsidiaries shall be taken into account, but only to the extent such service is taken into account under a retirement plan of Delhaize America, Inc. or one of its subsidiaries."

         11. Subsection (c) of Section 4.1 is amended to read as follows:

                           "(c) the Discretionary Contributions, if any, in such
                  amount as may be determined by the Board of Directors."

         12. Section 4.3 is amended to read as follows:

                  "4.3 Form of Contributions. Employer Contributions shall be made in cash."

         13. The last paragraph of Section 4.9 is amended to read as follows:

                  "A Rollover Contribution shall be credited to a Rollover Contributions Account on behalf of the contributing Employee, and such Employee shall have a fully vested and nonforfeitable interest in his or her Rollover Contributions Account. The Rollover Contributions Account of any Employee who is not a Participant shall be administered, invested and distributed as if such account constituted an Elective Contributions Account, and the Rollover Contributions Account of a Participant shall be administered, invested and distributed in the same manner and at the same time as his or her Elective

         Contributions Account; provided, a hardship withdrawal of Rollover Contributions pursuant to Section 9.12 of the Plan may include all income allocable to the Employee's or Participant's Rollover Contributions."

         14. The first paragraph of Section 8.5 is amended by adding the following sentence at the end thereof:

         "Effective December 12, 1994, a reemployed Employee's period of qualified military service (as defined in Section 4.8) shall be taken into account as required by law for purposes of determining such individual's entitlement to share in the Discretionary Contribution for a Plan Year."

         15. The last paragraph of Section 9.3 (as added by the Third Amendment to the Plan) is amended to read as follows:

                  "Notwithstanding the foregoing provisions of this Section to the contrary, each Participant who is an Employee of Hannaford HomeRuns on the closing date of the sale of Hannaford HomeRuns, each Participant whose employment with an Employer is terminated by reason of the sale of a store or other business unit of an Employer, and each Participant whose employment with an Employer is terminated in 2000 as a result of the merger of Hannaford Bros. Co. and Delhaize America, Inc. shall have a fully vested and nonforfeitable right to his or her Account."

         16. The first paragraph of Section 9.4 is amended to read as follows:

                  "9.4 Forfeitures. If a Participant is not vested in any portion of his or her Matching Contributions Account, Discretionary Contributions Account and matching contributions and discretionary contributions sub-accounts under his or her Transfer Account at the time he or she ceases to be employed by an Employer or a Related Employer and is no longer employed by any of them, the balance of such accounts and sub-accounts shall be forfeited at such time. Solely for purposes of the preceding sentence, such Participant shall be deemed to have received, at such time, a lump sum distribution of $0.00, which represents the entire vested portion of his or her Matching Contributions Account, Discretionary Contributions Account, and matching contributions and discretionary contributions sub-accounts under his or her Transfer Account. If such Participant is reemployed by an Employer or any Related Employer prior to incurring five (5) consecutive Breaks in Service, the balance of his or her Matching Contributions Account, Discretionary Contributions Account, and matching contributions and discretionary contributions sub-accounts under his or her Transfer Account as of the Valuation Date coinciding with or next following the date he or she ceased to be employed shall be restored."

         17. Subsection (c) of Section 9.5 is amended to read as follows:

                           "(c) Notwithstanding the foregoing provisions of this
                  Section to the contrary, if the value of the vested portion of a Participant's Account does not exceed Five Thousand Dollars ($5,000.00) as of the Valuation Date following the date he or she ceases to be employed by an Employer or a Related Employer and is no longer employed by any of them, his or her Account shall be distributed in a lump sum as soon as practicable after such Valuation Date."

         18. Subsection (e) of Section 9.5, the last paragraph of Section 9.8 and the optional forms of distribution set forth in Exhibit A to the Plan are eliminated pursuant to subsection (e) of Q&A-2 of Reg. Section 1.411(d)-4.

         19. Section 9.8 is amended by adding the following paragraph at the end thereof:

                  "To the extent that a Participant's surviving spouse or any other Beneficiary disclaims all or part of the Participant's Account balance that becomes payable by reason of the Participant's death, such Beneficiary shall cease to be considered a Beneficiary for purposes of the Plan. To be effective, such disclaimer must be in writing and must be witnessed by a notary public. Except as specifically provided otherwise in this Section, if a Participant is survived by his or her spouse but not by a particular designated nonspouse Beneficiary, consent by such spouse to the Participant's designation of the particular nonspouse Beneficiary shall not be treated as a spousal disclaimer of any part of the Participant's Account balance to which such spouse would have become entitled upon the Participant's death if such consent had not been given."

         20. The first sentence of subsection (i) of Section 9.11 is amended to read as follows:

                  "(i) No distribution (other than a distribution pursuant to Section 9.12, a deemed distribution under Section 72(p) of the Code, or an offset distribution with respect to a Former Participant who fails to repay his or her loan(s) in full by the date set forth in the administrative procedures established pursuant to Section 9.11(l) of the Plan) shall be made to any Participant, Former Participant or Beneficiary until all unpaid loans with respect to his or her Account, including accrued interest thereon, have been paid in full."

         21. Subsection (b) of Section 9.12 is amended to read as follows:

                  "(b) A hardship withdrawal shall be made only in cash and, except as provided in Section 4.9, may not exceed the sum of the Elective Contributions (and income allocable thereto as of December 31, 1988) allocated to the Participant's Account."

         22. Section 9.12 is amended by adding the following new subsection (g) at the end thereof:

                  "(g) For purposes of this Section 9.12, the Rollover Contributions Account of any Employee, Participant or Former Participant shall be deemed part of his or her Elective Contributions Account."

         23. The first four lines of subsection (b) of Section 9.14 are amended to read as follows:

                           "(b) No earlier than ninety (90) days and no later
                  than thirty (30) days before an eligible rollover distribution is to be made, the Administrative Committee shall provide the Participant, alternate payee, or surviving spouse, as the case may be, with an explanation of -"

         24. Section 9.14 is amended by adding the following new subsections (c) and (d), and existing subsections (c) through (e) are redesignated accordingly as subsections (e) through (g):

                           "(c) Notwithstanding subsection (b) to the contrary,
                  the Administrative Committee may provide the explanation required by subsection (b) more than ninety (90) days before an eligible rollover distribution is to be made, provided:

                                    (i) the Administrative Committee provides
                           the Participant, alternate payee, or surviving spouse, as the case may be, with a summary of the explanation required by subsection (b) within the time period set forth in subsection (b). The summary shall:

                                             (A) set forth the principal
                                    provisions of the explanation required by subsection (b);

                                             (B) refer the individual to the
                                    most recent version of such explanation
                                    (and, with respect to an explanation that is provided in any document containing information in addition to the explanation, identify that document and provide a reasonable indication of where the explanation may be found within that document); and

                                             (C) inform the individual that,
                                    upon request to the Administrative
                                    Committee, a copy of such explanation shall be provided without charge; and

                                    (ii) if, after receiving the summary
                           described in subsection (c)(i) above, the Participant, alternate payee, or surviving spouse, as the case may be, requests a copy of the explanation required by subsection (b), the Administrative Committee provides such copy to the individual without charge no less than thirty (30) days before the date an eligible rollover distribution is to be made, subject to the provisions of subsection (f) below regarding waiver of that thirty (30) day period.

                           (d) The Administrative Committee shall provide the
                  explanation required by subsection (b) (and the summary of the explanation permitted by subsection (c)) either on a written paper document or through an electronic (or telephonic, in the case of the summary) medium that is reasonably accessible to the Participant, alternate payee, or surviving spouse, as the case may be. An electronic explanation (or summary) and a telephonic summary shall be provided under a system that satisfies the requirements of (i), (ii), and (iii) below:

                                    (i) the system shall be reasonably designed
                           to provide the explanation or summary in a manner no less understandable to the individual than a written paper document;

                                    (ii) at the time the explanation or summary
                           is provided, the individual shall be advised that he or she may request and receive the explanation on a written paper document at no charge; and

                                    (iii) upon request by an individual, the
                           Administrative Committee shall provide the explanation on a written paper document to such individual at no charge."

         25. Subsection (f) of Section 9.14 (as redesignated herein) is amended to read as follows:

                           "(f) Notwithstanding subsections (b) and (c) to the
                  contrary, if an individual after receiving the explanation required by subsection (b) or the summary permitted by subsection (c), affirmatively elects to make or not make a direct rollover, an eligible rollover distribution may be made less than thirty (30) days after the date such explanation or summary was given, provided the Administrative Committee has informed such individual, by any method reasonably designed to attract the attention of such individual, of his or her right to a period of at least thirty (30) days to make such election."

         26. Subsection (g)(ii)(ee) of Section 9.14 (as redesignated herein) is amended to read as follows:

                                    "(ee) effective for distributions made after
                           December 31, 1999, a distribution of Elective Contributions (and any income allocable thereto as of December 31, 1988) pursuant to Section 9.12."

         27. Section 10.2 is amended by adding the following paragraph at the end thereof:

                  "Notwithstanding the foregoing provisions of this Section to the contrary, each Participant who is an Employee of Hannaford HomeRuns on the closing date of the sale of Hannaford HomeRuns, each Participant whose employment with an Employer is terminated by reason of the sale of a store or other business unit of an Employer, and each Participant whose employment with an Employer is terminated in 2000 as a result of the merger of Hannaford Bros. Co. and Delhaize America, Inc. shall continue to have a fully vested and nonforfeitable right to his or her Account."

         28. Section 10.3 is amended to read as follows:

                  "10.3 Minimum Contribution Requirement. Except as hereinafter provided, for each Plan Year in which the Plan is Top Heavy, each Employer shall contribute, on behalf of each Eligible Employee who is a Non-Key Employee and who has not separated from its employ by the end of the Plan Year, an amount which, when added to the Discretionary Contributions allocated to such Eligible Employee's Account, shall be equal to the lesser of:

                           (a) three percent (3%) of such Eligible Employee's
                  compensation (as defined in Section 7.5); or

                           (b) the percentage of such Eligible Employee's
                  compensation (as defined in Section 7.5) which is equal to the largest percentage determined by dividing the Employer Contributions allocated to the Account of each Key Employee by such Key Employee's compensation (as so defined).

                  The minimum contribution shall be made on behalf of each Eligible Employee who is a Non-Key Employee and who remains in the service of an Employer on the last day of the Plan Year, regardless of the number of Hours of Service such Eligible Employee is credited with during such Plan Year.

                  Notwithstanding any provision of this Section to the contrary, for each Plan Year in which the Plan is Top Heavy, an Eligible Employee who is a Non-Key Employee and who is also covered by a qualified defined benefit plan maintained by his or her Employer shall accrue a minimum benefit (as required by Section 416(c)(1) of the Code and the regulations thereunder) under such plan (unless such plan is terminated), and a minimum contribution shall not be made on behalf of such Eligible Employee under this Plan.

                  For purposes of satisfying the minimum contribution requirement of this Section, Elective Contributions and Matching Contributions shall not be taken into account."

         29. Section 10.4 is deleted.

         30. The next to the last paragraph of Section 11.2 is amended to read as follows:

                  "The Administrative Committee may from time to time change its direction with respect to any Investment Fund and may, at any time, eliminate any Investment Fund. Whenever an Investment Fund is eliminated, the Trustee shall promptly liquidate the assets of such Investment Fund and reinvest the proceeds thereof in accordance with the direction of the Administrative Committee, unless a Participant, Former Participant, surviving spouse or Beneficiary, pursuant to
         Section 11.5, elects to reinvest all or a portion of the balance of his or her Account that had been invested in the eliminated Investment Fund in one or more of the other Investment Funds."

         31. Article XI is amended by adding the following Section 11.8 at the end thereof:

                  "11.8 Conversion of Company Stock Upon Merger with Delhaize America, Inc. Notwithstanding the foregoing provisions of this Article XI to the contrary, the following provisions shall apply with respect to the merger of the Company and Delhaize America, Inc.:

                           (a) A Participant, Former Participant, surviving
                  spouse or Beneficiary, as the case may be, may elect, subject to the provisions of Section 2.01 of the Agreement and Plan of Merger dated as of August 17, 1999, to convert the portion of his or her Account balance that is invested in the Company Stock Fund as of the closing date of the merger of the Company and Delhaize America, Inc. to: (i) cash, (ii) shares of Class A common stock of Delhaize America, Inc., or (iii) a combination of cash and Class A common stock of Delhaize America, Inc. Such election shall be made on such form and in such manner as shall be prescribed by the Administrative Committee. In the event an election is not received by the designated representative of the Administrative Committee on or before June 30, 2000, the affected Participant, Former Participant, surviving spouse or Beneficiary, as the case may be, shall be deemed to have elected cash, subject to the provisions of Section 2.01 of the Agreement and Plan of Merger dated as of August 17, 1999. To the extent the Company Stock Fund portion of a Participant's Account is converted to cash, the cash shall be invested in accordance with the Participant's current investment direction for contributions made on his or her behalf. To the extent the Company Stock Fund portion of the Account of a Former Participant, surviving spouse or Beneficiary is converted to cash, the cash shall be invested in the Putnam Stable Value Fund. To the extent the Company Stock Fund portion of the Account of a Participant, Former Participant, surviving spouse or Beneficiary is converted to shares of Class A common stock of Delhaize America, Inc., the shares shall be held in the Company Stock Fund.

                           (b) Effective for payroll periods beginning on or
                  after February 13, 2000, no Employer Contribution or Rollover Contribution may be invested in the Company Stock Fund until August 21, 2000. To the extent a Participant's existing investment direction as of February 13, 2000, specifies that all or a portion of the contributions made on his or her behalf shall be invested in the Company Stock Fund, such direction shall be treated as a direction to invest such contributions in the Putnam Stable Value Fund until such time as the Participant modifies such direction pursuant to the last paragraph of Section 11.4.

                           (c) Effective February 13, 2000, a Participant,
                  Former Participant, surviving spouse or Beneficiary, as the case may be, may not elect to reinvest in the Company Stock Fund any amounts invested in other Investment Funds until August 21, 2000.

                           (d) Effective as of 3:30 p.m. on July 10, 2000, a
                  Participant, Former Participant, surviving spouse or Beneficiary, as the case may be, may not elect to reinvest any portion of the balance of his or her Account that is invested in the Company Stock Fund in any one or more of the other Investment Funds until August 21, 2000.

                           (e) During the period immediately following the
                  closing date of the merger of the Company and Delhaize America, Inc. and ending August 20, 2000, the following actions shall not be permitted to the extent they relate to the Company Stock Fund:

                                    (i) an investment direction pursuant to
                           Section 11.4 or 11.5;

                                    (ii) a loan pursuant to Section 9.11, except
                           that the portion of a Participant's Account balance that is invested in the Company Stock Fund may be taken into account for purposes of determining the maximum amount of the loan and collateral for the loan;

                                    (iii) a hardship withdrawal pursuant to
                           Section 9.12 (other than a hardship withdrawal made solely on account of an unforeseeable immediate and heavy financial need within the meaning of Section 9.12(c)(1)); and

                                    (iv) a distribution pursuant to Section 9.5,
                           9.8 or 9.9."

         32. Article XII is deleted.

         33. The first sentence of Section 13.1 is amended to read as follows:

                  "13.1 Appointment of Administrative Committee. The Board of Directors shall appoint an Administrative Committee of not less than four (4) individuals who shall have authority to control and manage the administration of the Plan and the Trust."

         34. Section 13.2 is amended to read as follows:

                  "13.2 Resignation and Removal. Any person appointed to serve as a member of the Administrative Committee shall serve at the pleasure of the Board of Directors and may be removed by delivery of written notice of removal, which shall take effect at the date specified therein. Any member of the Administrative Committee may resign at any time by delivering to the Board a written notice of resignation, which shall take effect at a date specified therein. The Board, as soon as practicable following delivery of a written notice of removal or receipt of a written notice of resignation of any member of the Administrative Committee, shall consider the appointment of a successor."

         35. Section 13.3 is amended to read as follows:

                  "13.3 Powers and Duties. The Administrative Committee shall be a Named Fiduciary within the meaning of Section 402(a)(2) of ERISA with the following powers and complete discretionary authority to control and manage the operation and administration of the Plan:

                           (a) To determine all questions concerning the
                  eligibility of Employees to participate in and receive benefits under the Plan;

                           (b) To compute the amount of benefits payable to any
                  Participant or other person;

                           (c) To authorize and direct the Trustee with respect
                  to the payment of benefits;

                           (d) To appoint and remove the Trustee and establish
                  the terms of the Trust agreement;

                           (e) To direct the Trustee to establish one or more
                  Investment Funds and to change or eliminate any Investment Fund other than the Company Stock Fund;

                           (f) To furnish the Trustee with such information,
                  statements and reports as will enable the Trustee to comply with the reporting and disclosure requirements under ERISA and the Code;

                           (g) To interpret the provisions of the Plan and to
                  make rules and regulations for the administration of the Plan, including, without limitation, rules for tendering and voting Employer securities;

                           (h) To maintain all the necessary records for the
                  administration of the Plan;

                           (i) To employ or retain counsel, accountants,
                  actuaries or such other consultants as may be required to assist in administering the Plan;

                           (j) To act as agent for service of legal process;

                           (k) To give written notice to all interested parties
                  (as defined in the regulations prescribed under Section 7476(b)(1) of the Code), in the form and manner, and at such time as prescribed by such regulations, of an application for an advance determination with respect to the initial qualification of the Plan or to the effect of an amendment or termination of the Plan.

                           (l) To appoint one or more Investment Managers to
                  direct the investment of the assets of the Trust or such portion thereof as may be designated by the Administrative Committee; and to remove any Investment Manager;

                           (m) To monitor the performance of the Trustee, any
                  Investment Managers, and effective January 1, 1998, each Investment Fund;

                           (n) To limit the investment of one or more Investment
                  Funds to such shares of stock, bonds, mortgages, notes, mutual fund shares, deposit administration, investment or group annuity contracts issued by a legal reserve life insurance company or other property of any kind, real or personal, as the Administrative Committee may deem appropriate;

                           (o) To establish investment policies, guidelines and
                  objectives which shall be binding on the Trustee and any Investment Managers;

                           (p) To direct the Trustee to transfer all of the
                  assets of the Trust or such portion thereof as the Administrative Committee may designate to one or more custodians selected by it; and

                           (q) To approve and accept accounts rendered by the
                  Trustee."

         36. The first paragraph of Section 15.1 is amended to read as follows:

                  "15.1 Amendment. The Board of Directors may amend the Plan from time to time, provided that no amendment shall, except as otherwise provided in this Plan or authorized by law, permit any part of the Trust Fund to revert to an Employer or Related Employer or permit any part of the Trust Fund to be used for, or diverted to, purposes other than the exclusive benefit of the Participants, their surviving spouses and Beneficiaries. Each such amendment shall be effective with respect to a corporation identified on Schedule A that has adopted the Plan without further action by such corporation."

         37. The first sentence of Section 15.3 is amended to read as follows:

                  "15.3 Termination. The Company, through its Board of Directors, may terminate the Plan at any time in its entirety or with respect to any Employer or any division by written notice delivered to the Trustee."

         38. The last paragraph of Section 15.3 is amended to read as follows:

                  "If, with respect to any Employer, the Plan is completely or partially terminated, each affected Participant shall have a fully vested and nonforfeitable interest in his or her Account. Subject to the applicable consent requirements of Section 411(a)(11) of the Code and the regulations thereunder, the Administrative Committee shall direct the Trustee to make lump sum distributions pursuant to the applicable provisions of Article IX as soon as practicable following termination of the Plan with respect to all Employers."

         39. Article XVII is amended to read as follows:

                                  "ARTICLE XVII
                  DELEGATION OF AUTHORITY BY ADOPTING EMPLOYERS

                  17.1 Delegation of Authority by Adopting Employers. Each corporation identified on Schedule A that adopts the Plan hereby irrevocably grants to the Company, its Board of Directors and the Administrative Committee exclusive authority to exercise all the powers conferred on them by the terms of the Plan, including the power vested in the Board of Directors to amend or terminate the Plan, and each such corporation irrevocably appoints the Company, its Board of Directors and the Administrative Committee as its agents for such purposes. In addition, each corporation identified on Schedule A that adopts the Plan shall automatically become a party to the Trust without further action on its part."

         40. Paragraphs (i) through (iv) of subsection (a) of Section 19.1 are amended to read as follows:

                           "(i) An Investment Manager shall have full investment
                  responsibility with respect to the assets of the Trust for which it has the power of investment direction. Except as otherwise provided by law, the other fiduciaries, including but not limited to, the Trustee and the Administrative Committee, shall have no duty or responsibility with respect to the investment of such assets as long as they are subject to the investment direction of such Investment Manager.

                           (ii) The Trustee shall have no duty or responsibility
                  with respect to investment of assets of the Trust so long as they are invested at the direction of the Administrative Committee or a duly appointed Investment Manager.

                           (iii) The Administrative Committee shall have no duty
                  or responsibility with respect to the investment of the assets of the Trust so long as they are invested at the direction of the Trustee or a duly appointed Investment Manager, except as otherwise provided in Section 13.3(m).

                           (iv) The fiduciaries, including but not limited to,
                  the Trustee, the Administrative Committee and any Investment Manager shall have no responsibility for the investment elections made by Participants, Former Participants, surviving spouses or Beneficiaries, or for the exercise of voting, tender or similar rights by Participants, Former Participants, surviving spouses or Beneficiaries, except as otherwise provided by applicable law."

         41. Section 19.3 is amended to read as follows:

                  "19.3 Additional Contributions and Adjustments. An Employer shall contribute such additional amounts, and shall direct the Trustee or Administrative Committee to make such adjustments to, and distributions from, Participants' Accounts, to the extent necessary to
         (a) correct any operational defect pursuant to the Internal Revenue Service's Employee Plans Compliance Resolution System or any successor system, policy or program to the foregoing; or (b) correct any breach of fiduciary responsibility or duty pursuant to the U.S. Department of Labor's Voluntary Fiduciary Correction Program or any successor program, system or policy to the foregoing."

         42. Article XIX is amended by adding the following Section 19.11 at the end thereof:

                  "19.11 Impermissible Actions from October 9, 2000, to October 16, 2000. Notwithstanding any other provision of this Plan to the contrary, during the period beginning 4 p.m. on October 9, 2000 and ending 9 a.m. on October 16, 2000, the following actions shall not be permitted:

                           (a) An amendment to a Deferral Election pursuant to
                  Section 5.2;

                           (b) A reinstatement of a Deferral Election pursuant
                  to the last paragraph of Section 5.1;

                           (c) An investment direction pursuant to Section 11.4
                  or 11.5;

                           (d) A loan pursuant to Section 9.11;

                           (e) A hardship withdrawal pursuant to Section 9.12
                  (other than a hardship withdrawal made solely on account of an unforeseeable immediate and heavy financial need within the meaning of Section 9.12(c)(i)); and

                           (f) A distribution pursuant to Section 9.5, 9.8 or
                  9.9."

         43. The Plan is amended by substituting "Administrative Committee" for "Finance Committee" in each instance that "Finance Committee" appears in Sections 2.36, 2.57, 11.2, 11.3, 11.4 and 19.2.

         44. The Plan is amended by adding the following Schedule A at the end thereof:

                                   "SCHEDULE A

                               ADOPTING EMPLOYERS

             Shop 'n Save, Mass., Inc.
             Progressive Distributors, Inc.
             Hannaford Trucking Company
             Martin's Foods of So. Burlington, Inc.
             Hannaford Procurement Corp."

         45. This Amendment shall be generally effective January 1, 2000; provided Part 14 shall be effective December 12, 1994; Parts 23 through 25 shall be effective February 8, 2000; Parts 15 and 27 shall be effective as of February 12, 2000 (the closing date of the sale of Hannaford HomeRuns); Part 41 shall be effective April 14, 2000; Parts 2, 3, 6 through 12, 31 through 37, 39, 40, 43 and 44 shall be effective as of the close of business on July 31, 2000 (the effective date of the merger of Hannaford Bros. Co. and Delhaize America, Inc.) except as expressly provided otherwise in Parts 31 and 35; Part 18 shall be effective with respect to any Participant or Former Participant as of September 25, 2000; provided Part 18 shall not apply to any distribution that is made or commences before the 90th day after the date such Participant or Former Participant has been furnished an updated summary plan description that reflects
Part 18
of this Amendment; Part 42 shall be effective October 9, 2000; and Part 17 shall be effective for distributions made on or after October 17, 2000.

         IN WITNESS WHEREOF, Hannaford Bros. Co. has caused this Amendment to be executed by its duly authorized officer on this ______ day of ___________________, 2000.


WITNESS:                               HANNAFORD BROS. CO.


      /s/ [ILLEGIBLE SIGNATURE]        By:         /s/ MICHAEL J. STROUT
-----------------------------------        -------------------------------------
                                           Its Executive Vice President - Human
                                           Resources and Information Technology

                                 FIFTH AMENDMENT
                                     TO THE
                      HANNAFORD SAVINGS AND INVESTMENT PLAN

         The Hannaford Savings and Investment Plan was last amended and restated effective generally January 1, 1998. The Plan was thereafter amended on four occasions. The Plan is hereby further amended in the following respects:

         1. The terms used in this Amendment shall have the meanings set forth in the Plan unless the context indicates otherwise.

         2. The last sentence of the first paragraph of Section 2.63 (as added by the Fourth Amendment to the Plan) is amended to read as follows:

         "Notwithstanding the foregoing provisions of this Section to the contrary, with respect to any Employee who first becomes employed by an Employer on or after July 31, 2000, all service with Delhaize America, Inc. and any of its subsidiaries shall be taken into account for purposes of determining the number of his or her Years of Vesting Service, but only to the extent such service is taken into account under a retirement plan of Delhaize America, Inc. or one of its subsidiaries, and provided that such Employee is not credited with more than one Year of Vesting Service under this Plan with respect to any Plan Year."

         3. Section 9.13 is amended by adding the following paragraph at the end thereof:

                  "Notwithstanding the foregoing provisions of this Section and
         Section 9.11(i) to the contrary, this paragraph shall apply to a Participant who meets the following requirements: (i) ceases to be employed by an Employer (and is no longer employed by any Related Employer) by reason of the closing or sale of a store or other business unit of an Employer, (ii) elects to receive distribution of his or her entire vested Account balance in the form of a direct rollover to an eligible retirement plan (within the meaning of Section 401(a)(31) of the Code) of an unrelated employer (the 'transferee plan'), and (iii) at the time of such distribution has outstanding unpaid loans with respect to his or her Account that have not been deemed distributed for purposes of Section 72(p) of the Code. The Account of such Participant shall not be reduced prior to such distribution by the amount of principal and accrued interest outstanding on his or her unpaid loan with the highest outstanding balance and instead the promissory note (or such other agreement(s)) evidencing such loan shall be assigned and transferred in kind to the transferee plan as part of the direct rollover; provided the transferee plan accepts direct rollovers consisting of a promissory note (or such other agreement(s)) evidencing an outstanding loan balance. Such Participant's obligation to this Plan with respect to such loan shall be deemed satisfied as of the date the distribution is made."

         4. This Amendment shall be effective as of the close of business on July 31, 2000, the effective date of the merger of Hannaford Bros. Co. and Delhaize America, Inc.

         IN WITNESS WHEREOF, Hannaford Bros. Co. has caused this Amendment to be executed by its duly authorized officer on this 12th day of December, 2000.

WITNESS                                HANNAFORD BROS. CO.


                                       By:  /s/ Michael J. Strout
-----------------------------------        -------------------------------------
                                           Its Executive Vice President-Human
                                           Resources and Information Technology